   As filed with the Securities and Exchange Commission on September 9, 1996

                                                     Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM S-11

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1993

                               ------------------


                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

       (Exact Name of Registrant as Specified in the Governing Instrument)

                        50 California Street, Suite 2020
                             San Francisco, CA 94111
                    (Address of Principal Executive Offices)

                                THOMAS B. SWARTZ
                             Chief Executive Officer

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST
                        50 California Street, Suite 2020
                             San Francisco, CA 94111
                     (Name and Address of Agent for Service)

                                   Copies to:

 Stephen C. Ryan, Esq.                       Ronald Warner, Esq.
 Wilson, Ryan & Campilongo                   Thelen, Marrin, Johnson & Bridges
 115 Sansome Street, Suite 400               333 South Grand Avenue, Suite 3400
 San Francisco, CA 94104                     Los Angeles, CA 90071-3193
 Tel: (415) 391-3900                         Tel: (213) 621-9800
 Fax: (415) 954-0938                         Fax: (213) 623-4742

                               ------------------

        Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

                               ------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                               ------------------

     The Registrant hereby amends this Registration Statement so such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 9(a), may determine.

================================================================================

- --------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------

<CAPTIONS>

                                            Proposed
Title of                                    Maximum           Proposed           Amount
Securities               Amount             Offering          Maximum            Of
Being                    Being              Price             Offering           Registration
Registered               Registered         Per Share         Price              Fee
- ----------               ----------         ---------         -----              ---
Shares of Common Stock,
par value $.01           1,500,000          $10.00            $15,000,000

Shareholder Warrants
to Purchase Shares of
Common Stock               150,000          $ 0.00(1)               $0.00

Manager Dealer Warrants
to Purchase Shares of
Common Stock               150,000          $ 0.00(1)               $0.00

Shares of Common Stock,
issuable upon exercise
of Shareholder Warrants    150,000          $ 7.00(2)         $ 1,050,000

Shares of Common Stock,
issuable upon exercise
of Managing Dealer
Warrants                   150,000          $ 9.00(3)         $ 1,350,000

Total Fees Payable(4)                                         $17,400,000        $6,000

- ---------------

(1) No separate consideration is payable for the Warrants.

(2) Maximum price upon exercise of Shareholder Warrants.

(3) Maximum price upon exercise of Managing Dealer Warrants.

(4) The maximum number of Shares of Common Stock that can be issued initially and upon exercise of the Shareholder and Managing Dealer Warrants is 1,800,000 and their maximum offering price is $17,400,000. The registration fee for the Common Shares issuable is therefore $6,000.





         In addition, the Registrant has entered into Indemnity Agreements (Exhbit 10.2 hereto) with its officers and Directors. The Underwriting Agreement
Exhibit 1.1) also provides for indemnification by the Underwriters of the Trust, its Directors and officers and persons who control the Trust within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

Item 34. Treatment of Proceeds From Stock Being Registered

         Not Applicable

Item 35. Financial Statements and Exhibits

         (a) Financial Statements included in the Prospectus are:

             1. Pro-Forma Combined Financial Statement of Capital Alliance
                Income Trust, A Real Estate Investment Trust with Independent Auditor's Report as of December 31, 1994, December 31, 1995 and April 30, 1996.

         All schedules have been omitted because they are either not applicable, not required or the information required has been disclosed in the financial statements and related notes or otherwise in the Prospectus.

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

              Cross-Reference Sheet Showing Location in Prospectus
                    or Registration Statement of Information
                             Required by Items 1-29
                   (Pursuant to item 501(b) of Regulation S-K)

          Form S-11 Items Number and Caption                     Caption in Prospectus or Page Reference
          ----------------------------------                     ---------------------------------------
1.   Forepart of Registration Statement and
         Outside Front Cover Page of Prospectus...          Forepart of Registration Statement; Outside Front
                                                            Cover Page of Prospectus
2.   Inside Front and Outside Back Cover
         Pages of Prospectus......................          Inside Front Cover Page of Prospectus; Outside Back
                                                            Cover Page of Prospectus
3.   Summary Information, Risk Factors and
         Ratio of Earnings to Fixed Charges.......          Prospectus Summary; Risk Factors

4.   Determination of Offering Price..............          Outside Front Cover Page of Prospectus; Risk Factors;
                                                            Plan of Distribution

5    Dilution.....................................          *

6.   Selling Security Holders.....................          *

7.   Plan of Distribution.........................          Outside Front Cover Page of Prospectus; Plan of
                                                            Distribution; Dividend Reinvestment Plan


8.   Use of Proceeds..............................          Prospectus Summary; Estimated Use of Proceeds

9.   Selected Financial Data......................          Selected Financial Data and Comparative Share Data

10.  Management's Discussion and Analysis of
         Financial Condition and Results of
         Operations...............................          Management's Discussion and Analysis of Financial
                                                            Condition and Results of Operations

11.  General Information as to Registrant.........          Prospectus Summary; The Trust; Business

12.  Policy with Respect to Certain Activities....          Inside Front Cover Page of Prospectus; Risk Factors;
                                                            Business; Summary of Organizational Documents and

13.  Investment Policies of Registrant............          Securities; Additional Information

14.  Description of Real Estate...................          Prospectus Summary; Rick Factors; Business

15.  Operating Data...............................          Selected Financial Information and Comparative Per
                                                            Share Data; Index to Financial Statements

16.  Tax Treatment of Registrant and Its
         Security Holders.........................          Prospectus Summary; Risk Factors; Federal Tax
                                                                 Consideration; ERISA Investors

17.  Market Price of and Dividends on the
         Registrant's Common Equity and Related
         Stockholder Matters......................          Prospectus Summary; Risk Factors; Distributions and
                                                            Dividend Policy; Dividend Reinvestment Plan, Sources
                                                            of Additional Funds; Plan of Distribution

18.  Description of Registrant's Securities.......          Outside Front cover Page of Prospectus; Prospectus
                                                            Summary; Summary of Organizational Documents and
                                                            Securities; Federal Income Tax Considerations; ERISA
                                                            Investors

19.  Legal Proceedings............................          Business

20   Security Ownership of Certain Beneficial
         Owners and Management....................          Prospectus Summary; The Trust; Business

21.  Directors and Executive Officers.............          Management

22.  Executive Compensation.......................          Management

23.  Certain Relationships and Related
         Transactions.............................          Risk Factors; Business; Relationships with Affiliates

24.  Selection, Management and Custody of
         Registrant's Investments.................          Business; Risk Factors

25.  Policies with Respect to Certain Transactions          Risk Factors; Business; Relationships with Affiliates

26.  Limitations of Liability.....................          Rick Factors; Business


27.  Financial Statements and Information.........          Selected Financial Information; Index to Financial
                                                            Statements

28.  Interests of Names Experts and Counsel.......          Experts; Legal Matters

29.  Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities..............................          *

- -------------
* Not Applicable

                                CAPITAL ALLIANCE
                                  INCOME TRUST

                         1,500,000 SHARES COMMON STOCK
                         With Warrants to Purchase 150,000
                         Additional Common Shares.

      Capital Alliance Income Trust, A Real Estate Investment Trust (the "Trust") is a specialized mortgage banking firm, incorporated in Delaware that intends to qualify as a real estate investment trust ("REIT") for federal income tax purposes. In its existing portfolio lending business, the Trust invests primarily in collateral-oriented, high-yielding non-conforming home equity loans ("Home Equity Loans") secured primarily by first and second deeds of trust on single-family residences and two-to-four-unit residential properties located in California and other western states ("Mortgage Investment Business").

      The Trust, either directly, through a non-qualified REIT subsidiary, or indirectly, through a joint venture, and as an adjunct to its Mortgage Investment Business, also plans to utilize a portion of the proceeds of this offering to establish and conduct a wholesale non-conforming residential mortgage banking business specializing in non-conforming, B/C credit-rated residential mortgage loans ("Mortgage Conduit Business"). It is anticipated that the mortgage loans to be originated or purchased by the Mortgage Conduit Business initially will be packaged and sold in whole loan sales at a premium to institutional investors and ultimately may be securitized.

      THESE SECURITIES INVOLVE CERTAIN RISK FACTORS. (See "Risk Factors.") These risks include:

         -    General Lending Risks;

         - Effect of Competition and Demand for Non-Conforming Loans and Independent Mortgage Loan Brokers;

         - Consequences of Failure to Maintain REIT Status; Trust Subject to Tax as a Regular Corporation;


         -    No Prior Public Market for Common Stock;

         -    Planned Expansion and Formation of Mortgage Conduit Business;

         - Relationship with Capital Alliance Advisors, Inc. and Its Affiliates; Conflicts of Interest;

         -    Dividend Preferences;

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

- -------------------------------------------------------------------------------------------------------------------
                                                        Price           Underwriting            Proceeds
                                                     to the Public      Commissions(1)          to the Trust(2)
- -------------------------------------------------------------------------------------------------------------------
Per Share                                                  $10.00                $.60                   $9.40
     (Minimum investment 100 Shares)
Total Minimum (50,000 Shares)                         $500,000.00          $30,000.00             $470,000.00
Maximum if 1,500,000 Shares Sold (3)               $15,000,000.00         $900,000.00          $14,100,000.00
- -------------------------------------------------------------------------------------------------------------------

(See Notes to Table, Page 2)

     The holders of the Trust's outstanding Series "A" Preferred Shares (the "Preferred Shares") as a class have (1) a stated preferential, non-cumulative right to distributions declared each year by the Board of Directors and (2) a specified preference with respect to liquidating distributions. (See "Distributions to Shareholders" and "Summary of Organization Documents and Securities.")

     There is and will be no public market for the Common Shares (the "Shares") until the conclusion of this Initial Public Offering. The Trust is applying for listing of the Shares on the NASDAQ National Market System ("NASDAQ") subject to official notice of issuance. To satisfy NASDAQ's criteria for listing, until a minimum of $500,000 in subscription funds have been accumulated in escrow ("Minimum Subscription Level") with Golden Gate Bank ("Escrow"), San Francisco, California, and certain other conditions have been satisfied, the proceeds of the offering will remain on deposit with Escrow and will not be available for operations of the Trust. (See "Plan of Distribution.")

                    ----------------------------------------

                       BROOKSTREET SECURITIES CORPORATION

                  The Date of This Prospectus is _________________, 1996

                           (The cover page is continued on the following pages.)

       In addition to issuing Common Shares, the Trust will issue to shareholders Warrants to purchase additional Common Shares ("Shareholder Warrants" or "Warrants"). The Trust will issue one Shareholder Warrant for each 10 Common Shares purchased. However, no Shareholder Warrants will be issued as a result of purchases of Shares under the Trust's Dividend Reinvestment Plan. Each Shareholder Warrant entitles the holder to purchase one Common Share at $7.00 per Share. The Shareholder Warrants may be exercised during the twenty-fifth through the forty-eighth month following the effective date of this offering. Shareholder Warrants for fractional Shares will not be issued. (See "Summary of Organizational Documents and Securities: Description of Shareholder Warrants.")

       All Shares and Warrants will be held in uncertificated form during the offering period. Certificates evidencing ownership of Shares will be issued to requesting shareholders upon the conclusion of the offering and certificates evidencing ownership of Warrants will be issued to shareholders upon written request at the commencement of the Warrant exercise period. (See "Plan of Distribution.") The Shares and Warrants will be freely and separately transferable, except to the extent set forth under "Summary of Organizational Documents and Securities: Redemption of Shares and Prohibition of Transfer of Shares and Exercise of Warrants." The public offering price of the Shares and the exercise price of the Warrants have been determined arbitrarily by the Trust and Managing Dealer.

NOTES TO TABLE ON COVER PAGE:

(1) The Trust will pay retail commissions of up to 6% on the sale of Shares during the initial offering period. The Shares and Warrants will be offered through Brookstreet Securities Corporation, Irvine, California ("Managing Dealer" or "Brookstreet") and other selected selling agents (collectively the "Managing Dealers"). There is no firm commitment to purchase or sell any Shares or Warrants. The offering will terminate one year from the date hereof unless extended by the Trust for up to an additional year. (The Trust will pay broker/dealers $0.25 per share upon the exercise of Shareholder Warrants for costs associated with the exercise of warrants facilitated by such broker.) The Trust has agreed to indemnify the Broker/Dealers with respect to certain liabilities, including liabilities under the Securities Act of 1933 as amended (the "Act").

(2) Before expenses, estimated at $600,000, all of which are payable by the Trust. The Managing Dealer will also receive reimbursement for offering services which consist of expenses relating to legal, accounting, due diligence, printing expenses, a non-accountable underwriting fee of $35,000, and for other expenses relating to the registration, marketing and distribution of the offering (other than retail sales commissions). This reimbursement is limited to $0.30 per Share for each Share sold during the Initial Public Offering. The Managing Dealer will also receive a non-accountable expense allowance equal to $0.10 per share. No retail sales commission will be paid to the selling broker/dealers on Shares purchased through the Dividend Reinvestment Plan.

       The Managing Dealer or its designees will also receive Warrants to purchase up to 150,000 Common Shares ("Managing Dealer Warrants" or "Warrants"). Each Managing Dealer Warrant entitles the holder to purchase one Common Share at $9.00 per Share and may be exercised from the twenty-fifth through the forty-eighth month following the date of this offering.

(3) If 1,500,000 Shares and 150,000 Shareholder Warrants are issued and all Shareholder Warrants are exercised at $7.00 per Share, the "Price to the Public" of all securities sold hereunder will be increased to $16,050,000 and the "Proceeds to the Trust" will be increased to $15,112,500. If less than all the Warrants are exercised, these amounts will be correspondingly decreased.

       SPECIAL NEW YORK REQUIREMENTS. Each purchaser of Shares in New York must certify that the purchaser has either (i) a minimum annual gross income of $35,000 and a net worth at fair market value of at least $35,000 (exclusive of equity in home, home furnishings and personal automobile), or (ii) a net worth of $10,000 (similarly defined). No purchaser of Shares in New York may initially purchase less than 250 Shares ($2,500) (100 Shares [$1,000] for IRA investments).

       NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF SOLICITATION IN ANY STATE OR OTHER JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR

SOLICITATION IN THAT STATE OR JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT NO CHANGE IN THE AFFAIRS OF THE TRUST HAS OCCURRED SINCE THE DATE HEREOF. IF, HOWEVER, ANY MATERIAL CHANGE IN THE TRUST'S AFFAIRS OCCURS DURING THE TIME THIS PROSPECTUS IS REQUIRED TO BE DELIVERED, THE TRUST WILL AMEND OR SUPPLEMENT THIS PROSPECTUS APPROPRIATELY.

       SUPPLEMENTS UPDATING THIS PROSPECTUS WILL BE CONTAINED INSIDE THE BACK COVER.

       THE TRUST INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY ITS INDEPENDENT AUDITORS AND QUARTERLY REPORTS FOR THE FIRST THREE QUARTERS OF EACH FISCAL YEAR CONTAINING UNAUDITED FINANCIAL INFORMATION.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY ...................................................         5
     The Trust .......................................................         5
     Management ......................................................         6
     Distributions and Dividend Policy;
         Dividend Reinvestment Plan ..................................         6
     The Offering ....................................................         8
RISK FACTORS .........................................................         9
     Lending Risks and Related
         Considerations ..............................................         9
     Business Risks and Related Considerations .......................        11
     Tax and Regulatory Risks and Related
         Considerations ..............................................        13
     Financing Risks and Related
         Considerations ..............................................        14
     Conflicts of Interest and Related
         Considerations ..............................................        15
THE TRUST ............................................................        17
ESTIMATED USE OF PROCEEDS ............................................        18
SOURCES OF ADDITIONAL FUNDS ..........................................        19
DISTRIBUTIONS AND DIVIDEND POLICY;
DIVIDEND REINVESTMENT PLAN ...........................................        20
CAPITALIZATION .......................................................        22
SELECTED FINANCIAL INFORMATION
     AND COMPARATIVE SHARE DATA ......................................        23
MANAGEMENT'S DISCUSSION AND
     ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS .......................................        27
     General .........................................................        27
     Results of Operations; Capital Alliance
         Income Trust I ..............................................        28
     Results of Operations; Capital Alliance
         Income Trust II .............................................        28
     Inflation .......................................................        29
     Liquidity and Capital Resources .................................        29
BUSINESS .............................................................        31
     General .........................................................        31
     Mortgage Investment Business ....................................        32
     Mortgage Conduit Business .......................................        33
     Hedging .........................................................        36
     Loan Servicing ..................................................        36
     Competition .....................................................        36
     Regulation ......................................................        37
     Employees .......................................................        38
     Properties ......................................................        38
     Legal Proceedings ...............................................        38
MANAGEMENT ...........................................................        39
     Directors and Officers ..........................................        39
     The Manager .....................................................        41
     Management Agreement ............................................        43
     Management Compensation .........................................        43
     Management Expenses .............................................        43
     Limits of Responsibility ........................................        44
     Home Equity Loan Origination and Loan
         Servicing Agreement .........................................        44
     Origination and Servicing Expenses ..............................        44
RELATIONSHIPS WITH AFFILIATES ........................................        45
     Arrangements and Transactions with CAAI .........................        45
     Investment in Related Mortgage
     Banking Firm ....................................................        45
     Sale and Purchase of Loans ......................................        45
SUMMARY OF ORGANIZATIONAL
     DOCUMENTS AND SECURITIES ........................................        46
     Description of Shares ...........................................        47
     Dividend Preferences ............................................        47
     Directors .......................................................        48
     Amendment of the Certificate of
         Incorporation and Bylaws ....................................        48
     Shareholder Limited Liability ...................................        48
     Redemption of Shares and Prohibition of
         Transfer of Shares and Exercise of
         Warrants ....................................................        49
     Reports to Shareholders and Rights of
         Examination .................................................        49
     Description of Shareholder and Managing Dealer
     Warrants ........................................................        49
FEDERAL TAX CONSIDERATIONS ...........................................        51
     Taxation of the Trust ...........................................        51
     Record keeping Requirements .....................................        56
     Failure to Qualify ..............................................        56
     Taxation of Taxable U.S. ........................................
         Stockholders Generally ......................................        56
     Information Reporting and
         Backup Witholding ...........................................        57
     Taxation of Tax-Exempt Stockholders .............................        58
     Taxation of Non-U.S. Stockholders ...............................        58
     Other Tax Consequences ..........................................        59
ERISA CONSIDERATIONS .................................................        60
     Fiduciary and Prohibited
         Transaction Considerations ..................................        60
     Plan Asset Issue ................................................        60
PLAN OF DISTRIBUTION .................................................        62
     Sales Material ..................................................        63
LEGAL MATTERS ........................................................        64
EXPERTS ..............................................................        65
ADDITIONAL INFORMATION ...............................................        66
GLOSSARY .............................................................        67
DIVIDEND REINVESTMENT PLAN ...........................................        72
INDEX TO FINANCIAL STATEMENTS ........................................        75
HOW TO INVEST; ORDER FORM ............................................       115

                               PROSPECTUS SUMMARY

       The following summary is qualified in its entirety by the more detailed information and financial statement appearing elsewhere in this Prospectus. Capitalized and certain other terms used in this Prospectus are defined in the "Glossary."

THE TRUST:                 Capital Alliance Income Trust, A Real Estate
                           Investment Trust (the "Trust" or "CAIT") is a specialized mortgage banking firm which is in the business - as a portfolio lender - of originating, purchasing and servicing collateral-oriented, high-yielding non-conforming, B/C (or less) credit-rated home equity loans secured primarily by first and second deeds of trust on single-family residences and two-to-four unit residential properties located in California and other western states ("Home Equity Loans") ("Mortgage Investment
                           Business").

                           The Trust, which will elect to be taxed as a REIT, resulted from the consolidation in April 1996 of two private affiliated mortgage lending firms. The Trust was incorporated in Delaware in 1995. The predecessors to the Trust were formed and managed by Capital Alliance Advisors, Inc. ("CAAI"), which is also the Manager of the Trust, and began making Home Equity Loans in 1991 and 1995, respectively. As of May 1, 1996, the Trust had a combined loan portfolio of 59 Home Equity Loans, aggregating $4,757,895 in principal amount with a Combined-Loan-to-Value Ratio of 64.27%, and average loan size of $82,032, and an average weighted yield of $13.43%. 51.92% of the portfolio were first deeds of trust and 48.08% were second deeds of trust.

                           The Trust also plans, with a portion of the proceeds of this Offering to establish and conduct a wholesale non-conforming residential mortgage banking business specializing in B/C credit rated residential mortgage loans which are originated in accordance with its underwriting guidelines ("Mortgage Conduit Business"). The REIT Provisions of the Code limit the amount of capital which the Trust may invest in the Mortgage Conduit Business to 5% of the value of the Trust's total assets. On formation of the Mortgage Conduit Subsidiary, CAAI will own all of the voting common stock and a 1% economic interest in the Mortgage Conduit Subsidiary. The Trust will own all of the non-voting preferred stock representing 99% of the economic interest in the Mortgage Conduit Subsidiary. CAAI will have the power to elect all of the directors of the Mortgage Conduit Subsidiary and the ability to control the outcome of all matters for which the consent of the holders of the common stock of such subsidiary is required. The Mortgage Conduit Business will be conducted either directly, through a non-qualified REIT subsidiary, or indirectly through a joint venture which may be with Sierra Capital Acceptance ("SCA"), an affiliated company in which the Trust holds a strategic investment or with an unaffiliated third-party wholesale mortgage banking firm. It is anticipated that the mortgage loans to be originated or purchased by the Mortgage Conduit Business initially will be packaged and sold in whole loan sales at a premium to institutional investors and ultimately may be securitized. Management believes that the Trust's Mortgage Investment Business will compliment its Mortgage Conduit Business by providing it with a reliable investor for a portion of its loan sales and that the Mortgage Conduit Business will provide a continuing source of Home Equity Loans to the Mortgage Investment Business.

                           The Trust's principal sources of income from its Mortgage Investment Business are the interest from its investment portfolio of Home Equity Loans and the fees associated with their origination. The Trust's principal sources of income from its Mortgage Conduit Business will be gains recognized on the sale of B-C credit Mortgages ("B-C Mortgages"), the net spread between interest earned on B-C mortgages and the interest charges associated with borrowings used to finance such loans pending their sale, and fees associated with their origination.

                           The Trust's principal executive office is 50
                           California Street, Suite 2020, San Francisco, California 94111 (Telephone (415) 288-9575).

MANAGEMENT:                Capital Alliance Advisors, Inc. ("Manager" and
                           "CAAI"), formed in 1989 in California, will oversee the day-to-day operations of the Trust, subject to the supervision of the Trust's Board of Directors and pursuant to a Management Agreement (the "Management
                           Agreement") which will become effective on the effective date of this Offering. The Manager employs all of the personnel who conduct the Trust's Mortgage
                           Investment Business and will employ the personnel who will conduct its Mortgage Conduit Business subsidiary- unless such personnel are directly employed by the Mortgage Conduit Business.

                           The Manager and its principals and officers, who are also officers and directors of the Trust, collectively have substantial experience in originating, purchasing, financing, servicing and investing in Home Equity Loans and B/C credit-rated residential mortgages. Also, Messrs. Swartz and Konczal collectively have extensive experience in the management and operations of publicly-held REITs, in real estate asset management and financing, and in providing real estate investment advisory services as a real estate investment fiduciary for both public and private real estate investment companies and REITs. The Manager is a licensed real estate broker in California. (See "The Trust", "Management - The Manager - Relationships with Affiliates").

                           The Manager will be entitled to receive as compensation for its services to the Trust's Mortgage Investment Business (1) a per annum Base Management Fee payable monthly in arrears in an amount equal to 1% of the gross Mortgage assets plus 1/2% of cash or equivalent assets of the Trust for general supervisory, administrative and management services; and (2) a per annum combined Loan Origination and Loan Servicing Fee, payable monthly in an amount equal to 2% of the Gross Mortgage Assets of the Trust for loan origination and servicing services. All origination "points" charged in connection with the closing of Home Equity Loans (other than those retained by the referring brokers) will be paid to the Trust. The Manager and its principals will also be entitled to receive certain miscellaneous fees (i) from borrowers which are customarily payable in connection with the origination and servicing of mortgage loans; (ii) for other services requested by the Trust pursuant to separate agreements approved by the Board of Directors (such as property management fees and real estate brokerage commissions in connection with the management and disposition of foreclosure property); and (iii) for services rendered to the Mortgage Conduit Business. (See "Management - The Manager".)

DISTRIBUTIONS AND          The Trust's capital structure consists of both Series
DIVIDEND POLICY;           A Preferred Shares ("Preferred Shares") and Common
DIVIDEND REINVESTMENT      Shares. There are 643,730 Preferred Shares issued and
PLAN:                      outstanding and a maximum of 1,500,000 Common Shares
                           together with Warrants to purchase an additional
                           300,000 Common Shares may be issued in this offering
                           (See "Plan of Distribution"). There were no Common
                           Shares or Warrants outstanding prior to this Offering.

                           The Preferred Shares , as a class, have a non-cumulative preferential right to such distributions as are declared each year. (See "Summary of Organizational Documents and Securities - "Distribution Preference".) The Distribution

                           Preference is equal to an annualized return on the Adjusted Net Capital Contributions of the Preferred Shares which is equal to the lesser of 10.25 % or a rate equal to 150 basis points over the Prime Rate or the amount legally available for distribution by the Trust. The Trust commenced payment of distribution to the Preferred Shareholders on May 16, 1996 in an amount equal to the current Distributions Preference (which equals 9.75% of the Net Capital Contributions attributable to the Preferred Shares ($9.50). It is anticipated that such distributions will continue at the same rate on a monthly basis. The holders of the Common Shares, on a per share basis, are generally entitled to the next such distributions up to an amount equal to that paid to the holders of the Preferred Shares, on a per share basis. The Trust, to comply with the REIT Provisions of the Code, intends to and must distribute 95% or more of its net taxable income (which does not necessarily equal net income as calculated in accordance with GAAP) to its stockholders each year to comply with the REIT provisions of the Code. Accordingly, Excess Distributions on the Preferred and Common Shares will be made at the end of each year if 95% of the Trust's net taxable income has not theretofore been declared as a Distribution and any Excess Distributions made on a payment date generally will be allocated such that the per share distributions to the Preferred Shares and Common Shares for that payment date will be the same per share.

                           The holders of Preferred Shares as a class will receive all declared liquidating distributions ("Liquidating Distributions") until they have recovered their entire Adjusted Net Capital Contribution per Preferred Share as Liquidating Distributions. The holders of Common Shares will as a class be entitled to all subsequent Liquidating Distributions until they have recovered their Adjusted Net Capital Contribution per Common Share in a similar manner. Any remaining Liquidating Distributions generally will then be shared pro-rata by the holders of Common Shares and Preferred Shares. (See "Summary of Organizational Documents an Securities" and "Distributions to Shareholders.")

                           Once the Minimum Subscription Level is reached and the escrow conditions are met, Net Escrow Interest will be paid to Common shareholders from escrow if such Net Escrow Interest allocable to a Shareholder is at least $10.00. Otherwise, the funds will be paid to the Trust (although, in the case of shareholders electing to participate in the Trust's Dividend Reinvestment Plan, the interest earned, including that exceeding $10.00, will be invested in additional Common Shares) (See "Plan of Distribution".) After the Trust has achieved the Minimum Subscription Level the Trust intends to pay dividends on Common Shares on at least a quarterly basis as determined by the Directors. The Directors intend to adopt a dividend policy which will provide for distributions per Common Share at a rate approximately equivalent to rates being paid by money market funds from the time the Trust raises $500,000 (or such other amount as may be approved by the NASD) until substantially all of the capital contributions of investors are invested in Home Equity Loans. The actual timing and amount of dividends will be determined by the Directors based on, among other things, the Trust's earnings, cash flow, operations, and financial condition.

                           The Trust's predecessors from December 1991 through April 1996 paid 53 regular consecutive monthly distributions to the Preferred Shareholders (formerly Class "A" Shares of the Trust's predecessors) at rates ranging from 10.50% to 11% of Net Capital Contributions per Class "A" Share. Commencing May 16, 1996, the Trust began making distributions to Preferred Shareholders at the rate of 9.75% of the Net Capital Contribution per Preferred Share (the current

                           Distribution Preference) and has made consecutive monthly distributions to the Preferred Shareholders at such rate since that date. The Net Capital Contribution per Preferred Share is $9.50. The Board of Directors has not established an initial or minimum distribution level for the Common Shares.

                           The Trust has adopted a Dividend Reinvestment Plan ("DRP") that allows shareholders who have enrolled in the DRP to reinvest their dividends automatically in Common Shares of the Trust. Until the termination of the Initial Public Offering and the Common Shares commence trading on NASDAQ-NMS, Shares acquired under the DRP will be purchased directly from the Trust at $9.60 per Share. After the Common Shares commence trading on NASDAQ-NMS, the DRP will acquire outstanding Common Shares in the open market to the extent available. (See "Distributions and Dividend Reinvestment Plan.")




THE OFFERING:  Common Shares Offered by the Trust(1)..............................1,500,000 Shares

               Common Stock to be Outstanding after
               the Offering..........................................................50,000 Shares
                                                                                          (Minimum)
                                                                                  1,500,000 Shares
                                                                                          (Maximum)
               Use of Proceed...............................................To provide funding for
                                                              Trust's Mortgage Investment Business,
                                                                  for its planned Mortgage Conduit
                                                       Business and for general corporate purposes.
               NASDAQ NMS Symbol(2).........................................................."CAIT"

- --------

     (1) Does not include up to 300,000 Common Shares reserved for issuance upon exercise of Shareholder and Managing Dealer Warrants. Shareholder Warrants to acquire up to 150,000 Common Shares have a 4 year term and Managing Dealer Warrants to acquire up to 150,000 Common Shares have a 4 year term. (See "Capitalization" and "Summary of Organizational Documents and Securities").

      (2) Listing on NASDAQ National Market System is being applied for and is pending.

- -------------------------------------------------------------------------------
                                  RISK FACTORS
- -------------------------------------------------------------------------------

       In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered before making an investment in the Trust. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Trust's actual results could differ materially from those anticipated in these forward-looking statement as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

LENDING RISKS AND RELATED CONSIDERATIONS.

       General. The lending business is subject to various business risks, including, but not limited to, the following: the risk that borrowers will not satisfy their debt service payments; the risk that appraisals of property securing loans originated or purchased by the Trust will not reflect the property's actual value, either due to valuation errors or fluctuations in the value of real estate and that, upon liquidation of real estate owned or properties securing loans, the Trust may suffer a loss; and the risk that changes in interest rates after the origination of a loan and prior to the sale of such loan may narrow the spread between the variable interest rates the Trust will pay in its planned Mortgage Conduit Business pursuant to loans that are warehoused pending their sale (i.e., pledged to lenders as collateral for short-term lines of credit or warehouse lines) and the interest rates paid by borrowers. A decrease in interest rates also could cause an increase in the rate at which outstanding loans are prepaid. In addition, with respect to Home Equity Loans that are second mortgage loans, the Trust's security interest in the property securing its loan is subordinated to the interest of a first mortgage lender. If the value of the property securing a second mortgage loan is not sufficient to repay the borrower's obligation to the first mortgage holder upon foreclosure, there will be no realizable value in such property to satisfy the borrower's obligation to the Trust. Similarly, if the value of the property securing a mortgage loan declines sufficiently over time, the realizable value in such property may be less than the borrower's obligation to the Trust. All or any one of the foregoing business risks could have an adverse effect on the Trust's operations.

       The Trust's Mortgage Investment Business may be adversely affected by periods of economic slowdown or recession which may be accompanied by decreased demand for consumer credit and declining real estate values. Any material decline in real estate values reduces the ability of borrowers to use home equity to support borrowings and increases the loan-to-value ratios of loans previously made by the Trust, thereby weakening collateral coverage and increasing the possibility of a loss in the event of default. Further, delinquencies, foreclosures and losses generally increase during economic slowdowns or recessions. Because of the Trust's focus on borrowers who have tarnished credit and who are unable or unwilling to obtain mortgage financing from conventional mortgage sources ("Non-conventional Borrowers"), the actual rates of delinquencies, foreclosures and losses on such loans could be higher under adverse economic conditions than those currently experienced in the conforming mortgage lending industry in general. Also, any sustained period of such increased delinquencies, foreclosures or losses could adversely affect the pricing of the Trust's whole loan sales in its planned Mortgage Conduit Business. In the course of its business, the Trust may acquire properties securing loans that are in default. Also, there is a risk that hazardous or toxic waste could be found on such properties. In such event, the Trust could be held responsible for the cost of cleaning up or removing such waste, and such cost could exceed the value of the underlying properties.

       Loans made to Non-conventional Borrowers may entail a higher risk of delinquency and higher losses than loans made to borrowers who utilize conventional mortgage sources. While many non-conforming lenders will accept loans with a Combined Loan-to-Value Ratio of 90% or more, the Trust believes that the underwriting criteria it employs, (particularly the maximum of 75% Combined Loan-to-Value Ratio of its Home Equity Loans and the 90% Test applied to all loans) are conservative and enable it to mitigate the higher risks inherent in loans made to Non-conventional Borrowers. However, no assurance can be given that such criteria or methods will afford adequate protection against such risks. In connection with its planned Mortgage Conduit Business, the Trust plans to engage in bulk whole loan sales. While the pools of loans sold by the Trust in its Mortgage Conduit Business will generally be sold on a non-resource basis with respect to economic interest and rate risk, such bulk whole loan sales will generally be made pursuant to agreements that provide for recourse by the purchaser against the Trust's Mortgage Conduit Business in the event of a breach of any representation or warranty made by the Trust's Mortgage Conduit Business, any fraud or misrepresentation during the mortgage loan origination process or upon early default on such mortgage loans. The Trust's Mortgage Conduit Business will generally try to limit the remedies of such purchasers to the remedies the Trust's Mortgage Conduit Business receives from the persons from whom the Trust's Mortgage Conduit Business purchases such mortgage loans. However, in some cases, the remedies available to a purchaser of mortgage loans may be broader than those available to the Trust's Mortgage Conduit Business against its seller, and should a purchaser exercise its remedies and rights against it, the Mortgage Conduit Business may not always be able to enforce whatever remedies it may have against its sellers.

       In the ordinary course of its business, the Trust is also subject to claims made against it by borrowers arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of fiduciary obligations, misrepresentations, errors and omissions of employees, officers and agents of the Trust (including its appraisers), incomplete documentation and failures by the Trust to comply with various laws and regulations applicable to its business. The Trust believes that any claims asserted in the future could result in legal expenses or liabilities which could have a material adverse effect on the Trust's results of operations and financial condition.

       Competition and Demand for Non-Conforming Mortgage Loans. The availability of mortgage loans meeting the Trust's criteria is dependent upon, among other things, the size of and level of activity in the residential real estate in either its Mortgage Investment Business or its Mortgage Conduit Business lending market and, in particular, the demand for non-conforming mortgage loans. The size and level of activity in the residential lending market depend on various factors, including the level of interest rates, regional and national economic conditions and inflation and deflation in residential property values, as well as the general regulatory and tax environment as it relates to mortgage lending. (See "Business -- Regulation.") To the extent the Trust is unable to obtain sufficient mortgage loans meeting its criteria, the Trust's businesses will be adversely affected.

       In general, lower interest rates prompt greater demand for mortgage loans, because more individuals can afford to purchase residential properties, and refinancing and second mortgage loan transactions increase. However, if low interest rates are accompanied by a weak economy and high unemployment, demand for housing and residential mortgage loans may decline. Conversely, higher interest rates and lower levels of housing finance and refinance activity may decrease mortgage loan purchase volume levels, resulting in decreased economies of scale and higher costs per unit, reduced fee income, smaller gains on the sale of non-conforming mortgage loans and lower net income during the accumulation phase.

       Although the Trust intends to seek geographic diversification throughout the Western United States of the properties underlying the Trust's mortgage loans held in the Mortgage Investment Business, it does not intend to set specific limitations on the aggregate percentage of its portfolio composed of such properties located in any one area (whether by state, zip code or other geographic measure). Concentration in any one area will increase exposure of the Trust's portfolio to the economic and natural hazard risks associated with such area. The Trust expects that the percentage of its assets secured by properties in California and held by the Trust in its Mortgage Investment Business as whole loans will constitute its greatest concentrations of such loans secured by properties located in any state. Home Equity Loans currently held in the Mortgage Investment Business are concentrated primarily in San Diego county and the San Francisco Bay Area.

       Dependence on Independent Mortgage Loan Brokers. The Trust, through its Manager, depends largely on independent mortgage loan brokers, financial institutions and mortgage bankers for its originations and purchases of mortgage loans in both its Mortgage Investment Business and its planned Mortgage Conduit Business. The Trust's competitors also seek to establish relationships with such independent mortgage brokers, financial institutions and mortgage bankers, none of whom is contractually obligated to continue to do business with the Trust.

       Changes in Interest Rates. Profitability may be directly affected by the level of and fluctuations in interest rates which affect the Trust's ability to earn a spread between interest received on its loans held for investment and its cost of capital in its Mortgage Investment Business or for loans held for sale in its planned Mortgage Conduit Business and rates paid on warehouse lines. A substantial and sustained increase in interest rates could adversely affect the Trust's ability to originate and purchase loans. A significant decline in interest rates could increase the level of loan prepayments. Such losses could be magnified if the Trust's Mortgage Conduit Business were to securitize its loans. Substantially all variable rate mortgages to be originated or purchased by the Trust, either in its Mortgage Investment or Conduit Business will include a "teaser" rate, i.e., an initial interest rate significantly below the fully indexed interest rate at origination. Although these loans are underwritten at the fully indexed rate at origination, borrowers may encounter financial difficulties as a result of increases in the interest rate over the life of the loan.

BUSINESS RISKS AND RELATED CONSIDERATIONS.

       Competing Mortgage Banking Firms. As a marketer of mortgage loans, the Trust faces intense competition, primarily from mortgage banking companies, commercial banks, credit unions, thrift institutions, finance companies and other private lenders. Many of these competitors are substantially larger and have more capital and other resources than the Trust. Competition can take many forms, including convenience in obtaining a loan, customer service, marketing distribution channels and loan pricing. Furthermore, the current level of gains being realized in the mortgage banking industry on the sale of the type of loans the Trust's Mortgage Conduit Business plans to originate and purchase is attracting and may continue to attract additional competitors into this market with the possible effect of lowering gains that may be realized on the Trust's Mortgage Conduit Business loan sales. Competition may be affected by fluctuations in interest rates and general economic conditions. During periods of rising rates, competitors which have locked in low borrowing costs may have a competitive advantage. During periods of declining rates, competitors may solicit the Trust's customers to refinance their loans. (See "Business - Competition").

       Limited History of Independent Operations. The Trust through its predecessors commenced operations in January 1991. Although the Trust's predecessors and the Trust have been profitable for each year since inception and have experienced growth in mortgage loan originations and total revenues relative to prior years, there can be no assurance that the Trust will be profitable in the future or that these rates of growth will be sustainable or are indicative of future results.

       While the loans originated and purchased by the Trust to date have been outstanding for a relatively short period of time, the favorable loss experience of the Trust's loans to date may not be indicative of future results. However, as the Trust extends the maturities of its mortgage loans to up to 15 years, the Manager believes that the Trust will be able to maintain or improve the loan loss ratio at its present level as the portfolio becomes more seasoned and maturities extended.

       Future Revisions in Policies and Strategies at the Discretion of the Board of Directors. The Board of Directors has established the investment policies and operating policies and strategies set forth in this Prospectus as the investment policies and operating policies and strategies of the Trust. However, any of the policies, strategies and activities described in this Prospectus may be modified or waived by the Board of Directors, without stockholder consent. The Board of Directors may amend the Trust's Bylaws without stockholder consent.

       Planned Expansion. The Trust's growth to date is primarily due to increased mortgage origination activities as its capital base has expanded. The Trust intends to continue to pursue a growth strategy for the foreseeable future in both its Mortgage Investment Business and its planned Mortgage Conduit Business. Such expansion and its operating results will depend on the Trust's ability to expand its mortgage origination, purchasing and sales activities. The Trust plans to continue its loan origination growth in its Mortgage Investment Business by expanding its lending area, through CAAI's expansion of its cooperating broker network, and establishment of correspondent relationships and through loan originations and purchases from its planned Mortgage Conduit Business. The establishment of the Mortgage Conduit Business will also require either the establishment of a joint venture with or acquisition of a wholesale mortgage firm or the establishment of such a firm. Each of these alternatives will require additional personnel and assets and the establishment of expanded loan broker and loan correspondent networks. Although the Manager's principals have previously established similar operations in SCA and SCA is currently operating at a profitable level, there can be no assurance that the Trust and its Manager will be able to successfully expand and operate such ventures, programs and networks profitably. There can be no assurance that the Trust will anticipate and respond effectively to all of the changing demands that its expanding operations will have on the Trust's management, information and operating systems, and the failure to adapt its systems could have a material adverse effect on the Trust's result of operations and financial condition. There can be no assurance that the Trust will successfully achieve its planned expansion or, if achieved, that the expansion will result in profitable operations.

       Limited Liability of Directors and Indemnification. The Directors are directors of a Delaware corporation, and, as such, are required to perform their duties with respect to the Trust's business in good faith, and in a manner believed by the Directors to be in the best interests of the Trust. Pursuant to the Delaware General Corporation Law, the Directors are not personally liable to any person, other than the Trust or a Shareholder, for any act, omission or obligation of the Trust or any director thereof, except for liability arising from his own willful misfeasance, bad faith, gross negligence or disregard of duty. The Trust's officers, employees and agents are also required to act in good faith and in a manner believed by them to be in the best interests of the Trust in handling its affairs.

       The Directors intend to obtain insurance at Trust expense in reasonable amounts and to the extent that it is available at economical costs, against losses arising from tort claims or other claims that may be made against a Director, officer, employee or other agent of the Trust. Under its Certificate of Incorporation and individual indemnification agreements, the Trust will indemnify its Directors, officers and employees; and will indemnify the Manager and its Affiliates against all liabilities incurred in connection with their serving in such capacities. Generally, any director, officer or employee and the Manager and its Affiliates will be entitled to indemnification, unless it is determined that its or their conduct was in violation of law, was deliberately dishonest, or constitutes willful misconduct. Other agents of the Trust may be indemnified on the same basis in the discretion of the Directors in the specific case. The Trust intends to enter into contracts which provide indemnity to its Directors and officers and agents, including the Manager, as permitted by the Certificate of Incorporation. Such indemnification provisions do not affect the availability of equitable remedies, such as the rescission of an improper contract or an injunction to prevent a threatened action. Shareholders, accordingly, would be entitled to more limited rights of action than they will have absent the Certificate of Incorporation's limitations of Directors', officers' and agents' liability and such indemnification agreements.

       No Prior Public Market For Common Stock. Prior to this Offering, there has been no public market for the Common Stock of the Trust. Although the Trust intends to apply for listing of the Common Stock on the NASDAQ National Market System, there can be no assurance that an active public trading market for the Common Stock will develop after the Offering or that, if developed, it will be sustained. The public offering price of the Common Stock offered hereby has been determined by negotiations between the Trust and the Managing Broker Dealer and may not be indicative of the price at which the Common Stock will trade after the Offering. (See "Plan of Distribution"). Consequently, there can be no assurance that the market price for the Common Stock will not fall below the initial public offering price.

       Possible Volatility of Stock Price; Effect of Future Offerings on Market Price of Common Stock. The market price of the Common Stock may experience fluctuations that are unrelated to the Trust's operating performance. In particular, the price of the Common Sock may be affected by general market price movements as well as developments specifically related to the consumer finance industry such as, among other things, interest rate movements.

       The Trust may increase its capital by making additional private or public offerings of its Common Stock, securities convertible into its Common Stock, preferred stock or debt securities. The actual or perceived effect of such offerings, the timing of which cannot be predicted, may be the dilution of the book value or earnings per share of the Common Stock outstanding, which may result in the reduction of the market price of the Common Stock.

       Dividend Preferences. The Preferred Shares are entitled to the Current Distribution Preference each quarter. In order to permit the concurrent payment of Current Distributions on both Common Shares and Preferred Shares, the Trust, assuming sufficient funds are available, intends to declare a dividend on the Preferred Shares equal to the Current Distribution Preference for the entire quarter before declaring or paying any dividends on the Common Shares. This declaration will have the effect of creating a liability of the Trust based on the number of Preferred Shares than outstanding. This liability will reduce the amount otherwise legally available for distributions on the Common Shares. The Trust anticipates, however, that this action will not have the effect of actually limiting the amount of distributions to be declared and paid on the Common Shares, since it is also anticipated that it will have sufficient funds available for, and be able to legally declare and pay, those distributions, although non assurance can be given in this regard.

       The Preferred Shares are also generally entitled to specified preferences with respect to any declared Liquidating Distributions. Those distributions will not be made to the holders of Common Shares unless Preferred Share preferences have been satisfied, and those preferences therefore, could delay or permanently preclude the Common Shares' receipt of those distributions. (See "Summary of Organizational Documents and Securities").

       Although the Certificate of Incorporation creates the above-described preferences for shareholders, the shareholders are entitled to those preferences only to the extent that dividends are actually declared by the Directors. No rights will accrue to shareholders as a result of the failure of the Directors to declare dividends in the amount of their preferences.

TAX AND REGULATORY RISKS AND RELATED CONSIDERATIONS.

       Consequences of Failure to Maintain REIT Status; Trust Subject to Tax as a Regular Corporation. In order to maintain its qualification as a REIT for federal income tax purposes, the Trust must continually satisfy certain tests with respect to the sources of its income, the nature and diversification of its assets, the amount of its distributions to stockholders and the ownership of its stock.

       Since commencement of its operations, the Trust has operated and in the future intends to operate so as to qualify as a REIT for federal income tax purposes. To qualify as a REIT, the Trust must satisfy a series of complicated tests related to the nature of its assets and income and it must also distribute substantially all of its income (as special defined for these purposes) to its stockholders. If the Trust fails to qualify as a REIT in any taxable year and certain relief provisions of the Code do not apply, the Trust would be subject to federal income tax as a regular, domestic corporation, and its stockholders would be subject to tax in the same manner as stockholders of such corporation. Distributions to stockholders in any year in which the Trust fails to qualify as a REIT would not be deductible by the Trust in computing its taxable income. As a result, the Trust could be subject to income tax liability, thereby significantly reducing or eliminating the amount of cash available for distribution to its stockholders. Further, the Trust could also be disqualified from re-electing REIT status for the four taxable years following the year during which it become disqualified.

       No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the Trust's qualification as a REIT or the federal income tax consequences of such qualification. (See "Federal Tax
Considerations").

       Regulation of Lending Activities and Changing Regulatory Environment. The operations of the Trust are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates, insurance coverages and charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. Although the Trust believes that its Mortgage Investment Business is in compliance in all material respects with applicable local, state and federal laws, rules and regulations, and that its planned Mortgage Conduit Business will conduct its business in the same manner, there can be no assurance that more restrictive laws, rules and regulations will not be adopted in the future which could make compliance much more difficult or expensive, restrict the Trust's ability in its separate businesses to originate or sell loans, further limit or restrict the amount of interest and other charges earned under loans originated or purchased by the Trust, or otherwise adversely affect the business or prospects of the Trust. (See "Business - Regulation").


       Also, members of Congress and government officials have from time to time suggested the elimination of the mortgage interest deduction for federal income tax purposes, either entirely or in part, based on borrower income, type of loan or principal amount. Because many of the Trust's loans are made to borrowers for the purpose of consolidating consumer debt or financing other consumer needs, the competitive advantages of tax deductible interest, when compared with alternative sources of financing, could be eliminated or seriously impaired by such government action. Accordingly, the reduction or elimination of these tax benefits could have a material adverse effect on the demand for loans of the kind offered by the Trust.

       The Trust anticipates that its loan originations and purchases, other that short-term Home Equity Loans in its Mortgage Investment Business, will be primarily variable rate mortgage loans which do not carry the inherent interest rate risk of fixed-rate loans. As the Trust's production of fixed-rate mortgage loans increases, the Trust will implement various hedging strategies. Future hedging transactions may include short and forward selling of U.S. Treasury securities, forward sales of mortgage loans, interest rate caps and floors and buying and selling of futures and options on futures. The nature and quantity of hedging transactions are determined by the Trust's management based on various factors, including market conditions and the expected volume of mortgage loan originations and purchases. No assurance can be given that such hedging transaction will offset the risks of changes in interest rates, and it is possible that there will be periods during which the Trust could incur losses after accounting for its hedging activities. (See "Business - Hedging").

       Investment Company Act Risk. The Trust at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act. Accordingly, the Trust does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act exempts entities that are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interest"). Under the current interpretation of the staff of the Commission, in order to qualify for this exemption, the Trust must maintain at least 55% of its assets directly in mortgage loans, and certain other Qualifying Interests in real estate. The Trust does not intend to invest in or issue mortgage securities with respect to an underlying pool of mortgages, mortgage securities which would not qualify as Qualifying Interests for purposes of the 55% requirement. If the Trust fails to qualify for exemption from registration as an investment company, its ability to use leverage in its Mortgage Investment Business would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption could have a material adverse effect on the Trust.

FINANCING RISKS AND RELATED CONSIDERATIONS.

       Availability of Funding Sources; Financing Risks. Financial service companies like the Trust have a constant need for capital to finance their lending activities. The Trust's planned Mortgage Conduit Business will fund the majority of its loan origination and purchasing activities by selling substantially all of the loans it originates and purchases to institutional investors and by borrowing on warehouse lines of credit secured by pledges of its loans, in most cases until the pledged loans are sold and the lenders repaid. Accordingly, any substantial reduction in the size of the secondary markets for the Mortgage Conduit Business loans could have a material adverse effect on the Mortgage Conduit Business operations.

       While the Trust expects to be able to obtain financing for its Mortgage Conduit Business, there can be no assurance that financing will be obtainable on favorable terms. To the extent that the Mortgage Conduit Business is not successful in selling its loans into the secondary markets for such loans or in arranging new financing, it may have to curtail its loan origination and purchasing activities, which could have a material adverse effect on its operations.

       The REIT Provisions of the Code require the Trust to distribute to its stockholders substantially all of the its net earnings. As a result, such provisions restrict the Trust's ability to retain earnings and replenish the capital committed to its business activities. The REIT provisions of the Code also limit the amount of capital which the Trust may invest in its planned Mortgage Conduit Business up to 5% of the value of the Trust's total assets. The Trust will take measures to prevent the value of its planned investment in the Mortgage Conduit Business to exceed 5% of the value of the Trust's assets at the end of each calendar quarter. (See "Federal Tax Considerations").

       It is expected that reverse repurchase agreements or a secured line of credit will be the principal financing devices utilized by the Trust to leverage its mortgage loan portfolio. A reverse repurchase agreement, although structured as a sale and repurchase obligation, acts as a financing under which the Trust effectively pledges its mortgage loans as collateral to secure a short-term loan. Generally, the other party to the agreement will make the loan in an amount equal to a percentage of the market value of the pledged collateral. At the maturity of the reverse repurchase agreement, the Trust is required to repay the loan and correspondingly receives back its collateral. Under reverse repurchase agreements, the Trust may retain the incidents of beneficial ownership, including the right to interest paid on the collateral. Upon a payment default under such agreements, the lending party may liquidate the collateral. The Trust expects that its borrowing agreements will require the Trust to pledge cash or additional mortgage loans in the event the market value of existing collateral declines. To the extent that cash reserves are insufficient to cover such deficiencies in collateral, the Trust may be required to sell assets to reduce the borrowings.

       The use of reverse repurchase agreements by lenders in the event of the insolvency or bankruptcy of the Trust, among other things, allows the creditor under such agreements to avoid the automatic stay provisions of the Bankruptcy Code and to foreclose on the collateral agreements without delay. In the event of the insolvency or bankruptcy of a lender during the term of a reverse repurchase agreement, the lender may be permitted, under the Bankruptcy Code, to repudiate the contract, and the Trust's claim against the lender for damages therefrom may be treated simply as one of the unsecured creditors. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, the Trust's ability to exercise its rights to recover its loans under a reverse repurchase agreement or to be compensated for any damages resulting from the lender's insolvency may be further limited by such statute rather than the Bankruptcy Code. The effect of these various statutes is, among other thing, that a bankrupt lender, or its conservator or receiver, may be permitted to repudiate or disaffirm its reverse repurchase agreements, and the Trust's claims against the bankrupt lender for damages resulting therefrom may be treated simply as one of an unsecured creditor. Should this occur, the Trust's claims would be subject to significant delay and, if and when received, may be substantially less than the damages actually suffered by the Trust.

       To reduce its exposure to the credit risk of reverse repurchase agreement lenders, the Trust will not only limit the amount of financing to 20% of its Net Capital Contributions, but it also intends to enter into such agreements with several different parties to reduce credit exposure. The Trust will monitor the financial condition of its reverse repurchase agreement lenders on a regular basis, including the percentage of mortgage loans that are the subject of reverse repurchase agreements with a single lender. Notwithstanding these measures, no assurance can be given that the Trust will be able to avoid such third party risks.

CONFLICTS OF INTEREST AND RELATED CONSIDERATIONS.

       Relationships with CAAI and its Affiliates; Conflicts of Interest. The Trust is subject to conflicts of interest arising from its relationship with its Manager, CAAI and its affiliates. The Trust will have five Directors, three of whom are principals of the Manager and one of whom is the president of the Managing Dealer. The Directors and the Manager will have sole discretion and authority to manage the affairs of the Trust. The Manager and its principals manage a private mortgage investment fund which has similar investment criteria to those of the Trust and with which the Trust may participate in connection with non-conforming mortgage loans. They also may engage in other business activities, investments or ventures, independently or with others, and are not obligated to devote all of their time to the Trust's affairs. In the event of the resignation or dissolution of the Manager or all of the Directors, the Trust would continue and the Shareholders would be entitled to elect successor Directors who could, in turn, retain a new Manager. (See "Summary of Organizational Documents and Securities"). The success of the operation of the Trust depends in large part upon the services and knowledge of officers and directors of Capital Alliance Advisors, Inc. The loss of one or more of certain of those officers' services for any reason could have a material adverse effect on the Trust. The Trust will carry key man insurance for CAAI on the lives of Messrs. Swartz, Thompson and Konczal. If their services become unavailable for any reason, it may be difficult or impossible for the Trust to find a suitable replacement.

       CAAI through its affiliation with Sierra Capital Companies and its affiliates, also has interests that may conflict with those of the Trust in fulfilling certain duties. (See "Management - the Manager"). In addition, Messrs. Swartz, Thompson and Konczal, the officers and Directors of CAAI are also officers and Directors of the Trust. (See "Management: Directors and Executive Officers"). The Officers and Directors of CAAI are also involved in other businesses which may generate profits on other compensation. The Trust will not share in such compensation. The Trust will rely upon CAAI to provide management, loan origination and loan servicing services to the Trust for the day-to-day operations of its business. CAAI will have approximately 7 employees on the effective date of this Offering who are engaged in the management and operations of the Trust's Mortgage Investment Business. No assurance can be given that the Trust's relationships with CAAI and its affiliates will continue indefinitely. The failure or inability of CAAI to provide the services required of it under the Management Agreement or its Loan Origination and Loan Servicing Agreement or any other agreements or arrangements with the Trust would have a material adverse effect on the Trust's business. In addition, as the holder of all of the outstanding voting stock of the planned Mortgage Conduit Business, CAAI will have the right to elect all directors of the Mortgage Conduit Subsidiary and the ability to control the outcome of all matters for which the consent of the holders of the common stock of the Mortgage Conduit Subsidiary is required. (See "Business - Mortgage Conduit Business").

       It is the intention of the Trust and CAAI that any agreements and transactions, taken as a whole, between the Trust, on the one hand, and CAAI or its affiliates, on the other hand, are fair to both parties. However, there can be no assurance that each of such agreements or transactions will be on terms at least as favorable to the Trust as could have been obtained from unaffiliated third parties. (See "Business - Management and The Manager" and "Relationships with Affiliates").

       The President of the Managing Dealer serves as a Director of the Trust (See "Management - Directors and Officers"). The Managing Dealer is subject to certain obligations and responsibilities in connection with the offering of the Shares. It is the Managing Dealer's intention that it will fulfill these obligations and responsibilities although there can be no assurance that it will do so as rigorously as would be the case if its president did not serve as a Director of the Trust.

       Lack of Separate Representation. Wilson, Ryan and Campilongo of San Francisco is acting as counsel to both the Trust and the Manager, and, as such, has rendered legal services with respect to certain Trust matters. Wilson, Ryan and Campilongo is also counsel to certain Affiliates of the Manager. Wilson, Ryan and Campilongo is now furnishing, and may in the future furnish, legal services to other entities and the Trust, which are sponsored by the Manager or its Affiliates. In the event that a conflict of interest should develop, the Manager will cause the entities with conflicting interest to engage separate counsel. No separate counsel has been retained to represent the interest of shareholders in connection with this offering.

- -------------------------------------------------------------------------------
                                    THE TRUST
- -------------------------------------------------------------------------------


       The Trust is a specialized mortgage banking firm engaged in the business of originating, purchasing, and servicing collateral-oriented, high-yielding non-conforming residential mortgages, consisting primarily of Home Equity Loans (the "Mortgage Investment Business"). Home Equity Loans are primarily made to borrowers with impaired credit who own single-family residences or two-to-four unit residential properties with relatively low combined loan-to-value ratios for the purposes of debt consolidation, business, home improvements and a variety of other purposes.

       The Trust was incorporated in Delaware on December 12, 1995 and is the successor entity of a consolidation effective as of April 30, 1996 of Capital Alliance Income Trust I ("CAIT I") and Capital Alliance Income Trust II ("CAIT II"), which were Delaware business trusts formed in 1991 and 1994, respectively. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations"). Both CAIT I and CAIT II were managed by CAAI, the Manager of the Trust. The consolidation of CAIT I and CAIT II into the Trust was effected after a "fairness" hearing conducted by the California Corporations Commissioner, the issuance of a permit by the California Commissioner of Corporations qualifying the issuance of the Trust's Preferred Shares in the consolidation, and the approval of the consolidation by the shareholders of both CAIT I and CAIT II.

       The Trust intends to operate in a manner that permits the Trust to elect, and it intends to elect, to be a REIT for federal income tax purposes. The Trust expects to generate income for distribution to its stockholders primarily from the net interest and origination income derived from its Mortgage Investment Business and dividend income from the operation of its Mortgage Conduit Business. As a result of its REIT status, the Trust will be permitted to deduct dividend distributions to stockholders in calculating its taxable income, thereby effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to stockholders in the form of dividends. The Trust and its Mortgage Investment Business generally will not be subject to federal income tax to the extent that certain REIT qualifications are met. The Trust's Mortgage Conduit Business, which will be conducted either directly through a non-qualified REIT subsidiary ("Mortgage Conduit Business") or indirectly through a joint venture, will not be consolidated with the Trust and its Mortgage Investment Business for accounting purposes because, pursuant to the REIT Provisions of the Internal Revenue Code, the Trust will not own any of the Mortgage Conduit Business' voting common stock and the Trust will not control the Mortgage Conduit Business. On formation of the Mortgage Conduit Subsidiary, CAAI will own all of the voting common stock and a 1% economic interest in the Mortgage Conduit Subsidiary. The Trust will own all of the non-voting preferred stock representing 99% of the economic interest in the Mortgage Conduit Subsidiary. CAAI will have the power to elect all of the directors of the Mortgage Conduit Subsidiary and the ability to control the outcome of all matters for which the consent of the holders of the common stock of such subsidiary is required. Additionally, the REIT Provisions of the Code limit the amount of capital which the Trust may invest in its planned Mortgage Conduit Business to 5% of the value of the Trust's total assets. All taxable income of the Mortgage Conduit Business is subject to federal and state income taxes, where applicable. See "Federal Income Tax Considerations."

       The principal executive offices of the Trust are located at 50 California Street, San Francisco, California 94111, telephone (415) 288-9575.

       The Manager, Capital Alliance Advisors, Inc., will, pursuant to the Management Agreement and the Loan Origination and Servicing Agreement, oversee the day-to-day operations of the Trust, subject to the supervision of the Trust's Board of Directors. The Manager will be involved in three primary activities: (1) asset-liability management - the analysis and oversight of the acquisition, financing and disposition of Trust assets; (2) capital management - primarily the oversight of the Trust's structuring, analysis, capital raising and investor relations activities; and (3) operations - the providing of the management, personnel, assets and systems of the Trust's operating division - the Mortgage Investment Business. The Mortgage Conduit Business will be operated by the Manager pursuant to separate agreements which will be entered into, depending on the form of organization selected for that entity. The Manager has employed personnel who have significant experience in mortgage finance and in the origination, purchase and administration of mortgage assets. See "Manager Management Agreement."

- -------------------------------------------------------------------------------
                            ESTIMATED USE OF PROCEEDS
- -------------------------------------------------------------------------------


       Capital Alliance Income Trust intends to invest the net proceeds of this offering primarily in Home Equity Loans and other non-conforming residential mortgage loans in its Mortgage Investment Business and in its Mortgage Conduit Business. It is anticipated that the net proceeds of this offering will be received over a period of twelve months and that approximately 5% of such proceeds will be invested in the Mortgage Conduit Subsidiary with the balance being invested in the Mortgage Investment Business and for general corporate purposes. To the extent that the Trust does not immediately so invest those proceeds, they will be invested temporarily in short-term financial instruments and deposits. (See "Investment Policy.")

       Although its manager is continually reviewing its pipeline of applications for Home Equity Loans, the Trust has not specifically identified any Home Equity Loans or other mortgage loans in which to invest the proceeds of this Offering.

       The following table reflects the intended initial application from the sale of the Shares and the exercise of the Warrants being offered hereby.


                                                             Assuming 50,000                     Assuming 1,500,000
                                                           Shares Sold and No                    Shares Sold and No
                                                           Warrants Exercised                   Warrants Exercised(3)
                                                           ------------------                   ---------------------

                                                           Amount        %                        Amount          %
Gross Proceeds of Offering .........................       $500,000    100.0%                  $15,000,000     100.0%

Less:
             Expenses of Offering(4) (5)............        $50,000      10%                   $ 1,500,000        10%

Amount Available for Investment:

             Reserves and Operations ...............       $450,000      90%                   $13,500,000        90%

- ---------------------------

         (3)If 1,500,000 Shares are sold, a total of 150,000 Shareholder Warrants and 150,000 Managing Dealer Warrants will be issued. The exercise of all Shareholder and Managing Dealer Warrants will increase the gross proceeds to the Trust from $15,000,000 to$17,400,000. "Proceeds to the Trust" (gross proceeds less a commission of $0.25 per Shareholder Warrant exercised) will increase to $15,112,500. If less than all Shareholder and Managing Dealer Warrants are exercised, these amounts will correspondingly decrease. Shareholder and Managing Dealer Warrants issued in connection with the purchase of Shares by shareholders in the Initial Public Offering will not be exercisable until a date two to four years from the date of this Prospectus). (See "Plan of Distribution" and "Summary of Organizational Documents and Securities.")

         (4)These amounts include expenses for marketing and offering services. (See "Plan of Distribution"). This reimbursement is limited to $0.40 per Share for each Share sold.

         (5)All retail sales commissions in the Initial Public Offering will be the obligation and responsibility of the Trust. Selected Selling Agents may receive retail commission of $0.25 per Share for each Share sold pursuant to the exercise of Shareholders Warrants, provided such sales are facilitated by them and specified conditions are met. (See "Plan of Distribution").

- -------------------------------------------------------------------------------
                           SOURCES OF ADDITIONAL FUNDS
- -------------------------------------------------------------------------------


       The Trust may seek the following sources for funds for investment or other Trust purposes: (i) the issuance of convertible or other debt, (ii) the receipt of additional capital contributions through the sale of additional Common Shares and Preferred Shares; and (iii) the receipt of additional capital contributions through the exercise of Warrants.

       The Trust's Bylaws authorize the Trust to issue additional Preferred Shares or Common Shares (which would require shareholder approval by class of an amendment of the Trust's certificate of incorporation to increase its authorized capital) and to borrow funds from institutional lenders, banks and other lenders through the issuance of commercial paper, notes, debentures, bonds and other debt obligations (which may be convertible into Preferred Shares or Common Shares or have attached Warrants to acquire Preferred Shares or Common Shares). The Trust will not issue any debt securities to the public unless the historical or substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on those securities. (See Special Factors:
"Trust Considerations and Potential Dilution.")

- -------------------------------------------------------------------------------
          DISTRIBUTIONS AND DIVIDEND POLICY; DIVIDEND REINVESTMENT PLAN
- -------------------------------------------------------------------------------


DISTRIBUTION PREFERENCES.

       Current Distribution and Liquidating Distributions will be made by the Trust to holders of Common Shares and Preferred Shares in accordance with the preferences set forth under "Summary of Organizational Documents and Securities."

DURING OFFERING PERIOD.

       After the Minimum Subscription Level of $500,000 (or such other amount as may be approved by the NASD) is reached and the escrow conditions are met, Net Escrow Interest on the subscriptions held in escrow will be paid to subscribers earning more than $10.00, although interest credited to each participant in the Trust's Dividend Reinvestment Plan will be used to purchase additional Common Shares. The Trust then intends to declare dividends on a quarterly basis during the balance of the offering period. Thereafter, the Trust will pay such dividends on a quarterly basis.

       If the Minimum Subscription Level is not reached and the other escrow condition are not satisfied within twelve months of the date of this Prospectus, (unless such period is extended by the Directors for up to an additional twelve months) the Trust will terminate this offering. In that event, all monies paid by subscribers will be returned with any Net Escrow Interest. (See "Plan of Distribution.")

AFTER OFFERING PERIOD.

       After the offering is completed and the Offering Proceeds have been substantially invested, the Trust will make distributions in amounts determined by the Directors and in accordance with the Distribution Preferences of the Preferred and Common Shares, based upon the cash flow from Trust investments in Home Equity Loans, the Trust's operations and its financial condition. The level of such distributions may be more or less than the level of such distributions determined during the offering. The Trust's policy is to make distributions at least quarterly in amounts aggregating annually at least 95% of its REIT taxable income (which term does not include capital gains realized by the Trust).

       Taxable income remaining after the distribution of the regular quarterly dividends and any Excess Distribution, will to the extent declared by the Board of Directors, be distributed annually in a special dividend on or prior to the date of the first regular quarterly dividend payment date of the following taxable year. The dividend policy is subject to revision at the discretion of the Board of Directors. All distributions in excess of those required for the Trust to maintain REIT status will be made by the Trust at the discretion of the Board of Directors and will depend on the taxable earnings of the Trust, the financial condition of the Trust and such other factors as the board of Directors deems relevant. The Board of Directors has not established a minimum distribution level. Distributions may be made from (a) surplus, or (b) out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year unless the capital represented by the Preferred Shares has been impaired. (See "Federal Income Tax Considerations.")

       Distributions to stockholders will generally be taxable as ordinary income, although a portion of such distributions may be designated by the Trust as capital gain or may constitute a tax-free return of capital. The Trust will annually furnish to each of its stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gains or return of capital. For a discussion of the federal income tax treatment of distributions by the Trust, see "Federal Income Tax Considerations."

DIVIDEND REINVESTMENT PLAN - SUMMARY.

       The Directors have established a Dividend Reinvestment Plan ("DRP") which is designed to enable Common Shareholders to have Trust distributions automatically invested in Common Shares. _______________________ (the "DRP Administrative Agent") will perform administrative services and ________________________(the "Purchasing Agent") will act as Purchasing Agent, for participating shareholders.

       The Purchasing Agent will receive distributions payable to shareholders participating in the DRP, and will use those funds, net of brokerage commissions charged by the Purchasing Agent, to purchase additional Shares for the participants.

During the Initial Public Offering, the shares will be purchased directly from the Trust at $9.60. No retail sales commission will be paid to the selling broker/dealer on Shares purchased through the Dividend Reinvestment Plan. After the Initial Public Offering has ended, and trading on NASDAQ has commenced, the Shares will be purchased for the DRP only from existing shareholders at market prices. No Warrants will be issued in connection with Shares purchased under the DRP. A shareholder may terminate his participation in the DRP at any time by written notice to the DRP Administrative Agent.

       In the opinion of Wilson Ryan & Campilongo, special counsel for the Trust, the adoption of the DRP and reinvestment of Trust distributions in additional Common Shares under the DRP will not affect the Trust's qualification as a REIT under the applicable provisions of the Code, and any distributions to which a participating shareholder is entitled will be taxable to the shareholders to the same extent as if he or she had received the distribution. The Board of Directors intends to monitor all reinvestments under the DRP, together with all purchases of Common Shares pursuant to the Offering, to ensure that the Trust complies with applicable concentration tests for shareholdings in order to meet the REIT qualifications. (See "Federal Income Tax Considerations").

       The foregoing summary is qualified in its entirety by reference to the DRP. (See "Dividend Reinvestment Plan.") Experience under the DRP may indicate changes are desirable. Accordingly, the Trust reserves the right to amend any aspect of the DRP effective with respect to any dividend paid subsequent to a date thirty days after notice of the change is sent to participants in the DRP. The Trust also reserves the right to change the Purchasing Agent for any reason at any time with like notice.

- -------------------------------------------------------------------------------
                                 CAPITALIZATION
- -------------------------------------------------------------------------------


The capitalization of the Trust (1) as of April 30, 1996 and (2) as adjusted to reflect the sale of Common Shares offered hereby (assuming sale of all Common Shares offered ) is as follows:


                                                                                 ACTUAL       AS ADJUSTED(6)(7)
                                                                                 ------       -----------
SHAREHOLDER'S EQUITY:

          Preferred Shares, $.01 par value                                    $    6,437      $     6,437

             675,000 Preferred Shares authorized; 643,730 Preferred
             Shares issued and outstanding actual and as adjusted

          Common Shares, $.01 par value                                       $        0      $    15,000

             2,000,000 Common Shares authorized; no shares issued and outstanding actual; 1,500,000 Common Shares outstanding as adjusted

           Additional Paid - In Capital                                       $5,996,631      $20,081,631

           TOTAL CAPITALIZATION                                               $6,003,068      $20,103,068


- -----------------------

         (6)After deducting estimated underwriting commissions and estimated offering expenses payable by the Trust.

         (7)Does not include 150,000 Common Shares reserved for issuance pursuant to the Shareholders' Warrants or 150,000 Common Shares reserved for issuance pursuant to the Managing Dealer's Warrants. Warrants to acquire 150,000 Common Shares at an exercise price of $7.00 per share will be granted to Common Shareholders on the basis of one Warrant for each ten Common Shares purchased. Warrants to acquire up to 150,000 Common Shares at an exercise price of $9.00 per share will be granted to Brookstreet or its designees on the basis of one Warrant for each ten Common Shares sold in this Offering. (See "Plan of Distribution").

- -------------------------------------------------------------------------------
          SELECTED FINANCIAL INFORMATION AND COMPARATIVE PER SHARE DATA
- -------------------------------------------------------------------------------


       The following tables present selected historical and combined financial information and comparative per share data for the Trust and the separate operations of its predecessors. The combined information as of April 30, 1996 gives effect to the combination of CAIT I and CAIT II with the Trust using the purchase method of accounting. The selected consolidated financial data set forth below for the Trust and its predecessors for each of the years in the five-year period ended December 31, 1995 are derived from the financial statements of the Trust and its predecessors. The selected financial data for the months ended April 30, 1996 and 1995 and for the years ended December 31, 1991 and 1992 are derived from unaudited financial statements of the Trust and its predecessors which, in the opinion of management, reflect all adjustments, consisting only of normal, recurring adjustments, necessary for a fair statement of the results of the subject periods. The historical financial information is not necessarily indicative of future operations and should not be so construed. (See "Index to Financial Statements"). The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                     CAIT I

                                                                     Year Ended December 31                  Four Months Ended
                                                   -----------------------------------------------------------------------------
                                                        (unaudited)                                             (unaudited)
                                                   -----------------------------------------------------------------------------
- ------------------------------------------------                                                            April 30,  April 30,
HISTORICAL STATEMENT OF OPERATIONS DATA:             1991       1992         1993       1994       1995       1995       1996
- --------------------------------------------------------------------------------------------------------------------------------
Revenue                                            $  537     $ 30,626     $100,582   $174,997   $377,363   $111,267   $154,542
- --------------------------------------------------------------------------------------------------------------------------------
Net income                                             --       26,593       83,722    147,056    318,397     85,822    127,070
- --------------------------------------------------------------------------------------------------------------------------------
Net income allocated to Class A Shares                 --             (8)    82,885    145,585    315,213     84,964    125,799
- --------------------------------------------------------------------------------------------------------------------------------
Net income per weighted average Class A Share(9)       --             (1)     0.934      0.823      0.964      0.260      0.365
- --------------------------------------------------------------------------------------------------------------------------------
Weighted average Class A Shares                          (1)          (1)    88,748    176,902    327,152    327,199    344,435
- --------------------------------------------------------------------------------------------------------------------------------

                                                                         At December 31                          Four Months at
                                                -------------------------------------------------------------------------------
                                                     (unaudited)                                                   (unaudited)
                                                -------------------------------------------------------------------------------
- ---------------------------------------------                                                                       April 30,
HISTORICAL BALANCE SHEET DATA:                   1991          1992           1993         1994         1995          1996
- -------------------------------------------------------------------------------------------------------------------------------
     Mortgage notes receivable                     --       $  524,000     $  620,500   $1,889,485   $2,952,715    $2,663,072
- -------------------------------------------------------------------------------------------------------------------------------
     Total assets                               294,290        696,794      1,071,505    3,147,661    3,326,489     3,406,432
- -------------------------------------------------------------------------------------------------------------------------------
     Total liabilities                           10,641         16,710         29,269       55,741       53,659       173,848
- -------------------------------------------------------------------------------------------------------------------------------
     Shareholders' capital                      283,649        680,084      1,042,236    3,091,920    3,272,830     3,232,584
- -------------------------------------------------------------------------------------------------------------------------------
     Book value per outstanding Class A Share          (1)            (1)        9.51         9.50         9.50          9.40
- -------------------------------------------------------------------------------------------------------------------------------


- --------

(8) Computed using net income allocated to Class A Shares divided by weighted average Class A Shares.

(9) There are no Class A Shares issued for the predecessor to CAIT I for these year.

                                     CAIT II

                                                          Year Ended December 31             Four Months Ended
                                                         ----------------------------------------------------------
                                                                                                (unaudited)
                                                         ----------------------------------------------------------
                                                                                         April 30,        April 30,
HISTORICAL STATEMENT OF OPERATIONS DATA:                 1994             1995             1995             1996
- -------------------------------------------------------------------------------------------------------------------
Revenue                                                  $ --           $112,000         $ 10,355         $119,167
- -------------------------------------------------------------------------------------------------------------------
Net income                                                 --             96,017            7,939           99,573
- -------------------------------------------------------------------------------------------------------------------
Net income allocated to Class A Shares                     --             95,057            7,860           98,577
- -------------------------------------------------------------------------------------------------------------------
Net income per weighted average Class A Share(10)          --              0.861            0.394            0.333
- -------------------------------------------------------------------------------------------------------------------
Weighted average Class A Shares                            --            110,454           19,949          296,066
- -------------------------------------------------------------------------------------------------------------------

                                                           At December 31                              At April 30,
                                                     --------------------------------------------------------------
                                                                                                       (unaudited)
                                                                                                       ------------
HISTORICAL BALANCE SHEET DATA:                          1994             1995                              1996
- --------------------------------------------------------------------------------                       ------------
     Mortgage notes receivable                       $     --         $1,849,355                        $2,094,823
- --------------------------------------------------------------------------------                       ------------
     Total assets                                         1,000        2,927,563                         2,860,819
- --------------------------------------------------------------------------------                       ------------
     Total liabilities                                     --            110,363                            89,468
- --------------------------------------------------------------------------------                       ------------
     Shareholders' capital                                1,000        2,817,200                         2,771,351
- --------------------------------------------------------------------------------                       ------------
     Book value per outstanding Class A Share              --               9.47                              9.46
- --------------------------------------------------------------------------------                       ------------

- --------
(10) Computed using net income allocated to Class A Shares divided by weighted average Class A Shares.

                                    THE TRUST

- -------------------------------------------------------------------------------------
                                                            CAIT I & CAIT II Combined
                                                                Four Months Ended
                                                                  April 30, 1996
HISTORICAL STATEMENT OF OPERATIONS DATA:                            (unaudited)
- -------------------------------------------------------------------------------------
Revenue                                                            $   273,709
- -------------------------------------------------------------------------------------
Net income                                                             226,643
- -------------------------------------------------------------------------------------
Net income allocated to Class A Shares                                 224,376
- -------------------------------------------------------------------------------------
Net income per weighted average Class A Share(11)                        0.350
- -------------------------------------------------------------------------------------
Weighted average Class A Shares                                        640,501
- -------------------------------------------------------------------------------------
Pro-forma net income per Preferred Share                                 0.350
- -------------------------------------------------------------------------------------
Pro-forma weighted average Preferred Shares(12)                        646,971
- -------------------------------------------------------------------------------------

                                                                                                 Pro-Forma
                                                                CAIT I & CAIT II Combined         Combined
                                                                    At April 30, 1996        At April 30, 1996
HISTORICAL BALANCE SHEET DATA:                                         (unaudited)                  (13)
- --------------------------------------------------------------------------------------------------------------
     Mortgage notes receivable                                          $4,757,895               $4,757,895
- --------------------------------------------------------------------------------------------------------------
     Total assets                                                        6,267,251                6,269,617
- --------------------------------------------------------------------------------------------------------------
     Total liabilities                                                     263,316                  266,549
- --------------------------------------------------------------------------------------------------------------
     Shareholders' capital                                               6,003,935                6,003,068
- --------------------------------------------------------------------------------------------------------------
     Book value per outstanding Class A Share                                 9.43                     --
- --------------------------------------------------------------------------------------------------------------
     Pro-forma outstanding Preferred Shares(14)                               --                    643,730
- --------------------------------------------------------------------------------------------------------------
     Pro-forma book value per outstanding Preferred Share                     --                       9.33
- --------------------------------------------------------------------------------------------------------------

- --------

(11) Computed using net income allocated to Class A Shares divided by weighted average Class A Shares.

(12) Weighted average of Preferred Shares outstanding as if the Consolidation of CAIT I and CAIT II with the Trust had occurred at the beginning of the period. There are no shares of Common Stock issued or outstanding.

(13) The Trust commenced operations on May 1, 1996. Assets reflect organization costs of consolidation.

(14) Number of Preferred Shares issued in the Consolidation of CAIT I and CAIT II with the Trust in exchange for Class A and Class B Shares of CAIT I and CAIT II.

- --------------------------------------------------------------------------------
                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
- --------------------------------------------------------------------------------


         The financial statements of the predecessors, Capital Alliance Income Trust I ("CAIT I") and Capital Alliance Income Trust II ("CAIT II") included elsewhere herein were prepared based upon the historical operations of each entity. Also included elsewhere herein are the pro-forma results of operations assuming both entities were combined for all periods presented.

GENERAL

         Predecessors; The Combination Capital Alliance Income Trust, a Real Estate Investment Trust (the "Trust") resulted from the consolidation of CAIT I and CAIT II (the "Combination") on April 30, 1996. The Trust exchanged shares of preferred stock for all of the outstanding whole shares of CAIT I and CAIT II at April 30, 1996. Holders of the fractional shares of CAIT I and CAIT II received cash in lieu of fractional shares of preferred stock of the Trust. Thereafter, all assets and liabilities of CAIT I and CAIT II were transferred to the Trust. CAIT I and CAIT II were both privately-held mortgage investment trusts which invested primarily in loans secured by deeds of trust on residential property. The Trust was incorporated in Delaware on December 12, 1995. CAIT I resulted from the reorganization of Capital Alliance Managed Income Fund, L.P., a California limited partnership ("CAMIF") on March 9, 1993. CAMIF was formed July 11, 1991 and was also in the business of investing in home equity loans. CAIT II was formed October 18, 1994 and began its first year of operations in 1995. CAIT I and CAIT II were formed and managed by Capital Alliance Advisors, Inc. ("CAAI") which will also manage the Trust and originate, service and sell the Trust's mortgage loans.

         Recent Trends of Predecessors CAIT I's mortgage loan acquisitions in the four-month period ended 1996 declined to $341,500 from $867,255 in the same period of the previous year, primarily due to a decrease in cash available for investments in mortgage loans. In 1995 mortgage loan acquisitions decreased to $1,510,656 from $1,569,985 in 1994.

         CAIT II's mortgage loan acquisitions in the four-month period ended 1996 increased to $680,556 from $417,000 in the same period of the previous year, due to an increase in cash available for investments in mortgage loans from the offering of CAIT II's Class A shares. In 1995, CAIT II's first year of operations, mortgage loan acquisitions were $2,229,355.

         CAIT I and CAIT II each invested in non-conforming mortgage loans on one-to-four unit residential properties because management believed that there is a large demand for non-conforming mortgage loans on these kinds of properties which produce higher yields without comparably higher credit risks when compared with conforming mortgage loans. Management invests in B/C (or less) credit rated home equity loans secured by deeds of trust. In general, B and C credit rated home equity loans are made to borrowers with lower credit ratings than borrowers of higher credit quality, such as A credit rated home equity loans. Home equity loans rated B/C (or less) tend to have higher rates of loss and delinquency, but a higher rate of interest than borrowers of higher credit quality.

         Management believes there is increased demand for high-yielding non-conforming mortgage loans caused by a demand by investors for higher yields due to low interest rates over the past few years and increased securitization of high-yielding non-conforming mortgage loans by the investment banking industry.

         Loan Origination and Loan Servicing Mortgage loan origination consists of obtaining and reviewing documentation concerning the credit rating and net worth of borrowers, inspecting and appraising properties that are proposed as the subject of a home equity loan, processing such information and underwriting and funding the mortgage loan. Mortgage loan servicing consists of collecting payments from borrowers, accounting for interest payments, holding escrow funds until fulfillment of mortgage loan requirements, contacting delinquent borrowers, foreclosing in the event of unremedied defaults and performing other administrative duties. Mortgage loan origination and loan servicing were provided to CAIT I and CAIT II by CAAI.

         Commitments and Contingencies As of April 30, 1996, CAIT I and CAIT II held a few mortgage loans that had matured and were delinquent. In assessing the collectibility of these delinquent mortgage loans, management estimates a net gain will be realized upon sale of the properties securing these loans if it is necessary to foreclose the mortgage loans due to CAIT I or CAIT II. Management's estimate is based on an anticipated sales price of the 1995 appraised value of the property discounted at 15% less the sum of pre-existing liens, costs of sale, the face amount of the mortgage loan and accrued interest receivable.

RESULTS OF OPERATIONS; CAPITAL ALLIANCE INCOME TRUST I

         The following discussion relates to CAIT I's mortgage investment operations. The historical information presented herein is not necessarily indicative of future operations.

         Four Months Ended April 30, 1996 Compared to Four Months Ended April 30, 1995 Revenues for the four months ended April 30, 1996 increased to $154,542 as compared to $111,267 for the same period of the previous year. Such revenues are composed of interest income earned on the mortgage notes receivable outstanding.

         Expenses for the four months ended April 30, 1996 increased to $27,472 as compared to $25,445 for the same period of the previous year due to an increase in general administration expenses and a $14,000 interest bad debt reserve for the four months ended April 30, 1996 as compared to a $8,000 interest bad debt reserve for the same period of the previous year.

         Year Ended December 31, 1995 Compared to Year Ended December 31, 1994 Revenues for the year ended December 31, 1995 increased to $377,363 as compared to $174,997 for 1994. The increase was due to interest collected on the higher average outstanding balance of mortgage notes receivable as compared to the average outstanding balance of mortgage notes receivable for the same period in the previous year.

         Expenses for the year ended December 31, 1995 increased to $58,966 as compared to $27,941 for 1994. The increase in expenses was the result of increased loan servicing fees resulting from the increase in CAIT I's net asset value ("Net Asset Value"). CAIT I paid loan servicing fees equal to 1% annually of its Net Asset Value for loan servicing and administration of CAIT I's loan portfolio. Management defined Net Asset Value as the aggregate book value of CAIT I's trust deed loans plus other CAIT I assets less all liabilities and bad debt reserves of CAIT I. In addition, total expenses for 1995 include a $12,000 interest bad debt reserve as compared to no allowance for bad debt for the same period of the previous year.

         Year Ended December 31, 1994 Compared to Year Ended December 31, 1993 Revenues for the year ended December 31, 1994 increased to $174,997 as compared to $100,582 for 1993. The increase was due to interest collected on the higher average outstanding balance of mortgage notes receivable as compared to the average outstanding balance of mortgage notes receivable for the same period in the previous year and due to a $17,990 gain on the sale of foreclosed properties.

         Expenses for the year ended December 31, 1994 increased to $27,941 as compared to $16,860 for 1993. The increase in expenses was primarily due to an increase in loan servicing fees resulting from the increase in CAIT I's Net Asset Value.

RESULTS OF OPERATIONS; CAPITAL ALLIANCE INCOME TRUST II

         The following discussion relates to CAIT II's mortgage investment operations. The historical information presented herein is not necessarily indicative of future operations.

         Four Months Ended April 30, 1996 Compared to Four Months Ended April 30, 1995 Revenues for the four months ended April 30, 1996 increased to $119,167 as compared to $10,355 for the same period of the previous year. Such revenues are composed of interest income earned on the mortgage notes receivable outstanding. Interest income increased primarily as a result of CAIT II's higher average outstanding loan balance for the four months ended April 30, 1996 as compared to its average outstanding loan balance for the same period of the previous year. Such increase was due to the fact that 1995 was the first year of operations of CAIT II which did not have available cash to fund investments in mortgage loans until the later part of 1995 when it received capital contributions from investors and used these proceeds to fund investments in mortgage loans.

         Expenses for the four months ended April 30, 1996 increased to $19,594 as compared to $2,416 for the same period of the previous year. The increase in expenses was the result of increased loan servicing fees resulting from the increase in CAIT II's net asset value ("Net Asset Value"). CAIT II paid loan servicing fees equal to 1% annually of its Net Asset Value for loan servicing and administration of CAIT II's loan portfolio. Management defined Net Asset Value as the aggregate book value of CAIT II's trust deed loans plus other CAIT II assets less all liabilities and bad debt reserves of CAIT II. As mentioned above, CAIT II began its first year of operations in 1995 and its Net Asset Value did not significantly increase until the later part of 1995 when CAIT II received capital contributions from investors and used these proceeds to fund investments in mortgage loans. In addition, total expenses for the four months ended April 30, 1996 include a $6,000 interest bad debt reserve as compared to no allowance for bad debt for the same period of the previous year.

         Year Ended December 31, 1995 Compared to Year Ended December 31, 1994 For the year ended December 31, 1995 revenues were $112,000 and expenses were $15,983. CAIT II began its first year of operations in 1995.

INFLATION

         The financial statements of CAIT I and CAIT II, prepared in accordance with generally accepted accounting principles, report each entity's financial position and operating results in terms of historical dollars and does not consider the impact of inflation. Inflation affects each entity's operations primarily through its effect on interest rates, since interest rates normally increase during periods of high inflation and decrease during periods of low inflation. When interest rates increase, the demand for mortgage loans and a borrower's ability to qualify for mortgage financing may be adversely affected.

LIQUIDITY AND CAPITAL RESOURCES

         The liquidity of CAIT I and CAIT II will be based upon the need to fund investments in mortgage loans. In previous years, each entity's mortgage investment operations were funded by capital contributions. The issuance of common stock in this Offering will help to fund future investments in mortgage loans by the Trust's Mortgage Investment Business.

         Capital Alliance Income Trust I Net cash provided by operating activities during the four months ended April 30, 1996 and 1995 was $141,181 and $49,495, respectively, and during the years ended December 31, 1995, 1994 and 1993 was $294,281, $147,793 and $91,508, respectively. Net cash for all periods was positively affected by improved market conditions in the mortgage banking industry.

         Net cash provided by (used in) investing activities for the four months ended April 30, 1996 and 1995 was $289,643 and $(764,727), respectively, and during the years ended December 31, 1995, 1994 and 1993 was $(1,163,230), $(1,268,985) and $(96,500), respectively. During these periods except for the four-month period ended April 30, 1996, fundings of mortgage note receivables exceeded the repayment rate for such receivables primarily due to higher mortgage loan acquisition volumes. For the four months ended April 30, 1996, net cash was negatively affected by a higher repayment rate on mortgage notes receivable than mortgage notes receivable funded.

         Net cash provided by (used in) financing activities during the four months ended April 30, 1996 and 1995 was $(104,816) and $(70,747), respectively, and during the years ended December 31, 1995, 1994 and 1993 was $(199,987), $1,902,628 and $278,430, respectively. For the four months ended April 30, 1996 and 1995 and the year ended December 31, 1995, net cash was negatively affected by dividends paid to shareholders, organizational and offering costs, and a redemption of Class A shares exceeding capital contributions received. For the years ended December 31, 1994 and 1993, capital contributions exceeded organizational and offering costs and dividends paid to shareholders, having a positive effect on net cash.

         Capital Alliance Income Trust II Net cash provided by operating activities during the four months ended April 30, 1996 and 1995 was $69,164 and $5,378, respectively, and during the year ended December 31, 1995 was $109,132. Net cash for all periods was positively affected by improved market conditions in the mortgage banking industry.

         Net cash used in investing activities for the four months ended April 30, 1996 and 1995 was $245,468 and $417,000, respectively, and during the year ended December 31, 1995 was $1,949,355. During these periods, net cash was negatively affected by a higher repayment rate on mortgage notes receivable than mortgage notes receivable funded.

         Net cash provided by financing activities during the four months ended April 30, 1996 and 1995 was $57,589 and $535,466, respectively, and during the years ended December 31, 1995, and 1994, was $2,517,172, and $1,000,
respectively. During these periods, capital contributions exceeded organizational and offering costs and dividends paid to shareholders, having a positive effect on net cash.

         The Trust will use the net proceeds of this Offering to provide funding for the Trust's Mortgage Investment Business and, to a more limited extent, its planned Mortgage Conduit Business. Management believes that cash flow from operations and the net proceeds of this Offering plus the establishment of a warehouse line of credit for the Mortgage Conduit Business will be sufficient to meet the current liquidity needs of the Trust's businesses.

- --------------------------------------------------------------------------------
                                    BUSINESS
- --------------------------------------------------------------------------------


GENERAL

         The Trust is a Delaware corporation which will elect to be taxed as a REIT. As a result of this election, the Trust will not, with limited exceptions, be taxed at the corporate level on the net income distributed to the Trust's shareholders. The Trust will operate two businesses, one of which will include the existing and ongoing Mortgage Investment Business of the Trust which is a portfolio lender for high-yielding non-conforming B/C-credit residential mortgage loans. The second business which has not been commenced to date, but which the Trust plans to establish with a portion of the proceeds of this Offering, will be a wholesale mortgage banking business which will originate and purchase high-yielding non-conforming residential mortgage loans and subsequently will make whole loan sales of such loans to permanent investors ("Mortgage Conduit Business").

         Mortgage Investment Business. The first business will be the Mortgage Investment Business, a business that invests primarily in Home Equity Loans and other non-conforming residential mortgage loans which will be secured by both first and second mortgage loans with a total or combined loan-to-value ratio (including both the mortgage loan and any senior liens encumbering the property) ("Combined Loan-to-Value Ratio") which will not exceed 75%. Such loans will generally be comprised of "B" and "C" grade residential mortgage loans and have maturities ranging from one to fifteen years although some initial loans are expected to have maturities of one to five years. The Trust's Mortgage Investment Business will not invest in loans on commercial, or agricultural properties or on undeveloped land, although such properties may be taken as additional collateral for Home Equity Loans and considered in the Loan-to-Value computations at up to 25% of their appraised value.

         Non-conforming B/C (or less) credit-rated residential mortgage loans are loans that do not qualify for purchase by government-sponsored agencies such as FNMA and FHLMC. Such loans provide higher yields than conforming loans. B/C residential mortgage loans are made to borrowers with lower credit ratings than borrowers of higher quality or so-called "A" grade mortgage loans, and are normally considered to be subject to concomitantly higher rates of loss and delinquency. As a result, B/C mortgage loans normally bear a higher rate of Interest and are subject to higher fees than loans of "A" quality. The principal differences between conforming loans and Home Equity Loans and other non-conforming residential loans include the applicable loan-to-value ratios, the credit and income histories of the mortgagors, the documentation required for approval of the mortgagors, the type of properties securing the mortgage loans, the loan sizes, and the mortgagor's occupancy status with respect to the mortgaged properties. Home Equity Loans are higher-yielding collateral-based mortgage loans made to borrowers owning single-family homes or two-to-four unit residential properties, for the purpose of debt consolidation, home improvements, business, education and a variety of other purposes. Management of the Trust has experience in managing mortgage loan investment portfolios of the type in which the Trust invests.

         Mortgage Conduit Business. The Mortgage Conduit business which the Trust plans to establish with a portion of the proceeds of the Offering will constitute the Trust's second business and will originate and purchase B/C credit-rated non-conforming residential mortgage loans from third party mortgage brokers and mortgage loan correspondents and will subsequently sell such loans to permanent investors. On formation of the Mortgage Conduit Subsidiary, CAAI will own all of the voting common stock and a 1% economic interest in the Mortgage Conduit Subsidiary. The Trust will own all of the non-voting preferred stock representing 99% of the economic interest in the Mortgage Conduit Subsidiary. CAAI will have the power to elect all of the directors of the Mortgage Conduit Subsidiary and the ability to control the outcome of all matters for which the consent of the holders of the common stock of such subsidiary is required. The Trust plans to establish the Mortgage Conduit Business either directly through a non-qualified REIT subsidiary, or indirectly, through a joint venture which may be with an affiliated company in which the Trust holds a strategic investment, or with an as yet unidentified unaffiliated third party. The Trust believes that the Mortgage Conduit Business' ability to present non-conforming mortgage loan programs, which suit the mortgage brokerage network and the needs of correspondent loan originators and their borrowers, while providing sufficient credit quality to investors, as well as an efficient loan origination and purchasing process, and competitive pricing, will enable it to compete effectively with other non-conforming mortgage loan conduits and lenders. It is expected that the Mortgage Conduit Business, in addition to ongoing sales to third party investors, will support the Mortgage Investment Business of the Trust by supplying the Trust's Mortgage Investment Business with non-conforming mortgage loans at costs which are competitive with third parties.

MORTGAGE INVESTMENT BUSINESS

         General. The Trust will originate or acquire Home Equity Loans and other high-yielding non-conforming residential mortgage loans, including, second mortgage loans for longer-term investment. Such loans pursuant to the Trust's current loan policies, will have Combined Loan-to-Value Ratios of not more than 75%, and maturities of not more than 15 years. In addition to the Trust's policy of a 75% maximum Combined Loan-to-Value Ration, the Trust's Mortgage Investment Business will calculate the cost of carrying each Home Equity Loan or other mortgage loan for 12 months, assuming that there has been a foreclosure on the property. This calculation assumes that, once a delinquency occurs, the Trust will foreclose on the property within the first six months and sell the property within the next six months. If the estimate of total cost to carry the property for 12 months (including keeping any prior mortgage current and foreclosure, selling and repair costs) exceed 90% of the property's appraised value at the time of projected funding, the Trust will not make the loan ("90% Test"). In addition, the Trust will maintain reasonable reserves to be utilized to cover the costs of any foreclosure and to protect the Trust's home Equity Loans against the foreclosure of any prior liens. The Trust's Mortgage Investment Business will not invest in loans on commercial, or agricultural properties or on undeveloped land, although such properties may be taken as additional collateral for Home Equity Loans and considered in the Loan-to-Value computations at up to 25% of their appraised value. Income is earned principally from the net interest income received by the Trust on the Home Equity Loans and other non-conforming residential mortgage loans acquired and held in its portfolio and from fees received in connection with their origination. Such loans will be acquired with the major portion of the Trust's capital, as well as borrowings (which are limited by the Trust's By-laws to 20% of the Trust's Net Capital Contributions) provided through reverse repurchase agreements or lines of credit. The Trust's Mortgage Investment Business currently originates loans primarily through two branch offices in San Diego and Danville, California which have established relationships with independent mortgage loan brokers through which the Trust originates loans. It is expected that the Mortgage Conduit Business will support the investment objectives of the Trust's Mortgage Investment Business by supplying non-conforming residential mortgage loans to the Trust at competitive costs. All loans by the Mortgage Investment Business must be approved by the Manager's Investment Committee (currently comprised of Messrs. Swartz, Konczal and Thompson). The Mortgage Investment Business intends to expand its loan origination volume through the addition of account executives to establish relationships with additional independent mortgage loan brokers and financial institutions such as small commercial banks, savings banks and thrift institutions. It also intends to expand its geographic areas of lending throughout the Western United States as its capital base and its underwriting capability increases.

         Management believes that there is a large demand for non-conforming B/C credit-rated mortgage loans (including Home Equity Loans) and that such non-conforming mortgage loans, given the maximum 75% Combined Loan-to-Value policy established by the Trust, produce higher yields without commensurately higher credit risks when compared with conforming mortgage loans. The Trust expects that a substantial portion of all the loans purchased or originated for the Trust's Mortgage Investment Business will be Home Equity Loans and "B" and "C" grade non-conforming mortgage loans. The Trust believes that a structural change in the mortgage banking industry has occurred which has increased demand for higher yielding non-conforming mortgage loans. This change has been caused by a number of factors, including: (1) a demand for higher yields on the part of investors, due to historically low interest rates over the past few years; (2) increased securitization of high-yielding non-conforming mortgage loans by the investment banking industry; (3) increased competition in the securitization industry and (4) the increased number of home owners and purchasers with impaired credit as a result of the down-sizing in U.S. industry and other economic misfortunes. The Trust believes that its competitive strengths in its Mortgage Investment Business are its responsive and prompt service, and its flexible underwriting to independent mortgage brokers who offer loans to borrowers with impaired credit whose needs are not met by traditional financial institutions.

         As of May 1, 1996, the Trust's Mortgage Investment Business had a combined loan portfolio of 59 Home Equity Loans, aggregating $4,757,895 in principal amount with a Combined-Loan-to-Value Ratio of 64.27%, an average loan size of $82,032, an average weighted yield of $13.43% and an average maturity of
13.43 months. 51.92% of the portfolio were first deeds of trust and 48.08% were second deeds of trust. All of the Mortgage Investment Business' portfolio loans are secured by California properties and are serviced by the Manager. (See "Management - The Manager, Home Equity Loan Origination and Loan Servicing Agreement").

         Financing. Mortgage loans for the Trust's Mortgage Investment Business will be financed primarily by the Trust's capital (See "Estimated Use of Proceeds" and "Additional Sources of Funds"). Such loans may also be financed at short-term borrowing rates through reverse repurchase agreements, borrowings under lines of credit and other financings which the

Company may establish, but such financing may not exceed 20% of the Trust's Net Capital Contributions. It is expected that reverse repurchase agreements or a secured line of credit will be the principal financing devices utilized by the Trust to leverage its mortgage loan portfolio. A reverse repurchase agreement, although structured as a sale and repurchase obligation, acts as a financing under which the Trust effectively pledges its mortgage loans as collateral to secure a short-term loan. Generally, the other party to the agreement will make the loan in an amount equal to a percentage of the market value of the pledged collateral.

         The Trust does not currently plan to issue Mortgage-Backed Securities such as Collateralized Mortgage Obligations ("CMOs") or mortgage pass-through certificates representing an undivided interest in pools of mortgage loans formed by the Trust. There is no assurance that the Trust will not adopt financing strategies in the future which will include the issuance of mortgage-backed securities as an alternative for the financing of its Mortgage Investment Business. Similarly, the investment policies of the Trust for its Mortgage Investment Business and its by-laws may be modified by the Trust's Board of Directors.

         The Mortgage Investment Business will bear the potential risk of increased delinquency rates and/or credit losses as well as interest rate risk with respect to the loans held in its portfolio. However, Management believes that such risks are substantially mitigated by the Combined Loan-to-Value ratios maintained by the Trust's Mortgage Investment Business and by the higher yield of its portfolio.

MORTGAGE CONDUIT BUSINESS.

         General. The Trust plans to commence its Mortgage Conduit Business either through a subsidiary of the Trust or through a joint venture of such subsidiary and a third party mortgage banking firm. The REIT Provisions of the Code limit the amount of capital which the Trust may invest in its planned Mortgage Conduit Business to 5% of the value of the Trust's total assets. One advantage of the Trust's planned Mortgage Conduit Business is that it allows the Trust, through its subsidiary, the flexibility to originate or buy and then sell loans to permanent investors in volume. By focusing on non-conforming mortgage products with positive spreads, the velocity of the sale of loans by the Mortgage Conduit Business should enhance its profitability and the level of its dividend payments to the Trust. The Trust currently has a strategic investment of $200,000 in Preferred Shares of Sierra Capital Acceptance ("SCA"), a wholesale mortgage banking firm in Irvine, California, which is an affiliate of the principals of the Trust's Manager. No decision has been made to date as to whether the Trust's Mortgage Conduit Business will be established directly, or indirectly through such a joint venture with SCA, or another wholesale unaffiliated mortgage firm. SCA is currently originating through mortgage correspondents and brokers "A-", "B" and "C" credit-rated non-conforming residential mortgage loans at the rate of $4 million to $5 million per month for sale to permanent investors, including The Money Store, Ford Consumer Finance Company, GMAC's Residential Finance Corporation, Access Financial (Cargill Corporation), and others. The Trust's Mortgage Conduit Business will commence upon the earlier of completion of this offering, or when the required state licensing as a Consumer Finance Lender in California is completed and required warehouse lending facilities are arranged, . The Mortgage Conduit Business will originate mortgage loans both through a network of mortgage loan brokers and through mortgage loan correspondents which will be developed directly through CAAI or which will be provided by a joint venture partner if such a joint venture is established.

         The Mortgage Conduit Business will consist primarily of the origination and the purchase and sale of B/C credit rated mortgage loans secured by first liens and, to a lesser extent, second liens on single (one-to-four) family residential properties that are originated in accordance with its underwriting guidelines. As a non-conforming mortgage loan conduit, the Trust's Mortgage Conduit Business will act as a conduit between the originators of such mortgage loans and permanent investors in such loans. The Management believes that non-conforming B/C credit rated mortgage loans, when properly underwritten, provide an attractive net earnings profile, producing higher yields without disproportionately higher credit risks when compared to mortgage loans that qualify for purchase by FNMA or FHLMC. The Trust's policy for its Mortgage Investment Business which limits the financing or leveraging of its mortgage loan portfolio will not apply to its Mortgage Conduit Business since such mortgage loans are generally held for less than sixty days prior to their sale to permanent investors who securitize such loans in the secondary market and their acquisition or funding will generally be facilitated through a warehouse line of credit. Such warehouse lending facility typically involves short term lines of credit which are used to finance the hypothecation of mortgage loans from the time of acquisition of the loan to the time of its sale or other settlement with a pre-approved investor or purchaser.

         All loans originated or purchased by the Mortgage Conduit Business and meeting the Trust's investment criteria and policies will be made available for sale to the Trust first on terms no less favorable to the Trust than is generally available from other institutional investors in similar mortgage loans. Loans not purchased by the Trust's Mortgage Investment Business will be sold in the secondary market through whole loan sales.

         The Mortgage Conduit Business intends to acquire all of the servicing rights on loans it originates or purchases and such servicing rights will normally be relinquished when loans are sold into the secondary market. The Mortgage Conduit Business will generally have no on-going risk of loss after a whole loan sale other than liability with respect to normal warranties and representations given in such sales and for fraud in the origination process.

         The Trust's Mortgage Conduit business does not currently plan to directly securitize the loans originated and purchased by it. There is no assurance that the Mortgage Conduit Business will not securitize such loans, either directly or indirectly, in the future.

         Marketing Strategy. The Trust's competitive strategy in its Mortgage Conduit Business, is to be a substantial originator, through a mortgage loan broker and correspondent network, of B/C residential mortgage loans to be sold in the secondary market network. This will enable the Trust to shift the high fixed costs of interfacing with the homeowner to the correspondents and brokers. The marketing strategy for the Mortgage Conduit Business is designed to accomplish three objectives: (1) attract a diverse group of loan originators and loan correspondents throughout California and the western United States, (2) establish relationships with such brokers and correspondents and, (3) originate and/or purchase the loans on both an individual and bulk basis and sell them into the secondary market or to the Trust's Mortgage Investment Business. In order to accomplish these objectives, the Trust will offer loan products that are attractive to potential non-conforming borrowers as well as to end-investors in non-conforming mortgage loans . To accomplish these objectives, the Mortgage Conduit Business intends to establish a Wholesale Division and a Correspondent Division, to expand the reach, geographically, of each of such divisions, and to develop and provide responsive and consistent underwriting and funding services to the mortgage broker and correspondent networks which it plans to develop.

         Mortgage Loans to be Originated and Acquired. A substantial portion of the mortgage loans to be originated or purchased through the Mortgage Conduit Business are expected to be "A-", "B" and "C" grade non-conforming mortgage loans. Such non-conforming loans may involve some greater risk as a result of underwriting and product guidelines which will differ from those applied by FNMA and FHLMC primarily with respect to loan-to-value ratios, borrower income or credit history, required documentation, interest rates, and borrower occupancy of the mortgaged property. The Mortgage Conduit Business generally will not originate or acquire mortgage loans with principal balances above $300,000. Such loans may also entail greater credit risks than other non-conforming loans.

         It is anticipated that mortgage loans originated or acquired by the Mortgage Conduit Business will generally be "B" and "C" grade mortgage loans secured by first liens and, to a lesser extent, second liens on single (one-to-four) family residential properties with either fixed or adjustable interest rates. Fixed-rate mortgage loans have a constant interest rate over the life of the loan, which is generally 15, 20 or 30 years. The interest rate on an adjustable rate mortgage ("ARM") is typically tied to an index (such as LIBOR) and is adjustable periodically at various intervals. Such mortgage loans are typically subject to lifetime interest rate caps and periodic interest rate and/or payment caps. The interest rates on ARMs are typically lower than the average comparable fixed rate loan initially, but may be higher than average comparable fixed rate loans over the life of the loan. Management anticipates that substantially all mortgage loans purchased by the Mortgage Conduit Business will fully amortize over their remaining terms. In general, "B" and "C" grade loans are non-conforming residential mortgage loans made to borrowers with lower credit ratings than borrowers of higher quality, or so called "A" grade mortgage loans, and are normally subject to higher rates of loss and delinquency than the other non-conforming loans to be purchased by the Mortgage Conduit Business. As a result, "B" and "C" grade loans normally bear a higher rate of interest, and may be subject to higher fees (including greater prepayment fees and late payment penalties), than non-conforming loans of "A" quality. In general, greater emphasis is placed upon the credit history of the borrower in underwriting "B" and "C" grade mortgage loans than in underwriting "A" grade loans. In addition, "B" and "C" grade loans are generally subject to lower loan-to-value ratios than "A" grade loans.

         The Mortgage Conduit Business' planned focus on the origination and acquisition of non-conforming B/C credit mortgage loans may affect the Trust's financial performance. For example, the origination and purchase market for non-conforming loans has typically provided for higher interest rates, thereby potentially enhancing the interest income earned by the Mortgage Conduit Business during the accumulation phase for loans held for sale. However, the Mortgage Conduit Business will assume the potential risk of any increased delinquency rates and/or credit losses as well as interest rate risk in the event there is a delay in the sale of such loans to permanent investors. Normally, such on-going risks, upon the sale of a loan will pass to the purchaser without recourse to the Trust and are reduced by the relatively short period that such loans are held and accumulated prior to sale to permanent investors. (See "Risk Factors -Lending Risks and Related Considerations").

         The Mortgage Conduit Business' loan purchase activities are expected in the future to focus on those Western states of the United States where higher volumes of non-conforming mortgage loans are originated, including California, Nevada, Utah, Colorado, Oregon and Washington.

         Pricing. The Mortgage Conduit Business will set purchase prices for mortgage loans it originates or acquires based on prevailing market conditions. Different prices will be established for the various types of loans based on the anticipated price it will receive upon sale of the loans, the anticipated interest spread realized during the accumulation period, and the targeted profit margin.

         Underwriting. The Mortgage Conduit Business will develop underwriting guidelines which will be provided to its account executives and to all mortgage loan brokers and mortgage bankers prior to accepting any loan application or any single or bulk purchase package. Upon receipt of a loan application from a mortgage loan broker, the underwriting staff (or a contract underwriter) will determine if the loan meets the underwriting guidelines. To assess the quality of the loan, the underwriter will consider various factors, including the appraised value of the collateral property, the applicant's debt payment history, credit profile and employment status, and the combined debt ratio and Loan-to-Value Ratio upon completion of the loan.

         Prior to funding a loan, the underwriting staff will determine the applicant's creditworthiness and ability to service the loan. In addition, the underwriting staff will review the value of the underlying collateral based on a full appraisal completed by a pre-approved licensed independent appraiser or, if the appraiser has not been approved, a new or a review appraisal may be required. The Mortgage Investment Business and the Mortgage Conduit Business will select appraisers based on professional experience, education, membership in related professional organizations and by reviewing the appraiser's experience with the type of property being used as collateral. For loans purchased, the Mortgage Conduit Business will typically request a second appraisal if the original appraisal was completed by an appraiser not approved by the Mortgage Conduit Business.

         Verification of personal financial information and credit history will also be required prior to the closing of a loan. Generally, applicant will be required to have two years of employment with their current employer or two years of similar business experience. Applicants who are salaried must provide current employment information as well as recent employment history. The underwriting staff will verify this information for salaried borrowers based on written confirmation from employers, or a combination of a telephone confirmation from the employer and the most recent pay stub or W-2 tax form. Self-employed applicants will generally be required to provide copies of complete federal income tax returns filed for the most recent two years. A credit report of from an independent, nationally recognized credit reporting agency reflecting the applicant's credit history will be used. Verification of information regarding the first mortgage, if any, is also required, including balance, status and whether local taxes, interest, insurance and assessment are included in the applicant's monthly payment or paid.

         Upon completion of the underwriting process, the closing of the loan will be completed in accordance with established closing procedures.

         Whole Loan Sales. It is anticipated that the Mortgage Conduit Business will sell its entire interest in its loans through whole loan sales. It does not currently plan to sell senior interest in its loans in the secondary market through a securitization program under which it could retain a residual interest in each loan securitization. The Mortgage Investment Business, in order to qualify as a REIT, may not regularly sell or be a "dealer" in its mortgage loans and will therefore hold its loans as a portfolio lender for a longer period.

HEDGING

         It is anticipated that the Mortgage Conduit Business will primarily originate or purchase variable rate mortgage loans which do not carry the inherent interest rate risk of fixed-rate loans. It is anticipated that a large portion of the mortgage loans held by that Mortgage Investment Business will carry fixed rates, a portion of which will have relatively short maturities. As the production of fixed-rate mortgage loans increases, it is anticipated that various hedging strategies will be implemented to provide protection against interest rate risks. The nature and quantity of hedging transactions will be determined by the Management based on various factors, including market condition, the expected volume of mortgage loan originations and purchases and the period of time required to accumulate and to sell mortgage loans.

         However, an effective hedging strategy is complex and no hedging strategy can completely insulate the Mortgage Conduit Business from interest rate risks. In addition, hedging involves transaction and other costs, and such costs could increase as the period covered by the hedging protection increases or in period of rising and fluctuating interest rates. Therefore, the Mortgage Conduit Business may be prevented from effectively hedging its interest rate risks, without significantly reducing its return on equity.

LOAN SERVICING

         Servicing. The Trust through its Mortgage Investment Business and the planned Mortgage Conduit Business currently plans to originate or purchase all mortgage loans on a servicing released basis, thereby acquiring the servicing rights. The Mortgage Conduit Business plans to subcontract and the Mortgage Investment Business currently subcontracts all of its servicing obligations for loans to CAAI during the loan accumulation period pursuant to a servicing agreement containing fees and other terms that are comparable to industry standards. CAAI will service all of the loans of the Mortgage Investment Business under a servicing contract. (See "Management - The Manager: Loan Origination and Loan Servicing Agreement").

         Delinquencies and Foreclosures. Loans originated or purchased by the Mortgage Investment Business and the planned Mortgage Conduit Business will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Depending on local law, foreclosure will be effected by judicial action or nonjudicial sale, and will be subject to various notice and filing requirements. In general, the borrower, or any person having a junior encumbrance on the real estate, may cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation during a statutorily prescribed reinstatement period. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and may be required to pay the loan in full to prevent the scheduled foreclosure sale.

         Although foreclosure sales are typically public sales, third-party purchasers rarely bid in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashiers check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the sum of the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Depending on market conditions, the ultimate proceeds of the sale may not equal the lender's investment in the property.

COMPETITION

         The Trust, in both its Mortgage Investment Business and its Mortgage Conduit Business will face considerable competition in the business of originating, purchasing and selling mortgage loans. Traditional competitors in the financial services business include other mortgage banking companies, commercial banks, credit unions, thrift institutions, private lenders, credit card issuers and finance companies. Many of these competitors in the consumer finance business are substantially larger and have considerably greater financial, technical and marketing resources than the Trust. In addition, many financial services organizations have formed national loan origination networks that are substantially similar to the loan origination programs contemplated by the Trust. Competition can take many forms including convenience in obtaining a loan, customer service, marketing and distribution channels, amount and terms of the loan, and interest or crediting rates.

In addition, the current level of gains realized by the Mortgage Conduit Business and its competitors on the sale of non-conforming loans could attract additional competitors into this market with the possible effect of lowering gains on future loan sales.

         The Trust believes that it will be able to compete in both its Mortgage Investment Business and its Mortgage Conduit Business on the basis of providing prompt and responsive service and flexible underwriting for independent mortgage brokers and correspondents to offer to their customers.

REGULATION

         The operations of the Mortgage Conduit Business and the Mortgage Investment Business are subject to extensive regulation, supervision and licensing by federal, state and local government authorities. Regulated matters include, without limitation, loan origination, credit activities, maximum interest rates and finance and other charges, disclosure to customers, the terms of secured transactions, the collection, repossession and claims handling procedures utilized by the Mortgage Investment Business and Mortgage Conduit Business, multiple qualification and licensing requirements for doing business in various jurisdictions and other trade practices.

         The Trust's loan origination activities in both of its businesses are subject to the laws and regulations in each of the states in which those activities are conducted. The Trust's activities as a lender in both of its businesses are also subject to various federal laws including the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Home Mortgage Disclosure Act, the Fair Credit Reporting Act and the Fair Housing Act.

         The Truth in Lending Act ("TILA") and Regulation Z promulgated thereunder contain disclosure requirements designed to provide consumers with uniform, understandable information with respect to the terms and conditions of loans and credit transactions in order to give consumers the ability to compare credit terms. TILA also guarantees consumers a three day right to cancel certain credit transactions including loans of the type originated by the Trust. Management of the Trust believes that it is in compliance with TILA in its existing Mortgage Investment Business in all material aspects.

         In September 1994, the Riegle Community Development and Regulatory Improvement Act of 1994 (the "Riegle Act") was enacted. Among other things, the Riegle Act makes certain amendments to TILA. The TILA amendments, which became effective in October 1995, generally apply to mortgage loans, such as some of the Home Equity Loans made or held by the Mortgage Investment Business, with (i) total points and fees upon origination in excess of eight percent of the loan amount or (ii) an annual percentage rate of more than ten percentage points higher than U.S. treasury securities of comparable maturity ("Covered Loans"). A substantial number of the loans originated or purchased by the Trust's Mortgage Investment Business are or can be expected to be Covered Loans.

         The TILA amendments impose additional disclosure requirements on lenders originating Covered Loans and prohibit lenders from originating Covered Loans that are underwritten solely on the basis of the borrowers' home equity without regard to the borrowers' ability to repay the loan. The Trust believes that only a small portion of loans it originated are of the type that, unless modified, would be prohibited by the TILA amendments. The Trust's underwriting criteria take into consideration the borrowers' ability to repay.

         The TILA amendments also prohibit lenders from including prepayment fee clauses in Covered Loans to borrowers with a debt-to-income ratio in excess of 50% or Covered Loans used to refinance existing loans originated by the same lender. The Trust did not collect prepayment fees on loans originated in its Mortgage Investment Business prior to the effectiveness of the TILA amendments and does not currently utilize pre-payment penalties in connection with its Home Equity Loans. The TILA amendment imposes other restrictions on Covered Loans, including restrictions on balloon payments and negative amortization features, which the Trust does not believe will have a material impact on its operations.

         The Trust is also required to comply with the Equal Credit Opportunity Act of 1974, as amended ("ECOA"), which prohibits creditors from discriminating against applicants on the basis of race, color, sex, age or marital status. Regulation B promulgated under ECOA restricts creditors from obtaining certain types of information from loan applicants. It also requires certain disclosures by the lender regarding consumer rights and requires lenders to advise applicants of the reasons for credit denial. In instances where the applicant is denied credit or the rate or charge for loans increases as a result of information obtained from a consumer credit agency, another statute, the Fair Credit Reporting Act of 1970, as amended, requires lenders to supply the applicant with the name and address of the reporting agency. The Trust is also subject to the Real Estate Settlement Procedures Act and is required to file an annual report with the Department of Housing and Urban Development pursuant to the Home Mortgage Disclosure Act.

         In the course of its business, the Trust in both of its businesses, may acquire properties securing loans that are in default. While the Trust will inquire as to presence of hazardous substances, there is a risk that hazardous or toxic waste could be found on such properties. In that event, the Trust could be held responsible for clean-up or removal costs, which costs could exceed the value of the underlying property.

         Because the Trust's business is highly regulated, the laws, rules and regulations applicable to the Trust are subject to regular modifications and change. There are currently proposed various laws, rules and regulations which, if adopted, could impact the Trust. There can be no assurance that these proposed laws, rules and regulations, or other such laws, rules or regulations, will not be adopted in the future which could make compliance much more difficult or expensive, restrict the Trust's ability to originate, broker, purchase or sell loans, further limit or restrict the amount of commissions, interest and other charges earned on loans originated, brokered, purchased or sold by the Trust, or otherwise affect the business or prospects of the Trust.

EMPLOYEES

         The Manager employs and provides all of the persons required for the operation of the Trust and its Mortgage Investment Business. At May 1, 1996, the Manager employed 7 persons plus several contract personnel. Additional employees will be required to staff the Mortgage Conduit Business. None of the Manager's employees is subject to a collective bargaining agreement. The Manager believes that its relations with its employees are satisfactory.

PROPERTIES

         The Trust's and its Manager's executive and administrative offices are located at 50 California Street, Suite 2020, San Francisco, California, 94111, and consist of approximately 3,000 square feet.

         The Manager also leases space for its two branch offices on a short-term basis.

LEGAL PROCEEDINGS

         The Company is not a party to any legal proceedings other than those arising in the ordinary course of its business, i.e. appointments of receivers in foreclosure proceedings and motions to lift the automatic stay against a borrower's bankruptcy proceeding.

- --------------------------------------------------------------------------------
                                   MANAGEMENT
- --------------------------------------------------------------------------------


         There are five directors of the Trust, two of whom (Messrs. Brooks and Blomberg) are not affiliated with the Trust, its officers and directors or its Manager. The directors and officers and their principal occupations and relevant affiliations during the last five years or more are set forth below.

DIRECTORS AND OFFICERS

Thomas B. Swartz, 64; Chairman and Chief Executive Officer(15)

         Chairman and Chief Executive Officer, Capital Alliance Advisors, Inc. (1989 to date); Chairman, Capital Alliance Income Trust I (1991 to 1996) and Capital Alliance Income Trust II (1994 to 1996); Chairman, Sierra Capital Acceptance (1995 to date); Chairman and Chief Executive Officer of Sierra Capital Companies and its Affiliates (1980 to date); Founder Chairman, Chief Executive Officer and Trustee of seven equity real estate investment trusts (1980-1991); Attorney at Law, Thomas Byrne Swartz, Inc. (1980 to date), and Bronson, Bronson, & McKinnon, San Francisco, California (Partner 1960- 1980); Past President (1989-1990) and Member, Board of Governors (1983 to 1993), National Association of Real Estate Investment Trusts; Director (representing Federal Deposit Insurance Corporation) of two subsidiaries of American Diversified Savings Bank (in liquidation) (1990 to 1992)Member, Real Estate Advisory Committee to California Commissioner of Corporations (1972-1973); University of California at Berkeley Boalt School of Law, L.L.B. 1959; Lieutenant, U.S.N.R. 1954-1956 (active) and to 1977 (reserve); Yale University, A.B. 1954.

Dennis R. Konczal, 46; President, Director and Chief Operating Officer(15)(16)

         President (1996 to date) and Executive Vice President (1989 to 1996) and Chief Operating Officer, Capital Alliance Advisors, Inc.; Executive Vice-President, Trustee and Chief Operating Officer of Capital Alliance Income Trust I (1991 to 1996)and of Capital Alliance Income Trust II (1994 to 1996); President and Director, Sierra Capital Acceptance (1995 to date); President, Director and Chief Operating Officer of Sierra Capital Companies and of Capital Alliance Investments Incorporated (a NASD broker-dealer and Registered Investment Advisor) (1984 to date); Director, President and Chief Operating Officer, Granada Management Corporation and Granada Financial Services, Inc., agribusiness concerns (1981-1984); Licensed Principal, NASD (1981 to date); B.S. Agricultural Economics, Michigan State University (1972).

Douglas A. Thompson, 52; Executive Vice-President, Director and Chief Investment Officer(16)

         Executive Vice-President, Capital Alliance Advisors, Inc. (1995 to date); Trustee, Capital Alliance Income Trust I and Capital Alliance Income Trust II (1995 to 1996); Founder, First Blackhawk Financial, Inc. (mortgage banking firm) (1992 to 1995); Owner, The Paradigm Group and Investors Mortgage Exchange, Danville, California (whole loan brokerage for private and institutional clients) (1990 to date); Vice President, Principal Residential Advisors, Danville, California (1988 to 1990); Secondary Mortgage Specialist, Morgan Stanley & Co. (1985-1988); Investment Banking/Mortgage Specialist, Merrill Lynch Pierce Fenner & Smith, Los Angeles, California (1982 to 1985 ); Manager. Watson Mortgage, Bakersfield, California (1981 to 1982); California Real Estate Broker (1992 to date); Member, Pepperdine University Board (1988 to
1991); B.S.E., 1967, Abeline Christian University; M.A., 1969 University of Southern California.

Stanley C. Brooks, 46; Director(16)(17)

         President and Chairman, Brookstreet Securities Corporation (1970 to
date); Executive Vice-President, Toluca Pacific Securities Corporation (1987 to
1989); Senior Vice-President, First Affiliated Securities (1983 to 1989); Senior Vice-President, Private Ledger Financial Services (1976 to 1983); Member, National Futures Association (1991 to date);
- --------
(15)     Executive Committee
(16)     Audit Committee
(17)     Unaffiliated Directors

Member, Securities Industry Association (1995 to date); Member, Regional Investment Bankers Association (1990 to date); Licensed Principal, NASD (1970 to date); California State Polytechnic Institute, B.S. Business Administration 1970.

Harvey Blomberg, 56; Director(15)(17)

         Founder and principal MRHB Real Estate (real estate management company) (1988 to date); Regional Director, Connecticut Small Business Development Center (19__ to date); Partner and Chief Financial Officer, Bay Purveyors, Inc. (1976 to 1995); General Manager, Deerfield Communications (1987 to 1990); Consultant to numerous companies (financial restructuring, refinancing and marketing) (1989 to date). Renessler Polytechnic Institute, M.S. Management, 1995; Hofstra University, M.B.A. 1985; B.S. Engineering, 1966.

         Directors are divided into three classes. Each class, after its initial re-election will serve 3 year terms. The Class One directors will be re-elected in 1997, the Class Two directors in 1998 and the Class Three directors in 1999. Replacements for vacancies occurring among the Directors may be filled by the Board of Directors. Nominations for Directors when a Director is removed or withdraws may be made by the Board of Directors, or subject to certain conditions, by a Shareholder holding 10% or more of the Shares outstanding.

         Initially, the Trust intends to pay to each Unaffiliated Director an annual fee of $5,000 plus $500 for each director's or committee meeting of the Directors attended in person ($300 if any are attended by telephonic means) and to reimburse all Unaffiliated Directors for their travel expenses and other out-of-pocket disbursements incurred in connection with attending any such meeting and for carrying on the business of the Trust. It is estimated that the aggregate remuneration so payable (exclusive of reimbursement for expenses ) to the Unaffiliated Directors for the first full fiscal year of the Trust (i.e., calendar year 1997) will not exceed $17,000. Directors who are affiliated with the Manager will receive no compensation from the Trust for their service as Directors. The officers of the Trust who are Directors and are also officers and directors of the Manager, however, will be reimbursed by the Trust or its subsidiaries for their expenses in attending meetings of the Directors or an Executive Committee and in carrying on the business of the Trust, and may be compensated in the future by the Trust or its subsidiaries for other services performed for the Trust under separate agreements.

         The Bylaws provide that the Directors and the Trust's agents, officers and employees may engage with or for others in business activities of the types conducted by the Trust and that they will not have any obligation to present to the Trust any investment opportunities which come to them other than in their capacities as Directors regardless of whether those opportunities are within the Trust's investment policies. Each Director is required to disclose any interest he has, and any interest known to him of any person of which he is an Affiliate, in any investment opportunity presented to the Trust. (See "Risk Factors":
"Conflicts of Interest and Related Considerations and Business Risks and Related Considerations - Limited Liability of Directors and Possible Inadequacy of Remedies", and "Summary of Organizational Documents and Securities" regarding the extent to which the Bylaws provide for indemnification, and prohibit or permit transactions between the Trust and the Directors, the Manager and certain of their Affiliates).

         The Directors have designated an Audit Committee which will be responsible for general relations between the Trust and its Independent Auditors as well as overseeing the annual audit of the Trust's financial statements. The Audit Committee is composed of Mr. Brooks, an Unaffiliated Director, Mr. Thompson and Mr. Konczal.

         The Directors have also designated an Executive Committee which has the authority of the full Board except for the declaration of dividends and other non-delegable matters specified in the Delaware Corporations Law. The Executive Committee is composed of Messrs. Swartz, Konczal, and Blomberg, an Unaffiliated Director.

Neither the Board of Directors in the aggregate, nor any Director individually, owns beneficially in excess of 1% of either the Trust's Preferred Stock or its Common Stock.

THE MANAGER

         Capital Alliance Advisors, Inc., a California Corporation, is the Manager of the Trust to coordinate assist and manage the duties and responsibilities of the Trust, subject to the supervision of the Board of Directors, - all in accordance with the terms of the Management Agreement. The Manager and its principals have collectively had substantial experience in the origination, servicing and administration of Home Equity Loans and other mortgage loans secured by trust deeds, in real estate asset management and financing, and in providing investment advisory services as a real estate investment fiduciary to both public and private real estate investment programs. The Manager, from 1991 through 1996, managed and advised The Trust's predecessors, Capital Alliance Income Trust I ("CAIT I") and Capital Alliance Income Trust II ("CAIT II"). CAIT I and CAIT II were consolidated with Capital Alliance Income Trust, A Real Estate Investment Trust, ("Trust") on April 30, 1996. The Manager is a licensed real estate broker in California and also manages a private mortgage banking firm with investment criteria similar to those of the Trust. The Manager owns beneficially 1% of the Trust's Preferred Stock.

         Messrs. Swartz and Konczal, principals of the Manager, are also principals and Chairman and President, respectively, of SCA, a privately-owned wholesale residential mortgage banking firm which specializes in B-C credit-rated residential mortgage loans. SCA was founded in 1995 and is located in Irvine, California. The Trust holds a strategic investment in SCA as holder of preferred shares which are valued at $200,000 and which have yielded a 15% return thereon to date.

          Messrs. Swartz and Konczal, principals of the Manager, are also principals of Sierra Capital Companies ("Sierra Capital"), and have been extensively engaged since 1980 in various aspects of the real estate investment advisory, asset management, and finance business. From 1985 to 1990, Sierra Capital advised and managed (i) four publicly-held equity real estate investment trusts ("Sponsored REITs") and (ii) Advantage Corporate Income Fund, L.P. ("Advantage Fund"), an institutional real estate limited partnership. Sierra Capital sold its REIT advisory and property management businesses to the Sponsored REITs in 1991 and the Sponsored REITs became "self administered. Since April 1991, neither Sierra Capital nor Messrs. Swartz and Konczal have had any connection or affiliation with the Sponsored REITs. Sierra Capital and its Affiliates have arranged over $410 million in credit facilities for sponsored entities and for their own account, including the Sponsored REITs and Advantage Fund. Sierra Capital and its Affiliates currently manage for their own account and for Advantage Fund, approximately $50 million of warehouse/distribution and light industrial properties. Advantage Fund, as of December 31, 1995 had $13,070,197 in partner's capital, seven single-tenant warehouse distribution facilities and two single-tenant retail warehouse facilities totaling 685,768 and 171,762 square feet, respectively, that were 100% leased. The facilities are located nationally. Sierra Capital directly owns two light industrial properties totaling 257,450 square feet which were 88% leased. Additionally, Messrs. Swartz and Konczal are also directors and officers of Capital Alliance Investments, Inc., a wholly-owned subsidiary of Sierra Capital, is a registered investment advisor and broker-dealer.

         The Sponsored REITs were Sierra Capital Realty Trust IV Co. ("Trust IV"), Sierra Capital Realty Trust VI Co. ("Trust VI"), Sierra Capital Realty Trust VII Co. ("Trust VII"), and Sierra Capital Realty Trust VIII Co. ("Trust VIII"). Trusts IV, VI and VII were consolidated in 1995 into Meridian Industrial Trust ("MIT"), and Trust VIII in 1993 changed its name to Meridian Point Realty Trust VIII Co. MIT and Trust VIII are presently registered pursuant to Section 12g of the Securities Exchange Act of 1934 and are subject to its reporting, proxy and trading rules. The Sponsored REITs and Advantage Fund are separate and distinct from the Trust and neither the Manager nor its Affiliates has, (nor since 1991 has had), any continuing relationship with MIT or Trust VIII, other than as a shareholder. As of December 31, 1995 MIT and Trust VIII had approximately $177,092,000 and $43,041,290, respectively, in Shareholders Equity. At December 31, 1995 MIT had 49 warehouse distribution facilities, 28 light industrial facilities and 7 retail facilities aggregating 5,823,391 rentable square feet, 1,531,876 rentable square feet and 903,082 rentable square feet, respectively that were 94%, 92% and 94% leased, respectively. Trust VIII, at said date, had 1 office building and 23 warehouse distribution facilities that were 99% leased. The properties are located nationally, primarily in major distribution centers. MIT is traded on the New York Stock Exchange and Trust VIII is traded on the American Stock Exchange. Information regarding MIT and Trust VIII was obtained from their respective December 31, 1995 IO K filings with the Securities Exchange Commission.

         Mr. Thompson, a principal of the Manager, holds a California Department of Real Estate Broker's license, and has been involved in the mortgage industry since 1976. During his service with the Capital Markets, Institutional Sales Division of Merrill, Lynch, Pierce, Fenner & Smith in Los Angeles and as a secondary mortgage specialist with Morgan Stanley & Co. in San Francisco, Mr. Thompson was involved in the purchase and sale of over $1 billion of mortgage products.


         The principal office of the Manager is 50 California Street, Suite 2020, San Francisco, California 94111 (Tel: (415) 288-9575).

         The directors and executives officers of the Manager and their principal occupations during the past five years are as follows:

         Thomas B. Swartz*               Chairman and Chief Executive Officer
                                         See "Directors and Officers," above.

         Dennis R. Konczal*              Director, President and Chief Operating Officer
                                         See "Directors and Officers," above.

         Douglas A. Thompson*            Director, Executive Vice-President and Chief Investment Officer
                                         See "Directors and Officers," above.

Terri L. Diver, 40; Vice President, Director of Loan Production

Vice President, Capital Alliance Advisors, Inc. (1993 to date); General Manager, San Diego Office (1988 to date), Acting Chief Executive Officer, Mission Thrift and Loan Association (1987-1988) and General Manager, El Cajon Office (1984-
1987), American Income Trust; Assistant Manager and Thrift Supervisor, Beverly Hills and San Diego Offices, Foothill Thrift and Loan Association (1980 to
1984); Thrift Supervisor, Credit Investigator, Thrift Teller (1975-1980) for First Thrift of America, Inglewood Thrift and Loan Association, Foothill Thrift and Loan Association and Amfac Thrift and Loan Association; High School Graduate, 1974, and Management and Continuing Education Courses and Seminars.

Rosemarie Franceschi, 47; Vice-President and Chief Lending Officer

Vice President, Capital Alliance Advisors, Inc. (1993 to date); Vice President, EquityAide Real Estate Finance Corporation (1983 to 1995); Founder and Manager, Robertson Mortgage Company (1981-1982); Loan Officer, Loan Servicing and Vault Teller, Eureka Savings & Loan Association (1966-1981); High School Graduate and Management and Continuing Education Courses and Seminars.

Jeannette Hagey, 38; Controller

Controller, Capital Alliance Advisors, Inc. (1994 to date); Controller, Sierra Capital Companies and Affiliate (1994 to date); Accounting Manager, VCA Hills (subsidiary of Colgate-Palmolive) (1991 to 1993); Senior Accountant, Cygnet Systems (1988 to 1991); Senior Accountant, Hare Brewer and Kelley (1985 to
1988); Accountant, Squaw Valley Ski Corporation (1984 to 1985); San Jose State University, B.S. Business-Accounting (1983); Management and Continuing Education Courses and Seminars.

Linda St. John, 40; Secretary and Operations Officer

Operations Officer and Secretary, Capital Alliance Advisors, Inc. (1995 to date); Secretary, Sierra Capital Companies and Affiliates (1995 to date);

*  Also officers and directors of the Trust.

MANAGEMENT AGREEMENT

         The Management Agreement between the Trust and the Manager will be effective upon the effective date of this Offering for an initial term ending December 31, 1998. The term of the Management Agreement will be automatically renewed for an additional two year term subject to the approval of the holders of a majority of the outstanding Common and Preferred Shares unless a notice of non-renewal is given by the Trust at least 120 days prior to the end of the term or any extension thereof and such termination is approved by the holders of a majority of the outstanding Common and Preferred Shares. Either the Board of Directors, Shareholders holding a majority of the Common and Preferred Shares and the Manager may also terminate the Management Agreement without cause upon 120 days prior written notice to the other party. The Trust or the Manager may also terminate the Management Agreement for cause upon the occurrence of certain specified events including a material breach of the Agreement or other breach of the Agreement by the Manager which remains uncured for 60 days. Any such termination or failure to extend by the Trust without cause will result in the payment of a termination or non-renewal fee to the Manager determined by independent appraisals of the fair market value of the Agreement assuming its continuance for a two year term.

         The Manager will be subject to the supervision of the Trust's Board of Directors and will provide investment, management and advisory services to the Trust, including (a) the presenting of a continuing and suitable investment program consistent with the Trust's investment policies and objectives and (b) the supervision and management of the day-to-day operations of the Trust.

         The Management Agreement provides for a regular management fee for its regular management and advisory services ("Management Compensation"), and for the retention of independent contractors (including the Manager or its affiliates) to perform loan origination and loan servicing services. (See "Management: Management Compensation")

         The Manager as of August 1, 1996 had a total of seven officers and directors plus several contract personnel dedicated to the oversight and conduct of the Trust's operations.

MANAGEMENT COMPENSATION

         The Manager will be entitled to a per annum Regular Management Fee payable monthly in arrears of an amount equal to 1% of the Gross Mortgage Assets of the Trust (computed monthly) plus 1/2% of cash or money-market or equivalent assets.

         The Manager (including its principals) is also entitled to receive additional compensation for services rendered to the Trust pursuant to separate agreements approved by the Board of Directors, including compensation for loan origination and loan servicing services and for additional services rendered under separate contracts with the Trust or its subsidiaries, including the Mortgage Conduit Subsidiary.

MANAGEMENT EXPENSES

         Pursuant to the Management Agreement, the Trust will also pay all operating expenses of the Trust except those specifically required to be borne by the Manager under the Management Agreement. The operating expenses required to be borne by the Manager include the compensation and other employment costs of the Manager's controlling officers and directors in their capacities as such, and the cost of office space, utilities, telephones, furnishings and other office expenses incurred or allowable to the Manager for its own benefit and account and not required for oversight and management of the Trust's operations. The expenses that will be paid by the Trust will include issuance and transaction costs incident to the acquisition, disposition and financing of investments; regular legal and auditing fees and expenses of the Trust; fees and expenses of the Trust's directors, premiums of directors' and officers' liability insurance and fidelity and errors and omissions insurance; servicing and origination expenses payable under the Origination and Loan Servicing Agreement; expenses connected with investor relations and communications, payment of dividends, transfer and registration of securities and other ordinary and necessary expenses of the business and affairs of the Trust. Expenses incurred by the Manager (including allocations of employment expenses and overhead) which are the responsibility of the Trust will be reimbursed at cost and will be made monthly.

         In addition to expenses payable by the Trust under the Management Agreement, the Trust is responsible for all expenses (including legal, auditing, and other expenses) in connection with this offering, estimated at $600,000.

LIMITS OF RESPONSIBILITY

         Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of the Trust's Board or shareholders and employees, will not be liable to the Trust, any mortgage security issuer, any subsidiary of the Trust, the Unaffiliated Directors, the Trust's stockholders or any subsidiary's shareholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. The Manager does not have significant assets. Consequently, there can be no assurance that the Trust would be able to recover any damages for claims it may have against the Manager. The Trust has agreed to indemnify the Manager, and its directors, officers, Shareholders and employees with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Manager made in good faith in the performance of its duties under the Management Agreement. (See "Risk Factors - Relationship with Manager and its Affiliates; Conflicts of Interest" and "Limited Liability of Directors and Indemnification").

HOME EQUITY LOAN ORIGINATION AND LOAN SERVICING AGREEMENT

         The Home Equity Loan Origination Services and Loan Servicing Agreement ("Origination and Servicing Agreement") between the Trust and CAAI will be effective upon the effective date of this Offering for an initial term ending December 31, 2000. The term of the Origination and Servicing Agreement and any extension thereof will be automatically renewed for an additional term of four years unless a notice of non-renewal is given by the Trust at least six months prior to the end of the term or extension. In addition, the Trust may terminate the Origination and Servicing Agreement upon the occurrence of certain specified events, including a violation of the Agreement which remains uncured for thirty days.

         CAAI will use its best efforts to originate and present to the Trust Home Equity Loans, other mortgage loans, and other investment opportunities which may be committed and funded only when approved by the Manager's Investment Committee. CAAI will also use its best efforts to service the Trust's portfolio of Home Equity Loans and to manage and dispose of any foreclosure property of the Trust.

         CAAI will be entitled to receive for its services under the Origination and Servicing Agreement a per annum combined Origination and Servicing Fee payable monthly of two percent (2%) of the Gross Mortgage Assets of the Trust, computed monthly. All "origination points" received in connection with a Home Equity Loan shall be payable to the Trust which shall pay any compensation due with respect to a loan to a cooperating broker. CAAI shall also be entitled to retain miscellaneous fees paid by borrowers for appraisal, documentation, processing, underwriting and funding of Home Equity Loans and auxiliary fees related to the servicing of such loans, including late charges, returned check fees, assumption fees and other incidental fees permitted by the loan documents.

ORIGINATION AND SERVICING EXPENSES

         Pursuant to the Origination and Servicing Agreement, CAAI will bear the employment expenses of its officers, directors and employees of CAAI in their capacities as such and expenses incidental to the origination and servicing of Home Equity Loans to the extent such expenses are paid by borrowers in connection with any loan. CAAI retains payments of miscellaneous auxiliary fees paid by borrowers for such expenses; the cost of office space, utilities, telephones, furnishings and other office expenses incurred and allocable to CAAI for its own benefit and account and not required for the origination or servicing of the Trust's Home Equity Loans and other mortgage loans. Expenses that will be paid by the Trust include travel expenses to inspect properties that are proposed as the subject of a Home Equity Loan; fees and expenses paid to independent contractors, appraisers, consultants and other agents retained by the Trust and direct expenses of acquiring, financing, servicing, disposing of and owning interests in real estate and other property; and the expenses of foreclosing upon, managing, owning and selling foreclosure properties and other property of the Trust.

         CAAI is a licensed real estate broker and its principal office is located at 50 California Street, Suite 2020, San Francisco, California 94111 (Tel: (415) 288-9575).

- --------------------------------------------------------------------------------
                          RELATIONSHIPS WITH AFFILIATES
- --------------------------------------------------------------------------------


ARRANGEMENTS AND TRANSACTIONS WITH CAAI.

       CAAI is the Manager of the Trust and will provide (a) management and advisory services to the Trust in accordance with the Management Agreement and
(b) mortgage origination and loan servicing services to the Trust in accordance with the Mortgage Origination and Servicing Agreement. As previously described, the Trust will utilize the mortgage banking experience, management expertise and resources of CAAI in conducting its Mortgage Investment and its planned Mortgage Conduit Businesses. CAAI owns 1% of the Preferred Shares of the Trust. In addition, a majority of the Directors and the officers of the Trust also serve as Directors and/or officers of CAAI. (See "Risk Factors - Conflicts of Interest and Related Considerations Relationship with CAAI and Affiliates"). On formation of the Mortgage Conduit Subsidiary, CAAI will own all of the voting common stock and a 1% economic interest in the Mortgage Conduit Subsidiary. The Trust will own all of the non-voting preferred stock representing 99% of the economic interest in the Mortgage Conduit Subsidiary. CAAI will have the power to elect all of the directors of the Mortgage Conduit Subsidiary and the ability to control the outcome of all matters for which the consent of the holders of the common stock of such subsidiary is required. CAAI and/or the officers and directors of the Mortgage Conduit Subsidiary will be separately compensated for their management services to the subsidiary and will provide origination, financing and administrative services to the subsidiary through separate agreements and an intercompany allocation of the cost of such services.

       The Management Agreement may be terminated by (i) either the Trust, its Board of Directors or shareholders holding a majority of the voting power of the Trust, or by the Manager without cause upon 120 days prior written notice and
(ii) approval of the termination of the Manager by the Shareholders holding a majority of the Common and Preferred Shares. Any such termination or failure to extend by the Trust, the Board of Directors or Shareholders without cause shall result in the payment of a termination or non-renewal fee to the Manager determined by an independent appraisal of the fair market value of the Management Agreement assuming a two year term. These agreements have been developed by CAAI and the Trust in the context of a related party consolidation and therefore are not the result of arm's-length negotiations between independent parties. It is the intention of the Trust and CAAI that such agreements and the transactions provided for therein, taken as a whole, are fair to both parties, while continuing certain mutually beneficial arrangements. However, there can be no assurance that each of such agreements, or the transactions provided for therein, have been effected on terms at least as favorable to the Trust as could have been obtained from unaffiliated third parties.

INVESTMENT IN RELATED MORTGAGE BANKING FIRM.

       The Trust, as a result of strategic investments totaling $200,000 by its predecessors, CAIT I and CAIT II, holds 20,000 Class "B" Preferred Shares of Sierra Capital Acceptance ("SCA") of Irvine, California. SCA is a wholesale mortgage banking firm specializing in B-C credit rated non-conforming residential mortgages. The SCA investment held by the Trust has a 15% distribution preference (which has been paid quarterly) and a liquidation preference. The business of SCA and the Mortgage Conduit Business planned for the Trust's Mortgage Conduit Subsidiary are similar and may be competitive in the origination, purchasing and sale of A- and B-C credit rated non-conforming residential mortgages unless the Mortgage Conduit Business is conducted through a joint venture between SCA and the Mortgage Conduit Subsidiary. Messrs. Swartz and Konczal are principals, directors and officers of SCA as well as of the Trust and its Manager. No decision has been made to date regarding the establishment of a joint venture between SCA and the Trust's proposed Mortgage Conduit Subsidiary.

SALE AND PURCHASE OF LOANS.

       To assure a source of mortgage loans for the Trust's Mortgage Investment Business, it is anticipated that the Mortgage Conduit Subsidiary will grant to the Trust an option to purchase all non-conforming mortgage loans and Home Equity Loans meeting the Trust's investment criteria and policies. Commitments to acquire loans will obligate the Trust to purchase such loans from the Mortgage Conduit Subsidiary upon the closing and funding of the loans, pursuant to the terms and conditions specified in the commitment. It is also anticipated that compensation to be paid by the Mortgage Conduit Subsidiary to the Trust will be no less favorable to the Trust than is generally available from other nationally-recognized dealers in similar mortgage loans as approved by the Board of Directors.

       Such a loan purchase agreement would generally remain in force until one year after the effective date of this Offering and thereafter would be automatically renewed on a year-to-year basis unless written notice is delivered by either the Trust or the Mortgage Conduit Subsidiary thirty day prior to the end of the term or any renewal term of such an agreement.

       Also, the Trust would be able to terminate the loan purchase agreement upon 30 days' notice following the happening of one or more events specified in the agreement. Such events would relate generally to the Mortgage Conduit Subsidiary's proper and timely performance of its duties and obligations under the agreement. In addition, either party would be able to terminate the loan purchase agreement without cause upon 30 days' notice.

       Additional or modified arrangements and transactions may be entered into by the Trust, CAAI, and their respective subsidiaries or Affiliates, after completion of this Offering. Any such future arrangements and transactions will be determined through negotiation between the Trust and such entities and it is possible that conflicts of interest will be involved.

- --------------------------------------------------------------------------------
               SUMMARY OF ORGANIZATIONAL DOCUMENTS AND SECURITIES
- --------------------------------------------------------------------------------


       The following is a summary of significant provisions of the Trust's Certificate of Incorporation and Bylaws and a summary of the Trust's Shares and Warrants. Additional significant provisions are summarized elsewhere in this Prospectus. (See "Additional Information: and Sources of Additional Funds.")

DESCRIPTION OF SHARES.

       Authorized Capital. The Trust's authorized capital stock consists of 2,000,000 Common Shares and 675,000 Preferred Shares. The Common Shares and Preferred Shares each have a par value of $0.01. The Trust will not issue more than 1,500,000 Common Shares during the initial offering period. 643,730 Preferred Shares were issued and outstanding at April 30, 1996. The number of Warrants issued in the Initial Public Offering will vary depending upon the amount of sales of Common Shares. Moreover, the extent to which such Warrants are exercised and the timing of such exercises will affect the number of Common Shares outstanding at any time.

       Voting Rights. Each Preferred and Common Share is generally entitled to one vote on all matters to be voted upon by the shareholders. The shareholders will have all the voting rights provided by the Delaware General Corporation Law to shareholders of Delaware corporations (in addition to those described below), and will be entitled to vote upon: (1) the election or removal of Directors; and
(2) the ratification of the Directors approval, renewal or termination of the Management Agreement. As permitted by Delaware law, the Trust's Certificate of Incorporation allows the Directors to amend the Trust's bylaws without shareholder consent.

       Further Issuance of Shares; Redemption Shares may be issued upon Warrant exercise and the possible sale of additional Preferred Shares or Common Shares or issuance of debt securities that are convertible into Preferred Shares or Common Shares. (See "Sources of Additional Funds.:) Upon issuance, Shares will be fully-paid and non-assessable and, except as stated under "Redemption of Shares and Prohibition of Transfer of Shares and Exercise of Warrants" below, shares (except as noted under "Redemption of Transfer of Shares and Exercise of Warrants" below) will not be subject to redemption.

       Annual Meeting of Shareholders. The first annual meeting of the shareholders will be held following the close of the Trust's fiscal year ending December 31, 1996. Special meeting may be called by the Chairman, the President, at least two Directors, subject to certain conditions, or shareholders holding 10% or more of the outstanding Shares of the Trust.

       Transferability of Shares. The Shares and Warrants will be freely and separately transferable, except to the extent stated under "Redemption of Shares and Prohibition on Transfer of Shares and Exercise of Warrants" below. The Trust has applied for listing on the NASDAQ-NMS subject to official notice of issuance, but actual trading of Shares on the NASDAQ-NMS, if approved, will not commence until the termination of the Initial Public Offering. Other transfers of Shares that do not involve a sale can be accomplished by providing the necessary documentation to the stock transfer agent, _____________________. Warrants will not be listed on the NASDAQ-NMS, but will be freely transferable, except as set forth below.

       Issuance of Share Certificates. The actual issuance of a certificate evidencing the Shares is optional. Shareholders who do not elect to receive a certificate will own Shares in "unissued certificate" form and will be treated in like manner as those who do receive a certificate. Owning Shares in unissued certificate form will (a) eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates, and (b) eliminate the need to return a duly executed certificate to the transfer agent to effect a transfer. After the Minimum Subscription Level is reached, all Shares will be held in unissued certificate form until the end of the Initial Public Offering period. Upon the conclusion of the offering, Share certificates will be issued to those Shareholders who in writing have requested it.

DIVIDEND PREFERENCES.

       Current Distributions. Holders of the Preferred Shares will be entitled to the Current Distribution Preference with respect to such Current Distributions as are declared each year as follows: the lesser of (a) an amount equal to an annualized return on the Net Capital Contribution of Preferred Shares at each dividend record date during such year (or, if the Directors do not set a record date, as of the first day of the month) equal to 10.25% or 150 basis points over the Prime Rate (determined on a not less than quarterly basis), or (b) the amount available for distribution by the Trust.

       After declaration for a given quarter of Current Distributions to the holders of Preferred Shares in the amount of the Current Distribution Preference, no further distributions may be declared on the Preferred Shares for the subject quarter until the total dollar amount of Current Distributions declared on the Common Shares as a class for that quarter equals an amount (the "Matching Distribution") as the Current Distribution Preference for each Preferred Share for such quarter. Any Current Distributions associated with a payment date that are declared after the Trustees have declared Current Distributions on Common Shares in the amount of the Matching Distribution (i.e. excess Distributions) generally will be allocated such that the amount of Current Distributions per share paid to or declared to the holders of the Preferred Shares and Common Shares for the subject quarter are equal.

       Liquidating Distributions. Holders of Preferred Shares are entitled to receive all Liquidating Distributions until the Aggregate Adjusted Net Capital Contribution of all Preferred Shares has been reduced to zero. Thereafter, holders of Common Shares are entitled to all Liquidation Distributions until the Aggregate Adjusted Net Capital Contributions of all Common Shares has been reduced to zero. Any subsequent Liquidating Distributions will be allocated among the holders of the Common shares and Preferred Shares pro rata.

DIRECTORS.

       The Board of Directors consists of five members (two of whom are unaffiliated directors) who are divided into three classes and will serve until the first annual meeting of shareholders at which directors in their respective classes are to be elected or until their successors are elected. Thereafter, the term of each Director elected by the Shareholders will continue until the next annual meeting of the shareholders at which directors in their respective classes are to be elected. The number of Directors may be increased or decreased by the Directors or the shareholders, but shall be not less than three nor more than seven. Vacancies, which can be created by the death, resignation, bankruptcy, adjudicated incompetence or other incapacity of a Director, or by an increase in the number of Directors, may be filled by a majority of the remaining Directors. Removal of a Director by the Shareholders or court order may be filled only by shareholders. Any Director may resign at any time and may be removed, with or without cause, by the holders of a majority of the Shares.

       The Directors are empowered to appoint an Executive Committee of two or more Directors to which may be delegated most of the powers of the Board of Directors and an Audit Committee of two or more Directors.

       The Directors will be entitled to be indemnified against all liabilities incurred by them in the course of their activities as Directors except that no indemnity will be provided for willful misconduct or for conduct that is knowingly fraudulent or deliberately dishonest.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS.

       Approval by shareholders owning a majority of the Shares represented by shareholders present either in person or by proxy at a duly authorized meeting may by affirmative vote amend or alter the Trust's Bylaws. Bylaws may also be amended by the Board of Directors. Except as noted below, approval by shareholders owning a majority of the outstanding Shares is necessary to amend or alter the Trust's Certificate of Incorporation. Except as noted below, in addition, no reduction in the voting rights of the holders of Trust Shares or in their right to distributions on liquidation of the Trust may be made without shareholder approval. The holders of two-thirds of the outstanding Preferred Shares must approve any change in rights, privileges or preferences of Preferred Shares from that set forth in the Trust's Bylaws and Certificate of Incorporation or the creation of any additional class of preferred stock senior to the Preferred Shares. The holders of a majority of the outstanding Preferred Shares must approve the creation of any additional class of preferred stock equal in preference to the Preferred Shares.

SHAREHOLDER LIMITED LIABILITY.

       Under Delaware general corporate law, a shareholder will generally not be liable for claims made against the Trust in the absence of a voluntary assumption of liability.

REDEMPTION OF SHARES AND PROHIBITION OF TRANSFER OF SHARES AND EXERCISE OF WARRANTS.

       The Preferred Shares are redeemable by a Shareholder at the option of the Board of Directors annually on June 30 provided a request for such redemption by a Preferred Shareholder is received by May 15 of such year. The Board of Directors may arbitrarily and in their sole discretion deny, delay or postpone or consent to any or all requests for redemption. The Redemption Amount to be paid for redemption of such Preferred Shares shall be the Adjusted Net Capital Contribution plus accrued but unpaid dividends attributable to the Preferred Shares which the Preferred Shareholder requests be redeemed, divided by the Aggregate Net Capital Contributions plus accrued but unpaid Dividends attributable to all referred Shares outstanding, multiplied by the Net Asset Value of the Trust attributable to the Preferred Shares which shall be that percentage of the Trust's Net Asset Value that the Aggregate Adjusted Net Capital Contributions of all Preferred Shares bears to the Adjusted Net Capital Contributions of all Shares outstanding. A contingent liquidation charge will be paid to the Trust in connection with each redemption as follows: 3% of Redemption Amount in 1996; 2% of Redemption Amount in 1997; 1% of Redemption Amount in 1998; and none thereafter.

       With certain exceptions, for the Trust to qualify as a REIT under the Code, not more than 50% of its outstanding Shares may be owned by five or fewer individuals during the last half of the Trust's taxable year, and the shares must be owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. The Trust has over 100 Preferred Shareholders. (See "Tax Aspects of the Offering.") In order to meet these requirements, the Trustees are given power to redeem or prohibit the transfer of a sufficient number of Common and/or Preferred Shares or the exercise of a sufficient number of Warrants to maintain or bring the ownership of shares into conformity with those requirements and to prohibit the Transfer of Shares to Persons whose acquisition thereof would result in a violation of those requirements. In addition, the Bylaws provide that no shareholder may own more than 9.8% of the total outstanding Shares, although this limit will not apply to Shares acquired before the conclusion of the Initial Public Offering of Common Shares.

REPORTS TO SHAREHOLDERS AND RIGHTS OF EXAMINATION.

       Within 120 days following the close of each fiscal year, the Trust will mail an annual report on Trust affairs to its shareholders. This report will include audited financial statements and contain a balance sheet, an income statement, a statement of changes in shareholder equity and a statement of changes in financial position. The Trust will provide a proxy statement in connection with the annual meeting. The Trust will send shareholders quarterly reports on the affairs of the Trust. Financial statements in reports will be prepared in accordance with generally accepted accounting principles. The shareholders will have the right to inspect the books and records of the Trust during usual business hours for any purpose reasonably related to such shareholder's interest as a shareholder.

DESCRIPTION OF SHAREHOLDER AND MANAGING DEALER WARRANTS.

       Each Shareholder Warrant will entitle the holder thereof to purchase one Common Share. The exercise price for each Shareholder Warrant is $7.00, and such Warrants may be exercised during the twenty-fifth through the forty-eighth month following the effective date of this Prospectus. The Shareholder Warrants will be issued pursuant to a Shareholder Warrant Agreement between the Warrant Agent and the Trust.

       Each Managing Dealer Warrant will entitle the holder thereof to purchase one Common Share. The exercise price for each Managing Dealer Warrant is $9.00, and such Warrants may be exercised during the twenty-fifth through the forty-eighth month following the effective date of this Prospectus. The Managing Dealer Warrants will be issued pursuant to an Managing Dealer Warrant Agreement between the Warrant Agent and the Trust.

       In order to protect Warrant holders against dilution, the Warrant Agreement provides that upon the occurrence of certain events, the exercise price of the Warrants and the number of Shares which may be purchased upon the exercise of Warrants will be adjusted. The events generating adjustments include stock dividends, split-ups, combinations and reclassifications, but do not include the sale of Shares at less than the exercise price or cash distributions whether paid out of capital or otherwise. Provision is also made to protect against dilution in the event of merger, consolidation or disposition of all or substantially all of the Trust's assets. Warrant holders do not have any rights of shareholders and in the event of a partial or total liquidation, dissolution or winding up of the Trust, holders of Warrants will not be entitled to participate in a distribution of Trust assets unless such Warrants have been exercised. The Shares and the Warrants may be transferred separately after their issuance. Warrants will be dated and issued in certificate form to the shareholders upon written request at the time of the warrant exercise period and they may be exercised by completing and executing the form on the back side of the Warrant certificate. Warrants will not be issued for fractional Shares.

       The Trust may refuse to allow the exercise of a Warrant if the effect of such exercise would, in the opinion of special counsel for the Trust, disqualify the Trust as a REIT under the Code. (See "Tax Aspects of the Offering:
Qualification as a Real Estate Investment Trust" and "ERISA Consideration.")

- --------------------------------------------------------------------------------
                        FEDERAL INCOME TAX CONSIDERATIONS
- --------------------------------------------------------------------------------



       The following discussion summarizes certain federal income tax considerations to the Trust and the purchasers of the Common Stock. This discussion is based on existing federal income tax law, which is subject to change, possibly retroactively. This discussion does not address all aspects of federal income taxation that may be relevant to a particular investor in light of its personal investment circumstances or to certain types of investors subject to special treatment under the federal income tax laws (including financial institutions, insurance companies, broker-dealers and, except to the extent discussed below, tax-exempt entities and foreign taxpayers) and it does not discuss any aspects of state, local or foreign tax law. This discussion assumes that investors will hold their Common Stock as a "capital asset" (generally, property held for investment) under the Code. Prospective investors are advised to consult their tax advisors as to the specific tax consequences to them of purchasing, holding and disposing of the Common Stock, including the application and effect of federal, state, local and foreign income and other tax laws.

TAXATION OF THE TRUST.

       General The Trust plans to elect to become subject to tax as a REIT, for federal income tax purposes, under Sections 856 through 860 of the Code and applicable Treasury Regulations (the "REIT Requirements" or the "REIT Provisions") commencing with the taxable year ending December 31, 1996. The Board of Directors of the Trust currently expects that the Trust will continue to operate in a manner that will permit the Trust to maintain its qualifications as a REIT for each taxable year thereafter. This treatment will permit the Trust to deduct dividend distributions to its stockholders for federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to its stockholders.

       The REIT Provisions are highly technical and complex. The following summary sets forth the material aspects of the REIT Provisions that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the REIT Provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

       At the closing of the offering described herein, contingent upon the receipt of certain factual representations from the Trust, Wilson Ryan & Campilongo will render its opinion that, commencing with the Trust's taxable year ended December 31, 1996, the Trust was organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that such opinion will be based on various factual assumptions relating to the organization and operation of the Trust and certain representations as to factual matters. In addition, such opinion will be based upon the factual representations of the Trust concerning its business and assets as set forth in the Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Trust's ability to meet (through actual annual operating results, distribution levels and diversity of stock ownership) the various qualification tests imposed under the REIT Provisions discussed below, the results of which have not been and will not be reviewed by Wilson Ryan & Campilongo. Accordingly, no assurance can be given that the actual results of the Trust's operation for any particular taxable year have satisfied or will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. (See "Risk Factors - Tax and Regulatory Risks and Related Considerations - Consequences of Failure to Maintain REIT Status; Trust Subject to Tax as Regular Corporation").

       As long as the Trust qualifies for taxation as a REIT, it generally will not be subject to federal corporate income taxes on its net income that is currently distributed to stockholders. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from investment in a regular corporation. Even if the Trust qualifies for taxation as a REIT, however, it may be subject to federal income tax as follows: First, the Trust will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Trust may be subject to the "alternative minimum tax" on its items of tax preference, if any. Third, if the Trust has (i) net income from the sale or other disposition of "foreclosure property" (generally, property acquired at or in lieu of foreclosure of the mortgage secured by such property or as a result of a default under a lease of such property) which is held primarily for sale to customers in the ordinary course of business, or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Trust has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. Fifth, if the Trust should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Trust fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Trust's profitability. Sixth, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, pursuant to IRS Notice 88-19, if the Trust has a net unrealized built-in gain, with respect to any asset (a "Built-In Gain Asset") acquired by the Trust from a corporation which is or has been a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the Built-In Gain Asset in the hands of the Trust is determined by reference to the basis of the asset in the hands of the C corporation, and the Trust will recognize gain on the disposition of such asset during the ten-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Trust, then, to the extent of the Built-In Gain (i.e., the excess of (a) the fair market value of such asset over (b) the Trust's adjusted basis in such asset, determined as of the beginning of the Recognition Period), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated. The results described above with respect to the recognition of Built-In Gain assume that the Trust will make an election pursuant to Notice 88-19 and that such treatment is not modified by certain revenue proposals in the Administration's 1997 Budget Proposal.

       Requirements for Qualification To qualify as a REIT, the Trust must elect to be so treated and must meet on a continuing basis certain requirements (as discussed below) relating to the Trust's organization, sources of income, nature of assets, and distribution of income to shareholders. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(iii) which would be taxable as a domestic corporation, but for the REIT Provisions; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities); and (vii) which meets certain other tests, described below, regarding the nature of its income and assets. The REIT Provisions provide that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Trust to be taxed as a REIT.

       The Trust believes that it has previously issued sufficient Preferred Shares and that during the course of this Offering it will issue sufficient shares of Common Stock with sufficient diversity of ownership to allow the Trust to satisfy conditions (v) and (vi). In addition, the Trust's constituent documents provide for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist the Trust in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such ownership and transfer restrictions are described in "Summary of Organizational Documents and Securities." These restrictions may not ensure that the Trust will, in all cases, be able to satisfy the share ownership requirements described above. If the Trust fails to satisfy such share ownership requirements, the Trust's status as a REIT will terminate. See "Failure to Qualify."

       In addition, in order to be taxed as a REIT, the Trust must maintain certain records and request certain information from its stockholders designed to disclose the actual ownership of its stock. The Trust has represented that it will comply with these requirements. A corporation may also not elect to become a REIT unless its taxable year is the calendar year.
the Trust has a calendar taxable year.

       Income Tests In order to maintain its qualification as a REIT, the Trust annually must satisfy three gross income requirements. First, at least 75% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from: (i) rents from real property; (ii) interest on obligations secured by mortgages on real property or on interests in real property; (iii) gain from the sale or other disposition of real property

(including interests in real property and interests in mortgages on real property) not held primarily for sale to customers in the ordinary course of business; (iv) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares in other real estate investment trusts; (v) abatements and refunds of taxes on real property; (vi) income and gain derived from foreclosure property; (vii) amounts (other than amounts the determination of which depend in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements (a) to make loans secured by mortgages on real property or on interests in real property or (b) to purchase or lease real property (including interests in real property and interests in mortgages on real property); (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction; and (ix) qualified temporary investment income. Second, at least 95% of the Trust's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the sources described above with respect to the 75% gross income test, dividends, interest, and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales or other disposition of foreclosure property) must represent less than 30% of the Trust's gross income (including gross income from prohibited transactions) for each taxable year.

       The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

       Generally, if a loan is secured by both personal property and real property, interest must be allocated between the personal property and the real property, with only the interest allocable to the real property qualifying as mortgage interest under the 75% gross income test. Treasury Regulations provide that if a loan is secured by both personal and real property and the fair market value of the real property as of the commitment date equals or exceeds the amount of the loan, the entire interest amount will qualify under the 75% gross income test. If the amount of the loan exceeds the fair market value of the real property, the interest income allocated to the real property is an amount equal to the interest income multiplied by a fraction, the numerator of which is the fair market value of the real property as of the commitment date, and the denominator of which is the amount of the loan. The interest income allocated to the personal property is an amount equal to the excess of the total interest income over the interest income allocated to the real property.

       Interest earned on mortgage loans, and mortgage-backed securities secured by or representing an interest in such loans will qualify as "interest" for purposes of the 95% and 75% gross income tests if such assets are treated as obligations secured by mortgages on real property or on interests in real property. However, income attributable to securities (other than Qualified REIT Assets) that the Trust holds directly or indirectly, dividends on stock (including any dividends the Trust receives from any subsidiary), interest on any other obligations not secured by real property, and gains from the sale or disposition of stock or other securities that are not Qualified REIT Assets will not qualify under the 75% gross income test if such income is not treated as interest on obligations secured by mortgages on real property or on interests in real property or gain from the sale or other disposition of a Qualified REIT Asset, which is not a prohibited transaction. Such income will qualify under the 95% gross income test, however, if such income constitutes interest, dividends or gain from the sale or disposition of stock or securities. Income from loan guarantee fees, mortgage servicing contracts or other contracts under which the Trust would earn fees for performing services will not qualify under either the 95% or 75% gross income tests if such income constitutes fees for services rendered by the Trust or is not treated as interest (on obligations secured by mortgages on real property or on interests in real property for purposes of the 75% gross income test). Similarly, income from hedging, including the sale of hedges, will not qualify under the 75% or 95% gross income tests unless such hedges constitute Qualified Hedges, in which case such income will qualify under the 95% gross income test.

       In order to comply with the 95% and 75% gross income tests, the Trust has limited and will continue to limit substantially all of the assets that it acquires to Qualified REIT Assets. As a result, the Trust may limit the type of assets, including hedging contracts, that it otherwise might acquire and, therefore, the type of income it otherwise might receive, including income from hedging, other than income from Qualified Hedges. See "Business--Hedging."

       In addition, to comply with the 30% gross income test, the Trust may have to hold mortgage loans and mortgage-backed securities for four or more years and securities (other than securities that are Qualified REIT Assets) and hedges for one year or more at times when the Trust might otherwise have opted for the disposition of such assets for short term gains.

       In order to comply with the REIT gross income tests, the Trust has monitored and will continue to monitor its income, including income from dividends, hedging transactions, futures contracts, servicing and sales of Mortgage Assets, gains on the sale of securities, and other income not derived from Qualified REIT Assets. The Trust believes that the aggregate amount of any nonqualifying income in any taxable year has not exceeded and will not exceed the limit on nonqualifying income under the gross income tests.

       If the Trust fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Trust's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Trust attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Trust would be entitled to the benefit of these relief provisions. For example, if the Trust fails to satisfy the gross income tests because nonqualifying income that the Trust intentionally incurs exceeds the limits on such income, the Internal Revenue Service (the "Service") could conclude that the Trust's failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving the Trust, the Trust will not qualify as a REIT. As discussed above in "Federal Income Tax Considerations--Taxation of the Trust--General," even if these relief provisions apply, a tax would be imposed with respect to the excess net income. There can be no assurance that the Trust will always be able to maintain compliance with the gross income tests for REIT qualification despite its periodic monitoring procedures. No similar mitigation provision provides relief if the Trust fails the 30% gross income test. In such case, the Trust would cease to qualify as a REIT. (See "--Failure to Qualify.")

       Any gain realized by the Trust on the sale of any property (including mortgage loans and mortgage-backed securities) held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Trust's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. (See "Business--Mortgage Conduit Business.") If the Trust were to sell directly such mortgage securities on a regular basis, there is a substantial risk that such sales would constitute prohibited transactions and that all of the profits therefrom would be subject to a 100% tax. Therefore, such sales are contemplated to be made only through a non-qualified REIT subsidiary which itself will not be subject to the 100% penalty tax on income from prohibited transactions, which is only applicable to a REIT.

       Asset Tests The Trust, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Trust's total assets must be represented by Qualified REIT Assets, cash, cash items and government securities. Qualified REIT Assets include (i) interests in real property and interests in mortgages on real property, (ii) interests in REMICs, and (iii) stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) public debt offering of the Trust. Second, not more than 25% of the Trust's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Trust may not exceed 5% of the value of the Trust's total assets and the Trust may not own more than 10% of any one issuer's outstanding voting securities. The Trust believes that substantially all of its assets, are Qualified REIT Assets.

       As described above, the Trust may engage in its Mortgage Conduit Business through a non-qualified REIT subsidiary. It is presently anticipated that under this arrangement, the Trust would own 100% of the nonvoting preferred stock of the non-qualified REIT subsidiary. The Trust does not plan to own any of the voting Common Shares of such non-qualified REIT subsidiary, and therefore the Trust will not be considered to own more than 10% of its voting securities. In addition, the Trust anticipates that the aggregate value of its securities of such subsidiary would not at any time exceed, 5% of the total value of the Trust's assets. However, there can be no assurance that the Service will not contend that the value of the Trust's interest in such subsidiary exceeds the 5% value limitation.

       When purchasing mortgage-related securities, the Trust and its counsel may rely on opinions of counsel for the issuer or sponsor of such securities given in connection with the offering of such securities, or statements made in related offering documents, for purposes of determining whether and to what extent those securities (and the income therefrom) constitute Qualified REIT Assets (and income) for purposes of the REIT asset tests (and the REIT gross income tests discussed above).

       A regular or residual interest in a REMIC will be treated as a Qualified REIT Asset for purposes of the REIT asset tests and income derived with respect to such interests will be treated as interest on obligations secured by mortgages on real property, assuming that at least 95% of the assets of the REMIC are Qualified REIT Assets. If less than 95% of the assets of the REMIC are Qualified REIT Assets, only a proportionate share of the assets of and income derived from the REMIC will be treated as qualifying under the REIT asset and income tests. the Trust believes that its REMIC interests fully qualify for purposes of the REIT income and asset tests.

       If the Trust invests in a partnership, it will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership shall retain the same character in the hands of the Trust for purposes of the REIT gross income tests and the asset tests.

       After initially meeting the asset tests at the close of any quarter, the Trust will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. the Trust intends to maintain adequate records of the value of its assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as may be required to cure any noncompliance. If the Trust fails to cure noncompliance with the asset tests within such time period, the Trust would cease to qualify as a REIT.

       Annual Distribution Requirements The Trust, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its stockholders in an amount at least equal to (i) the sum of (a) 95% of the Trust's "REIT taxable income" (computed without regard to the dividends paid deduction and by excluding the Trust's net capital gain) and (b) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. In addition, if the Trust disposes of any Built-In Gain Asset during its Recognition Period, the Trust will be required, pursuant to Treasury Regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Trust timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration and if the Trust so elects and specifies the dollar amount on its tax return. To the extent that the Trust does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Trust should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Trust would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Trust intends to make timely distributions sufficient to satisfy these annual distribution requirements.

       The Trust anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. It is possible, however, that the Trust, from time to time, may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of the Trust. For instance, the Trust may realize income without a corresponding cash payment, as in the case of original issue discount or accrued interest on defaulted Mortgage Loans. In the event that such timing differences occur, in order to meet the distribution requirements, the Trust may find it necessary to sell assets, arrange for short-term, or possibly long-term, borrowings, or pay dividends in the form of taxable stock dividends.

       The Service has ruled that if a REIT's dividend reinvestment plan allows stockholders of the REIT to elect to have cash distributions reinvested in shares of the REIT at a purchase price equal to at least 95% of fair market value on the distribution date, then such cash distributions reinvested pursuant to such a plan qualify under the 95% distribution test. The terms of the Trust's DRP will comply with this ruling. See "Dividend Reinvestment Plan."

       Under certain circumstances, the Trust may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in the Trust's deduction for dividends paid for the earlier year. Thus, the Trust may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Trust will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

RECORD KEEPING REQUIREMENTS.

       A REIT is required to maintain certain records, including records regarding the actual and constructive ownership of its shares, and within 30 days after the end of its taxable year, to demand statements from persons owning above a specified level of the REIT's shares (e.g., if the Trust has over 200 but fewer than 2,000 stockholders of record, from persons holding 1% or more of the Trust's outstanding shares of common stock and if the Trust has 200 or fewer shareholders of record, from persons holding 1/2% or more of the Common Stock) regarding their ownership of shares. In addition, the Trust must maintain, as part of its records, a list of those persons failing or refusing to comply with this demand. Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns setting forth the actual stock ownership and other information.

FAILURE TO QUALIFY.

       If the Trust fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Trust will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which the Trust fails to qualify will not be deductible by the Trust nor will they be required to be made. As a result, the Trust's failure to qualify as a REIT would substantially reduce the cash available for distribution by the Trust to its stockholders. In addition, if the Trust fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary income, to the extent of the Trust's current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributes may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Trust will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Trust would be entitled to such statutory relief. Failure to qualify for even one year could result in the Trust's incurring substantial indebtedness (to the extent borrowings are feasible) or liquidating substantial investments in order to pay the resulting taxes.

TAXATION OF TAXABLE U.S. STOCKHOLDERS GENERALLY.

       As used herein, the term "U.S. Stockholder" means a holder of shares of Common Stock who (for United States federal income tax purposes) (i) is a citizen or resident of the United States, (ii) is a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, or (iii) is an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

       As long as the Trust qualifies as a REIT, distributions made by the Trust out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Stockholders as ordinary income. Such distributions will not be eligible for the dividends received deduction in the case of U.S. Stockholders that are corporations. Distributions made by the Trust that are properly designated by the Trust as capital gain dividends will be taxable to taxable U.S. Stockholders as long-term capital gains (to the extent that they do not exceed the Trust's actual net capital gain for the taxable year) without regard to the period for which a U.S. Stockholder has held his shares of Common Stock. U.S. Stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Trust makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Stockholder, reducing the adjusted basis which such U.S. Stockholder has in his shares of Common Stock for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Stockholder's adjusted basis in his shares taxable as capital gains (provided that the shares have been held as a capital asset). the Trust will notify stockholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital. Dividends declared by the Trust in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Trust and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by the Trust on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any net operating losses or capital losses of the Trust.

       Dividends paid with respect to Common Stock that a DRP participant reinvests in Common Stock through purchases by the Agent in the open market will be treated for federal income tax purposes as having been received by the participant in the form of a taxable cash distribution. The amount of the cash distribution will be treated as a dividend to the extent the Trust has current or accumulated earnings and profits for federal income tax purposes. Alternatively, dividends paid with respect to Common Stock that a participant reinvests in Common Stock that are registered and newly issued by the Trust will be treated for federal income tax purposes as having been received by the participant in the form of a taxable stock distribution. In that case, the DRP participant will be treated as having received a dividend, taxable as ordinary income to the extent the Trust has current or accumulated earnings and profits, in an amount equal to the fair market value of the Common Stock purchased with the reinvested dividends, generally on the date that the Agent credits such Common Stock to the DRP participant's account, plus brokerage commissions and fees, if any, subtracted from the participant's distribution.

       Distributions made by the Trust and gain arising from the sale or exchange by a U.S. Stockholder of shares of Common Stock will not be treated as passive activity income, and, as a result, U.S. Stockholders generally will not be able to apply any "passive losses" against such income or gain. Distributions made by the Trust (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment income limitation. Gain arising from the sale or other disposition of Common Stock, however, will not be treated as investment income unless the U.S. Stockholder elects to reduce the amount of such U.S. Stockholder's total net capital gain eligible for the 28% maximum capital gains rate by the amount of such gain with respect to such Common Stock.

       Upon any sale or other disposition of Common Stock, a U.S. Stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition and (ii) the holder's adjusted basis in such shares of Common Stock for tax purposes. Such gain or loss will be capital gain or loss if the shares have been held by the U.S. Stockholder as a capital asset, and will be long-term gain or loss if such shares have been held for more than one year. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of shares of Common Stock that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Stockholder from the Trust which were required to be treated as long-term capital gains.

       The Trust does not expect to acquire or retain residual interests issued by REMICs. Such residual interests, if acquired by a REIT, could generate excess inclusion income taxable to the REIT's stockholders in proportion to the dividends received from the REIT. Excess inclusion income cannot be offset by net operating losses of a stockholder. If the stockholder of a REIT holding a residual interest in a REMIC is a tax-exempt entity, the excess inclusion income is fully taxable to such stockholder as unrelated business taxable income. If allocated to a Non-U.S. Stockholder (as defined below), the excess inclusion income is subject to federal income tax withholding without reduction pursuant to any otherwise applicable tax treaty. Potential investors, and in particular, tax-exempt entities, are urged to consult with their tax advisors concerning this issue.

INFORMATION REPORTING AND BACKUP WITHHOLDING.

       Under temporary United States Treasury regulations, United States information reporting requirements and backup withholding tax will generally not apply to dividends paid on the Common Stock to a Non-United States Holder at an address outside the United States. Payments by a United States office of a broker of the proceeds of a sale of the Common Stock is subject to both backup withholding at a rate of 31% and information reporting unless the holder certifies its Non-United States Holder status under penalties of perjury or otherwise establishes an exemption. Information reporting requirements (but not backup withholding) will also apply to payments of the proceeds of sales of such shares by foreign offices of United States brokers, or foreign brokers with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a Non-United States Holder and certain other conditions are met, or the holder otherwise establishes an exemption.

       Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

       These information reporting and backup withholding rules are under review by the United States Treasury and their application to the Common Stock could be changed by future regulations.

TAXATION OF TAX-EXEMPT STOCKHOLDERS.

       Subject to the discussion below regarding a "pension-held REIT," a tax-exempt stockholder is generally not subject to tax on distributions from the Trust or gain realized on the sale of the Common Stock, provided that such stockholder has not incurred indebtedness to purchase or hold its Common Stock, that its shares are not otherwise used in an unrelated trade or business of such stockholder, and that the Trust consistent with its present intent, does not hold a residual interest in a REMIC that gives rise to "excess inclusion" income as defined under section 860E of the Code. If the Trust were to be treated as a "taxable mortgage pool," however, a substantial portion of the dividends paid to a tax-exempt stockholder may be subject to tax as UBTI. Although the Trust does not believe that the Trust, or any portion of its assets, will be treated as a taxable mortgage pool, no assurance can be given that the IRS might not successfully maintain that such a taxable mortgage pool exists.

       If a qualified pension trust (i.e., any pension or other retirement trust that qualifies under section 401(a) of the Code) holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a substantial portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is any REIT
(i) that would not have qualified as a REIT but for the provisions of the Code which look through qualified pension trust stockholders in determining ownership of stock of the REIT and (ii) in which at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT. Assuming compliance with the Ownership Limit provisions described in "Summary of Organizational Documents and Securities," it is unlikely that pension plans will accumulate sufficient stock to cause the Trust to be treated as a pension-held REIT.

       Distributions to certain types of tax-exempt stockholders exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Code may also constitute UBTI, and such prospective investors should consult their tax advisors concerning the applicable "set aside" and reserve requirements.

TAXATION OF NON-U.S. STOCKHOLDERS.

       The following discussion summarizes certain United States federal tax consequences of the acquisition, ownership and disposition of Common Stock by an initial purchaser that, for United States federal income tax purposes, is not a "United States person" (a "Non-United States Holder"). For purposes of this discussion, a "United States person" means: a citizen or resident of the United States; a corporation, partnership, or other entity created or organized in the United States or under the laws of the United States or of any political subdivision thereof; or an estate or trust whose income is includible in gross income for United States federal income tax purposes regardless of its source. This discussion does not consider any specific facts or circumstances that may apply to a particular Non-United States Holder. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of acquiring, holding and disposing of Common Stock as well as any tax consequences that may arise under the laws of any foreign, state, local or other taxing jurisdiction.

       Dividends paid by the Trust out of earnings and profits, as determined for United States federal income tax purposes, to a Non-United States Holder will generally be subject to withholding of United States federal income tax at the rate of 30%, unless reduced or eliminated by an applicable tax treaty or unless such dividends are treated as effectively connected with a United States trade or business. Distributions paid by the Trust in excess of its earnings and profits will be treated as a tax-free return of capital to the extent of the holder's adjusted basis in his shares, and thereafter as gain from the sale or exchange of a capital asset as described below. If it cannot be determined at the time a distribution is made whether such distribution will exceed the earnings and profits of the Company, the distribution will be subject to withholding at the same rate as dividends. Amounts so withheld, however, will be refundable or creditable against the Non-United States Holder's

United States federal tax liability if it is subsequently determined that such distribution was, in fact, in excess of the earnings and profits of the Trust. If the receipt of the dividend is treated as being effectively connected with the conduct of a trade or business within the United States by a Non-United States Holder, the dividend received by such holder will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax).

       For any year in which the Trust qualifies as a REIT, distributions to a Non-United States Holder that are attributable to gain from the sales or exchanges by the Trust of "United States real property interests" will be treated as if such gain were effectively connected with a United States business and will thus be subject to tax at the normal capital gain rates applicable to United States stockholders (subject to applicable alternative minimum tax) under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to a treaty exemption. The Trust is required to withhold 35% of any distribution that could be designated by the Company as a capital gains dividend. This amount may be credited against the Non-United States Holder's FIRPTA tax liability. It should be noted that Mortgage Loans without substantial equity or shared appreciation features generally would not be classified as "United States real property interests."

       A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale or other disposition of its shares of Common Stock unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder, (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds such shares as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met, or (iii) the Non-United States Holder is subject to tax under the FIRPTA rules discussed below. Gain that is effectively connected with the conduct of a United States Holder will be subject to the United States federal income tax on net income that applies to United States persons generally (and, with respect to corporate holders and under certain circumstances, the branch profits tax) but will not be subject to withholding. Non-United States Holders should consult applicable treaties, which may provide for different rules.

       Gain recognized by a Non-United States Holder upon a sale of Common Stock will generally not be subject to tax under FIRPTA if the Trust is a "domestically controlled REIT," which is defined generally as a REIT in which at all times during a specified testing period less than 50% in value of its shares were held directly or indirectly by non-U.S. persons. Because only a minority of the Trust's stockholders are expected to be Non-United States Holders, the Company anticipates that it will qualify as a "domestically controlled REIT." Accordingly, a Non-United States Holder should not be subject to U.S. tax from gains recognized upon disposition of its shares.

OTHER TAX CONSEQUENCES.

       The Trust and its stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Trust and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Trust.

- --------------------------------------------------------------------------------
                              ERISA CONSIDERATIONS
- --------------------------------------------------------------------------------



       This section is a summary of certain matters arising under the Employee Retirement Income Security Act of 1974, as amended, together with applicable regulations ("ERISA"), and Section 4975 of the Code which a fiduciary of an "employee benefit plan" as defined in and subject to ERISA or of a "plan" as defined in Section 4975 of the Code who has investment discretion should consider before deciding to purchase Common Shares (such "employee benefit plans" and "plans" being referred to herein as "Plans" and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). This section is not intended to deal with all matters arising under ERISA or Section 4975 of the Code that may be relevant to a prospective purchaser and does not include state law or other legal requirements applicable to governmental or church plans. The following statements regarding certain matters arising under ERISA and the Code are based on the provisions of ERISA and the Code as currently in effect and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial or legislative changes will not occur that could make such statements incorrect or incomplete.

       In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code together refer to any plan or account of various types that provide retirement or welfare benefits to an individual or to an employer's employees and their beneficiaries. Such plans include, but are not limited to, corporate pension and profit sharing plans, so-called KEOGH plans for self-employed individuals (including partners), simplified employee pension plans and individual retirement accounts described in Section 408 of the Code, medical benefit plans, bank commingled trust funds and insurance company separate accounts for such plans and accounts and, under certain circumstances, the general account of an insurance company.

FIDUCIARY AND PROHIBITED TRANSACTION CONSIDERATIONS.

       Each Plan Fiduciary, before deciding to purchase Common Shares, must be satisfied that such an investment is a prudent investment for the Plan, that the investments of the Plan, including an investment in Common Shares, are diversified so as to minimize the risks of large losses, that an investment in Common Shares complies with the documents of the Plan and related trust, and that an investment in Common Shares complies with any other applicable requirements of ERISA or the Code. Plan Fiduciaries should also consider the entire discussion concerning federal income taxes under "Federal Income Tax Considerations and the discussion concerning shareholders' liability for obligations of the Trust under "Risk Factors--Possible Liability of Trust Shareholders" which are relevant to any decision by a Plan Fiduciary to purchase Common Shares .

       Each Plan Fiduciary, before deciding to purchase Common Shares, must also give appropriate consideration as to whether a prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code would result from the Plan's purchase of Common Shares and, if so, the availability of an exemption. Those prohibited transactions include various direct and indirect transactions, such as sales and loans, between a Plan and any person who with respect to the Plan is a "party in interest" as defined in Section 3(14) of ERISA or "disqualified person" as defined in Section 4975 of the Code, the use of the Plan's assets for the benefit of any such person, and any fiduciary of the Plan dealing with the Plan's assets in the fiduciary's own interest. The consequences of any such prohibited transaction, if no exemption applies, can include the imposition of excise taxes on the party in interest or disqualified person, the persons involved in the transaction having to rescind the transaction and pay any amount to the Plan for any losses realized by the Plan or profits realized by such persons, disqualification of any individual retirement account involved in the transaction with adverse tax consequences to the owner of such account, and other liabilities that can have a significant, adverse effect on such persons.

PLAN ASSET ISSUE.

       The following paragraphs describe the rules applicable in determining whether the assets of the Trust will for purposes of ERISA and Section 4975 of the Code be considered assets of the Plans which purchase Common Shares or for whose benefit Common Shares are purchased (i.e., whether Trust assets will be considered Plan assets). If assets of the Trust will be considered Plan assets,
(i) a Plan Fiduciary must consider whether a purchase of Common Shares will result in a violation of any of the fiduciary rules under ERISA and (ii) any prospective purchaser of Common Shares must consider that prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code will occur if assets of the

Trust are involved in transactions that include persons who are "parties in interest" as defined in Section 3(14) of ERISA or "disqualified persons" as defined in Section 4975 of the Code with respect to such Plans or if a person who manages or controls assets of the Trust deals with those assets in that person's own interest. The possible consequences of any such prohibited transaction, if an exemption does not apply, are described above in the second paragraph under the heading "Fiduciary and Prohibited Transaction Considerations" and can have a significant adverse effect on the Partnerships, the Trust and the Corporation.

       A regulation issued by the United States Department of Labor under ERISA (the "Plan Asset Regulation") contains rules for determining when an investment by a Plan or for the benefit of a Plan in an equity interest in an entity, such as the Common Shares, will result in the underlying assets of the entity being deemed assets of the Plan for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of the entity will not be assets of a Plan that purchases an equity interest therein if the equity interest qualifies as a "publicly-offered security" or any of certain other exceptions apply.

       Under the Plan Asset Regulation, a "publicly-offered security" is a security that is (i) "freely transferable," (ii) part of a class of securities that is "widely-held," and (iii) either (a) a part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. If the security is part of an offering of which the minimum investment is $10,000 or less, any restriction on or prohibition against any transfer or assignment of such security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes will not of itself ordinarily prevent the security from being considered freely transferable. A class of securities is considered "widely-held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A class of securities will not fail to be widely-held solely because after the initial offering the number of independent investors falls below 100 as a result of events beyond the control of the issuer.

       The Trust believes that the Common Shares to be sold pursuant to the Offering meet the criteria to be "publicly-offered securities" so that assets of the Trust should not be deemed assets of the Plans purchasing Common Shares. First, the Trust believes that the Common Shares will be considered to be freely transferable, as the minimum investment is less than $10,000 and the only restriction on their transfer is the Ownership Limitation. Second, the Trust expects the Common Shares to immediately after the Offering be held by substantially more than 100 investors and at least 100 or more of such investors to be independent of the Trust and of one another. Third, the Common Shares are
(i) part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act and (ii) are being sold pursuant to the Offering as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which the Common Shares are a part is registered under the Exchange Act within 120 days after the end of the year of the Trust during which the offering of such securities to the public occurs.

       THE TRUST DOES NOT REPRESENT THAT A PURCHASE OF COMMON SHARES MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO OR IS APPROPRIATE FOR ANY PARTICULAR "EMPLOYEE BENEFIT PLAN" AS DEFINED IN ERISA OR ANY "PLAN" AS DEFINED IN SECTION 4975 OF THE CODE. THE FIDUCIARY WITH INVESTMENT DISCRETION CONCERNING ANY EMPLOYEE BENEFIT PLAN OR PLAN SHOULD CONSULT WITH ITS OWN LEGAL ADVISOR AND OTHER APPROPRIATE ADVISORS REGARDING SPECIFIC CONSIDERATIONS ARISING UNDER ERISA, SECTION 4975 OF THE CODE AND STATE AND OTHER LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP OR SALE OF COMMON SHARES BY SUCH EMPLOYEE BENEFIT PLAN OR PLAN IN LIGHT OF THE CIRCUMSTANCES OF THAT PARTICULAR EMPLOYEE BENEFIT PLAN OR PLAN.

- --------------------------------------------------------------------------------
                              PLAN OF DISTRIBUTION
- --------------------------------------------------------------------------------



       The Trust is offering 1,500,000 of it Common Shares at $10 per Share ($15,000,000), together with Warrants for the purchase of up to 150,000 additional Common Shares. The Minimum Investment is 100 Shares. There is no firm commitment to purchase or sell any Common Shares or Warrants. Common Shares will be offered by selling agents who are selected by Brookstreet Securities Corporation, the Managing Dealer, and the Trust and are either members of the National Association of Securities Dealers, Inc. ("NASD"). Commissions may be paid to selling agents on bona fide sales prior to the satisfaction of all escrow conditions specified in the Prospectus. The Trust will pay retail commissions of up to 6% on the sale of Shares during the initial offering period (excluding shares sold to the DRP).

       One Shareholder Warrant to purchase one Common Share at $7.00 per share will be issued for each ten Common Shares purchased and may be exercised during the twenty-fifth through the forty-eighth month following the date of this Offering. On the exercise of Warrants, the Trust will pay a retail commission of $0.25 per Share but only if: (i) the selling agent who solicits such exercise is in compliance with SEC Rule 10b-6; (ii) the Warrant is not exercised from a discretionary account without the solicitation and approval of the account holder; (iii) the market price per Share at the time of Warrant exercise is greater than the Warrant exercise price; and (iv) disclosure of the fee is made to the holder at the time of exercise. Warrants will be exercisable for a period which will be no later than thirty-six months from the effective date of this Prospectus. Retail commissions will be paid to selling agents by Brookstreet at regular intervals during the offering period.

       The Trust has contracted with Brookstreet to provide marketing services as the Managing Broker-Dealer with respect to this offering. Brookstreet's marketing services will consist of services related to the selection and management of selling agents for this offering's selling group and the printing of offering materials for this offering, and of related advertising and selling agent materials. The total payments to Brookstreet and the other selling agents in connection with the offering, including retail and wholesale commissions and expense reimbursements, will not exceed 10% of the Gross Proceeds.

       The Trust has granted Managing Dealer Warrants to purchase 150,000 Common Shares at $9.00 per Share to Brookstreet and its assignees, exercisable during the twenty-fifth through the forty-eighth month following the date of this offering. If 1,500,000 Shares and 150,000 Managing Dealer's Warrants are issued and all Managing Dealer's Warrants are exercised at $9.00 per Share, the "Proceeds to the Trust" will be increased to $16,462,500.

       Prior to this offering, there has been no public market for the Common Shares. Accordingly, the public offering price has been determined by negotiations between the Trust and Brookstreet. Among the factors which were considered in determining the IPO Price were the Trust's future prospects, the experience of its management, the offering prices of the Trust's predecessors' shares, the book value and earnings of the Trust's Shares, the economic condition of the financial services industry in general, the general condition of the equity securities market, the demand for similar securities of companies considered comparable to the Trust and other relevant factors. The President of Brookstreet serves as a Director of the Trust.

       All subscription funds will be held in a separate escrow account with Golden Gate Bank, San Francisco, California, pending the Trust's receipt of Share subscriptions totaling the Minimum Subscription Level of $500,000 (or such other amount as the NASD may approve). Assuming all escrow conditions are satisfied, cleared funds representing investors' subscriptions will be paid to the Trust. Net Escrow Interest will at the end of the escrow generally be paid to Shareholders, although the interest of each Shareholder participating in the Trust's DRP will be invested in additional Shares of the same class as that purchased by such Shareholder. If all conditions of escrow are not satisfied within twelve months of the date of this Prospectus (unless extended), subscriptions will be promptly returned to subscribers at the end of the escrow, together with the Net Escrow Interest. If such escrow conditions are not met, subscriptions from IRAs, will be promptly returned to the custodian of each IRA for reinvestment in other permitted investments. Shareholders will be entitled to their proportionate share of the Net Escrow Interest earned on offering proceeds during the escrow period based on the amount of their investment and the time that investment was on deposit in the escrow. However, if a Shareholder has $5.00 or less of net escrow interest credited to their account, that amount will be paid over to the Trust.

       The Selling Agent Agreement with participating selling agents contains agreements of indemnification between the Trust and such selling agents as to certain liabilities, including liabilities under the Securities Act of 1933, as amended.

       The offering will terminate on a date to be declared by the Board of Directors. Such date will be no later than two years from the effective date of this offering.

SALES MATERIAL

       Sales material may be used in connection with this offering only when accompanied or preceded by the delivery of this Prospectus. Only sales material which indicates that it is distributed by the Trust may be distributed to prospective investors. In certain states, such sales material may not be available. The offering is made only by this Prospectus, and the sales material is qualified in its entirety by reference to this Prospectus. Sales material does not purport to be complete and should not be considered as a part of this Prospectus or the Registration Statement, of which this Prospectus is a part, or as incorporated in this Prospectus or said Registration Statement by reference, or as forming the basis of the Offering.

- --------------------------------------------------------------------------------
                                  LEGAL MATTERS
- --------------------------------------------------------------------------------


       The legality of the securities offered hereby has been passed upon for the Trust by the Trust's special counsel, Wilson, Ryan & Campilongo, San Francisco, California, which has also reviewed and approved the discussion of law and legal conclusions set forth in "Federal Tax Considerations", and "ERISA Investors". (See "Risk Factors: Conflicts of Interest and Related Considerations
- - Lack of Separate Representation"). Certain legal matters will be passed upon for the Managing Dealer by Thelen, Marrin, Johnson & Bridges, Los Angeles, California.

- --------------------------------------------------------------------------------
                                     EXPERTS
- --------------------------------------------------------------------------------


       The balance sheet of the Trust as of April 30, 1996 and the financial statements of Capital Alliance Income Trust I as of December 31, 1995 and 1994 and for the three years then ended and of Capital Alliance Income Trust II as of December 31, 1995 and 1994 and for the period from October 18, 1994 (Inception) to December 31, 1994 and the year ended December 31, 1995, have been included herein and in the Registration Statement in reliance upon the reports of Novogradac & Company LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

- --------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
- --------------------------------------------------------------------------------


       Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C. and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission. The Company will be subject to the informational requirements of the Exchange Act, and in accordance therewith, will periodically file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street (Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W. Washington D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

- --------------------------------------------------------------------------------
                                    GLOSSARY
- --------------------------------------------------------------------------------


         As used in this Prospectus, the capitalized and other terms listed below have the meanings indicated.

AFFILIATED PERSON means of any entity: (1) any person directly or indirectly owning, controlling, or holding with the power to vote, 10% or more of the outstanding securities of such entity; (2) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such entity; (3) any person directly or indirectly controlling, controlled by , or under common control with, such entity or (4) any officer, director or employee of such entity or any person set forth in (1),
(2), or (3) above. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of any entity shall be presumed to control such entity. Any person who does not so own more than 25% of the voting securities of any entity shall be presumed not to control such entity. A natural person shall be presumed not to be a controlled entity.

ADJUSTED NET CAPITAL CONTRIBUTION shall mean, with reference to each Share of either Series A Preferred Stock or Common Stock as of any given date, regardless of the date of issuance of the amount paid therefor, the Net Capital Contribution with respect to such Share reduced by the amount of Distributions of Cash from Sales thereafter paid or declared per Share with respect to Shares of the same class or series.

AGENCY means FNMA, FHLMC or GNMA.

AGGREGATE ADJUSTED NET CAPITAL CONTRIBUTIONS as of any given date shall mean with reference to either Series A Preferred or Common Stock, the product of the Adjusted Net Capital Contributions of each share of the Class and the number of outstanding shares of such class, each as of a given date.

APPRAISED VALUE shall mean the value according to an appraisal made by an independent Qualified Appraiser. An "independent" appraiser is one who is not "controlled" by the Directors, the Manager or its Affiliates. For purposes of the foregoing sentence, the term "control" shall have the meaning ascribed to it in Rule 405 under the Securities Act of 1933, as amended.

"ARM" means a mortgage loan that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. A ARM is usually subject to periodic interest rate and/or payment caps and a lifetime interest rate cap.

BANKRUPTCY CODE means Title 11, United States Code, as amended.

"CAAI" means Capital Alliance Advisors, Inc., a California corporation.

"CAIT" means Capital Alliance Income Trust, a Real Estate Investment Trust, a Delaware corporation.

CASH FLOW for any Fiscal Quarter or Fiscal year or other period shall mean (i) the sum of cash receipts from operations and investments, including, but no limited to, interest earned on the Trust's investments in Home Equity Loans or other mortgage loans, including Cash from Sales to the extent not distributed to Shareholders as a return of capital; minus (ii) all cash expenses and costs incurred and paid in connection with the ownership, servicing and management of Home Equity Loans or other mortgage loans held by the Trust, including, but not limited to , fees payable to the Manager or its Affiliates to the extent not deferred, insurance premiums, accounting and legal fees and expenses; debt collection expenses; property taxes or other charges, assessments or levies imposed on or with respect to Home Equity Loans or other mortgage loans held by the Trust; debt service (but not including depreciation or amortization of capital expenditures), including, without limitation, organization expenses.

CASH FROM SALES shall mean cash proceeds realized by the Trust (excluding sales by any non-qualified REIT subsidiary of the Trust) from the sale, exchange or other disposition of any of its portfolio of Home Equity Loans or other mortgage loans (or a portion thereof), sale of foreclosure property and other assets, net of any expenses associated with such sale or other set-offs, reserves or holdbacks. Cash from Sales shall include cash funds from reserves which the Board of Directors determines, in its sole discretion, may be distributed to the Shareholders.

CODE means the Internal Revenue Code of 1986, as amended.

COMBINED LOAN-TO-VALUE RATIO means the total or combined loan-to-value ratio (including both the mortgage loan and any senior liens encumbering a property).

COMMISSION means the Securities and Exchange Commission.

CONFORMING LOAN or CONFORMING MORTGAGE LOAN means a mortgage loan that complies with requirements for inclusion in credit support programs sponsored by FHLMC or FNMA which are secured by first or second mortgages or deeds of trust on single-family (one to four units) residences.

CONTRIBUTION means any money, property or services rendered, or obligation to contribute property, or other valuable consideration as permitted by the Delaware General Corporation Law, which a Series "A" Preferred or Common Shareholder contributes to the Trust as capital in that shareholder's capacity as Shareholder.

DISTRIBUTABLE CASH FLOW means Cash Flow less such amounts as the Directors, in their sole discretion, determines should be set aside for the establishment, restoration or enhancement of reserves.

DISTRIBUTION PREFERENCE shall mean the Series "A" Preferred Preference Amount.

DISTRIBUTIONS means any transfer of money or property by the Trust to a Shareholder without consideration.

"DRP" means Dividend Reinvestment Plan.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA PLAN" or "PLAN" means a pension, profit-sharing, retirement or other employee benefit plan which is subject to ERISA.

EXCESS DISTRIBUTIONS for any fiscal year means Distributions of Distributable Cash Flow declared by the Directors, after all distributions on the Series A Preferred Shares and the Common Shares required by the Certificate of Incorporation of the Trust have been declared to the holders of the Series A Preferred Shares and the Common Shares.

EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

"FHA" means the United States Federal Housing Administration.

"FHLMC" means the Federal home Loan Mortgage Corporation.

"FNMA" means the Federal National Mortgage Association.

"GNMA" means Government National Mortgage Association.

"GAAP" means generally accepted accounting principles.

GROSS MORTGAGE ASSETS means for any month the aggregate book value of the Mortgage Assets, before reserves for depreciation or bad debts or other similar noncash reserves, computed at the end of such month.

HOME EQUITY LOAN means any home equity loan secured by a Mortgage upon a parcel of improved well-located residential property of one to four living units in the States of California, Oregon, Washington, Nevada, Utah and Colorado, which loan is acquired by the Trust and which is secured primarily by a second Mortgage, although a portion of such loans may be secured by first and/or third mortgages.

INVESTMENT COMPANY ACT means the Investment Company Act of 1940, as amended.

"IRAS" means Individual Retirement Accounts.

KEOGH PLANS means H.R. 10 Plans.

"LTV" or "LOAN-TO-VALUE RATIO" means the percentage obtained by dividing the principal amount of a loan by the appraised value of the mortgaged property when the loan is originated.

MANAGER is CAAI and its successor in interest.

MORTGAGE means mortgages, deeds of trust or other security deeds on real property or rights or interest in real property.

MORTGAGE ASSETS means (1) Mortgage Loans, (2) investment in mortgage banking firms or mortgage-backed securities, and (3) other mortgage interests.

MORTGAGE CONDUIT BUSINESS means the wholesale mortgage banking business conducted by the Mortgage Conduit Subsidiary of the Trust which is a non-qualified REIT Subsidiary.

MORTGAGE INVESTMENT BUSINESS is the mortgage portfolio lending business conducted directly by the Trust.

MORTGAGE LOANS means both conforming mortgage loans and non-conforming mortgage loans.

MORTGAGE CONDUIT SUBSIDIARY is a non-qualified REIT Subsidiary to be formed by the Trust to conduct the Mortgage Conduit Business of the Trust.

MORTGAGE-BACKED SECURITIES means (1) Pass-Through Certificates, (2) CMOs and (3) REMICs.

"NASD" means the National Association of Securities Dealers.

"NASDAQ" or "NASDAQ-NMS" means the NASDAQ National Market System of the NASD.

NET ASSET VALUE means the aggregate of the book value of all Home Equity Loans and other mortgage loans plus other corporate assets less all liabilities and bad debt reserves of the Trust.

NET CAPITAL CONTRIBUTIONS means, with respect to a Series A Preferred Share and/or Common Share, the gross price per Share to the Shareholder upon the original issuance of such Shares, less the Sales Charge attributable to such Share.

NET ESCROW INTEREST means interest earned on subscriptions placed in Escrow until the Minimum Subscription Level is reached and the Escrow is terminated.

NET INCOME means the net income of the Trust determined in accordance with GAAP before the deduction for dividends paid, and any net operating loss deductions arising from losses in prior periods. The Trust's interest expenses for borrowed money shall be deducted in calculating Net Income.

90% TEST means the underwriting calculations used in the Trust's Mortgage Investment Business to determine the relationship of a property's appraised value and the cost of carrying each mortgage or Home Equity Loan for 12 months assuming that there is a foreclosure on the mortgaged property. If the cost of carrying the property for 12 months (i.e. including the costs of keeping any prior mortgage current, foreclosure costs, selling and repair costs) exceeds 90% of the appraised value at the time of projected funding, the loan will not be made.

NON-CONFORMING LOAN or NON-CONFORMING MORTGAGE LOAN means a mortgage loan that does not qualify for purchase by government-sponsored entities such as FNMA and FHLMC.

NON-QUALIFIED REIT SUBSIDIARY means a corporation in which a REIT owns less than all of the stock during such corporation's existence.

OWNERSHIP LIMIT means 9.8% (in value or in number of shares, which ever is more restrictive) of the aggregate of the outstanding shares of Common Stock and Series "A" Preferred Stock, as may be increased or reduced by the Board of Directors of the Trust.

PREFERRED SHARES are the  Series "A" Preferred Shares of the Trust.

PRIME RATE means, during any calendar month, the Prime Rate (or base rate) reported in the Money Rates column of the Wall Street Journal published on the first business day of each month. In the event the Wall Street Journal ceases publication of the Prime Rate, the Prime Rate shall mean the Prime Rate (or base rate) in effect for Bank of America, San Francisco, California, on the first business day of each month.

QUALIFIED APPRAISER means an appraiser who (i) is approved by the Manager or Board of Directors, (ii) is registered on the approved appraiser list of at least four lending institutions, (iii) maintains at least $500,000 in errors and omissions insurance, and (iv) demonstrates qualification by membership in a recognized appraisal society or otherwise to the satisfaction of the Manager or Board of Directors.

QUALIFIED REIT ASSETS means Mortgage Loans and other assets of the type described in Code Section 856(c)(6)(B).

QUALIFIED REIT SUBSIDIARY means a corporation whose stock is entirely owned by the REIT at all times during such corporation's existence.

QUALIFYING INTERESTS means "mortgages and other liens on and interests in real estate," as defined in Section 3(c)(5)(C) under the Investment Company Act.

REAL ESTATE ASSET means interest in real property and interest in mortgages on real property.

"REIT" means Real Estate Investment Trust as defined under Section 856 of the Code.

REVERSE REPURCHASE AGREEMENT means a borrowing device by an agreement to sell securities or other assets to a third party and a simultaneous agreement to repurchase them at a specified future date and price, the price difference constituting the interest on the borrowing.

SALES CHARGE means the amount of compensation paid to Broker/Dealers by the Trust and its predecessor entities pursuant to the selected selling agent agreements and to others in connection with the offer and sale of Shares.

SECURITIES ACT means the Securities Act of 1933, as amended.

SELLING AGENT means any broker/dealer who has executed a selected agent agreement in connection with the sale of Shares by the Trust, in which such Broker/Dealer agrees to participate in the offer and sale of Shares.

SERIES A PREFERRED SHARES shall mean the Shares described in the Trust's Certificate of Incorporation.

SERIES A PREFERRED PREFERENCE AMOUNT for each calendar month shall mean one-twelfth (1/12th) of the product of (i) the lesser of (a) 10.25% or (b) 150 basis points plus the Prime Rate times (ii) the Aggregate Adjusted Net Capital Contributions of the Series A Preferred Shares calculated as of the Distribution record date falling within that period.

SERIES A PREFERRED SHAREHOLDERS shall mean the holders of Series A Preferred Shares.

SERVICE means the United States Internal Revenue Service.

SHARES means Common Shares and/or Series "A" Preferred Shares of the Trust.

TAX EXEMPT ENTITY means a qualified pension, profit-sharing or other employee retirement benefit plan, Keogh Plan, bank commingled trust fund for such plans, an IRA or other similar entity intended to be exempt from Federal income taxation.

TAXABLE INCOME means for any year the taxable income of the Trust for such year (excluding any net income derived either from property held primarily for sale to customers or from foreclosure property) subject to certain adjustments provided in Section 857 of the Code.

"UBTI" means "unrelated trade or business taxable income" as defined in Section 512 of the Code.

UNAFFILIATED DIRECTOR means a director who is independent of the Trust, any Manager of the Trust (including CAAI) and CAAI and its Affiliated Persons.

- --------------------------------------------------------------------------------
                           DIVIDEND REINVESTMENT PLAN
- --------------------------------------------------------------------------------


         The Directors intend to adopt the Capital Alliance Income Trust Dividend Reinvestment Plan (the "Plan") as set forth below.

         1. Administrative Agent. As administrative agent for participating shareholders (the "Participants") in the Plan, _______________________ (the "Administrative Agent") will maintain records and perform all bookkeeping and other administrative functions for the Plan. The Administrative Agent's functions shall include: (i) recording stock dividends, stock splits or other distributions declared by the Trust, (ii) disbursing funds to the purchasing agent for the purchase of additional shares, (iii) issuing share certificates to Participants, when requested, and (iv) distributing reports to Participants.

         2. Purchasing Agent. As purchasing agent for Participants in the Plan, ________________________ (the "Purchasing Agent") will receive all or a designated portion of the past dividends paid on the shares of common stock of the Trust (the"Shares") held by each Participant, including dividends paid on any full or fractional Shares acquired under the Plan. After deducting applicable brokerage and administrative charges as set forth in Sections 7 and 8, below, the Purchasing Agent will apply such funds as set forth below towards the purchase of additional Shares.

         After the Minimum Subscription Level has been reached and during the balance of the Initial Public Offering, Shares shall be purchased from the Trust at $9.60 per share. Such purchases shall be deemed made as of the pay date of each dividend declared. After termination of the Initial Public Offering and trading in the Shares has begun on NASDAQ NMS Shares for the Plan will be purchased at existing market prices.

         The Purchasing Agent is entirely independent of the Trust and does not directly or indirectly control, and is not controlled by or under common control with the Trust. Neither the Trust nor any of its affiliates will exercise any control over the times when, or the prices at which, shares may be purchased or sold by the Purchasing Agent, the amounts of shares to be purchased, the manner in which purchases are made, or the selection of the broker or dealer (other than the Purchasing Agent itself ) through, from or to whom the purchases are made.

         3. Purchase of Shares. In making purchases for the Participants' accounts, the Purchasing Agent may commingle the funds of any Participant with those of other Participants. Shares shall be deemed to have been acquired for a Participant's account prior to the commencement of trading on the NASDAQ NMS at the offering price. The price at which Shares will be deemed to have been acquired for a Participant's account after the Shares commence trading on the NASDAQ NMS; shall be the average price (including the administrative and brokerage charges specified in paragraphs 7 and 8 below) of all Shares purchased for the Participants in the Plan with the proceeds of a single cash dividend. Such dividends of the Trust shall be invested by the Purchasing Agent promptly following such dividend payment date, and in no event later than 30 days from such receipt.

         The Trust, the Administrative Agent, and the Purchasing Agent shall have no responsibility as to the value of the Trust's Shares or any change in the value of the Shares acquired for the Participant's account.

         4. Interim Funds. Pending investment, funds may be held in a money-market fund or funds of Purchasing Agent's selection pending such investment; with all interest accruing for the benefit of the Participants.

         5. Shareholder Participation and Accounts. Shareholders will automatically become Participants in the Plan unless electing to receive cash distributions in the appropriate place on the order form for the purchase of Shares pursuant to the Initial Public Offering, or by sending a written request to the Administrative Agent, who will maintain a capital account for each Participant of the Plan. Whole and fractional Shares purchased on behalf of the Participant by the Purchasing Agent pursuant to the Plan will be credited to the Participant's account as "unissued certificate" Shares. No Share certificate will be issued to a Participant for Shares credited to his capital account, unless the Participant requests otherwise. Such requests must be made in writing to the Administrative Agent. The Administrative Agent will mail a confirmation of account to each Participant describing the cash dividends available for reinvestment, the number and class of Shares purchased, administrative charges incurred, the purchase price per Share, and the total Shares accumulated under the plan each fiscal quarter.

         6. Proxy Solicitation. The Administrative Agent will distribute to the Participants any proxy solicitation material received by it from the Trust attributable to Shares in the Plan, and will only vote the Shares in Participants' accounts in accordance with the instructions of each respective Participant. Inc the absence of instructions, the Administrative Agent will not vote such Shares.

         7. Brokerage Charges. The charge to each Participant for services rendered by the Purchasing Agent shall be competitive securities brokerage commissions payable in connection with purchase of Shares for the Plan.

         8. Administrative Charges. Initially, the charge to each Participant for the service of the Administrative Agent shall be 5% of the reinvestment amount in the case of investment of quarterly dividends with a minimum of $.50 and a maximum of $3.00.

         9. No Drawing. No Participant shall have any right to draw checks or drafts against his account or to give instructions to the Trust or the Purchasing Agent or the Administrative Agent, except as expressly provided herein.

         10. Income Taxes. Under current law, reinvestment of dividends will not receive a Participant of any income tax which may be payable on such dividends.

         11. Termination. A Participant may terminate his participation in the Plan at any time by written notice to the Administrative Agent. To be effective for any dividend payment, such notice must be received by the Administrative Agent before the record date for such payment. The Administrative Agent may terminate a Participant's individual participation in the Plan, and the Trust or the Administrative Agent may terminate the Plan itself for any reason, at any time, by written notice mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account. Upon any such termination, the Administrative Agent will send a statement showing the balance of issued and unissued Share certificates remaining in the Participant's capital account. Any future distributions made after the effective date of the termination will be sent directly to the shareholder.

         12. Address of Administrative Agent. All notices and other communications should be sent to:

                          Capital Alliance Income Trust
                      c/o_______________________________________
                      __________________________________________
                      __________________________________________

       13. Stock Dividends, Stock Splits and Rights Offerings. It is understood that any stock dividend or stock split declared by the Trust on Shares held by the Administrative Agent for a Participant will be credited to the Participant's account without charge. Any rights to purchase additional Share accruing on Shares in the Plan will be exercisable by the Participant.

       14. Non-Liability. The Trust, the Administrative Agent, and the Purchasing Agent shall not be liable hereunder for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death, and (b) with respect to the time and the prices at which Shares are purchased for a Participant's account.

         15. Change of Address. Each Participant agrees to notify the Administrative Agent promptly in writing of any change of address. Notices to the Participant may be given by letter addressed to the Participant at his last address of record with the Administrative Agent.

       16. Amendment. This plan may be amended or supplemented by agreement between the Purchasing Agent, the Trust and the Administrative Agent at anytime, including, but not limited to, an amendment to the Plan to: (a) add a voluntary cash contribution feature, (b) substitute a new purchasing agent for the Participants, or (c) change the Purchasing Agent's brokerage charges, or the Administrative Agent's charges, by mailing an appropriate notice to each Participant at his last address of record at least 30 days prior to the record date for any dividend to which the changes will apply. such Amendment or supplement shall b deemed conclusively accepted by each Participant, except those Participants who give written notice of termination prior to the effective date hereof.

         17. Governing Law. This Plan will be governed by the laws of the State of California.

- --------------------------------------------------------------------------------
                          INDEX TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

          CAPITAL ALLIANCE INCOME TRUST, A REAL ESTATE INVESTMENT TRUST

Independent Auditors' Report                                                F-2
Pro-Forma Combined Balance Sheets                                           F-3
Pro-Forma Combined Statements of Operations                                 F-5
Pro-Forma Combined Statements of Changes in Stockholders' Equity            F-6
Pro-Forma Combined Statements of Cash Flows                                 F-7
Notes to Pro-Forma Combined Financial Statements                            F-9
Appendix A                                                                  F-13


                         CAPITAL ALLIANCE INCOME TRUST I

Independent Auditors' Report                                                F-16
Balance Sheets                                                              F-17
Statements of Income                                                        F-18
Statements of Corpus                                                        F-19
Statements of Cash Flows                                                    F-20
Notes to Financial Statements                                               F-22
Appendix A                                                                  F-26


                        CAPITAL ALLIANCE INCOME TRUST II

Independent Auditors' Report                                                F-29
Balance Sheets                                                              F-30
Statements of Income                                                        F-31
Statements of Corpus                                                        F-32
Statements of Cash Flows                                                    F-33
Notes to Financial Statements                                               F-35
Appendix A                                                                  F-38

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

                     PRO-FORMA COMBINED FINANCIAL STATEMENTS
                                      with
                          Independent Auditors' Report

                                 April 30, 1996








                                       76                                    F-1

[NOVOGRADAC & COMPANY LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

To  the Board of Directors of
    Capital Alliance Income Trust,
    A Real Estate Investment Trust:

We have audited the accompanying balance sheet of Capital Alliance Income Trust, A Real Estate Investment Trust at April 30, 1996. This financial statement is the responsibility of the Corporation's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Capital Alliance Income Trust, A Real Estate Investment Trust at April 30, 1996, in conformity with generally accepted accounting principles.

/s/ Novogradac & Company LLP

June 25, 1996


                                       77                                    F-2

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

                        PRO-FORMA COMBINED BALANCE SHEETS

                                                               Pro-Forma
                                                --------------------------------------
                                                       December 31,
                                                ------------------------     April 30,    April 30,
                                                   1994          1995          1996          1996
                                                ----------    ----------    ----------    ----------
                                                       (Unaudited)                            (1)
ASSETS

    Cash and cash equivalents                   $1,221,965    $  829,978    $1,037,271    $1,037,271
    Restricted cash                                 19,542        94,222       186,268       186,268
    Accounts receivable (net of bad debt
        allowance of $12,000 in 1995 and
        $32,000 in 1996)                            16,596        61,758        85,491        82,741
    Subscriptions receivable                            --       265,511            --            --
    Investments                                         --       200,000       200,000       200,000
    Mortgage notes receivable                    1,889,485     4,802,070     4,757,895     4,757,895
    Organization costs (net of accumulated
        amortization of $1,727 for 1994 and
        $2,287 for 1995 and $2,474 for 1996)         1,073           513           326         5,442
                                                ----------    ----------    ----------    ----------
    Total assets                                $3,148,661    $6,254,052    $6,267,251    $6,269,617
                                                ==========    ==========    ==========    ==========

(1) Reflects consolidation of Trusts I and II and exchange of shares - see note
    9.

       See accompanying notes to pro-forma combined financial statements.


                                       78                                    F-3

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

                        PRO-FORMA COMBINED BALANCE SHEETS

                                                                   Pro-Forma
                                                     --------------------------------------
                                                           December 31,
                                                     ------------------------     April 30,     April 30,
                                                        1994          1995          1996          1996
                                                     ----------    ----------    ----------    ----------
                                                           (Unaudited)                             (1)
Liabilities and Stockholders' equity
    Liabilities
        Mortgage note holdback                       $   19,555    $   94,282    $  186,327    $  186,327
        Due to affiliates                                36,186        51,471        61,947        64,313
        Other liabilities                                    --        18,269        15,042        15,909
                                                     ----------    ----------    ----------    ----------
    Total liabilities                                    55,741       164,022       263,316       266,549
                                                     ----------    ----------    ----------    ----------
    Stockholders' Equity

        Class "A" shares, $9.50 stated value,
        unlimited shares of beneficial interest
        authorized, 325,392.02, 641,932.13 and
        636,937.33 shares issued and
        outstanding at December 31, 1994
        and 1995 and April 30, 1996,                  3,090,923     6,087,073     6,001,938            --
        respectively

        Class "B" shares, no par value, three
        shares of beneficial interest authorized,
        one share issued and outstanding at
        December 31, 1994 and 1995 and
        April 30, 1996, respectively                      1,997         2,957         1,997            --

        Preferred stock, $.01 par value
        675,000 shares authorized; none issued
        and outstanding at December 31, 1994
        and 1995 and 643,730 shares issued and
        outstanding at  April 30, 1996                       --            --                       6,437

        Common stock, $.01 par value
        2 million shares authorized; none issued
        and outstanding at December 31, 1994
        and 1995 and at April 30, 1996                       --            --            --            --

        Additional paid in capital                           --            --            --     5,996,631
                                                     ----------    ----------    ----------    ----------
    Total stockholders' equity                        3,092,920     6,090,030     6,003,935     6,003,068
                                                     ----------    ----------    ----------    ----------
    Total liabilities and stockholders' equity       $3,148,661    $6,254,052    $6,267,251    $6,269,617
                                                     ==========    ==========    ==========    ==========

(1) Reflects consolidation of Trusts I and II and exchange of shares - see note
    9.

       See accompanying notes to pro-forma combined financial statements.


                                       79                                    F-4

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

                   PRO-FORMA COMBINED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                        Four Months Ended
                                       Years Ended December 31,              April 30,
                                   --------------------------------    --------------------
                                     1993        1994        1995        1995        1996
                                   --------    --------    --------    --------    --------
REVENUES
    Interest income                $ 99,124    $156,210    $463,133    $121,545    $242,136
    Other income                      1,458         797      26,230          77      31,573
                                   --------    --------    --------    --------    --------
        Total revenues              100,582     157,007     489,363     121,622     273,709
                                   --------    --------    --------    --------    --------
EXPENSES
    Loan servicing fees               8,578      17,676      43,165      10,328      20,107
    General and administrative        8,282      10,265      31,784      17,533      26,959
                                   --------    --------    --------    --------    --------
        Total expenses               16,860      27,941      74,949      27,861      47,066
                                   --------    --------    --------    --------    --------
NET INCOME BEFORE GAIN ON SALE
OF FORECLOSED ASSETS                 83,722     129,066     414,414      93,761     226,643

GAIN ON FORECLOSED ASSETS                --      17,990          --          --          --
                                   --------    --------    --------    --------    --------
NET INCOME                         $ 83,722    $147,056    $414,414    $ 93,761    $226,643
                                   ========    ========    ========    ========    ========

NET INCOME PER PREFERRED SHARE        0.934       0.823       0.938       0.267       0.350

WEIGHTED AVERAGE PREFERRED
    SHARES OUTSTANDING               89,644     178,689     442,026     350,655     646,971

       See accompanying notes to pro-forma combined financial statements.


                                       80                                    F-5

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

        PRO-FORMA COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (Unaudited)

                                                  Class A             Class B
                                        -------------------------     -------
                                          Shares         Amount        Amount        Total
                                        ----------    -----------     -------     -----------
BALANCE AS OF JANUARY 1, 1993            71,515.20    $   679,087     $   997     $   680,084
Corpus contributed                       40,902.74        388,576          --         388,576
Organizational and offering costs        (2,782.13)       (26,424)         --         (26,424)
Dividends                                       --        (82,885)       (837)        (83,722)
Net income, 1993                                --         82,885         837          83,722
                                        ----------    -----------     -------     -----------
BALANCE AS OF DECEMBER 31, 1993         109,635.81      1,041,239         997       1,042,236
Corpus contributed                      231,764.95      2,201,767       1,000       2,202,767
Organizational and offering costs       (16,008.74)      (152,083)         --        (152,083)
Dividends                                       --       (145,585)     (1,471)       (147,056)
Net income, 1994                                --        145,585       1,471         147,056
                                        ----------    -----------     -------     -----------
BALANCE AS OF DECEMBER 31, 1994         325,392.02      3,090,923       1,997       3,092,920
Corpus contributed                      337,578.84      3,206,999          --       3,206,999
Organizational and offering costs       (21,038.73)      (199,868)         --        (199,868)
Dividends                                       --       (421,251)     (3,184)       (424,435)
Net income, 1995                                --        410,270       4,144         414,414
                                        ----------    -----------     -------     -----------
BALANCE AS OF DECEMBER 31, 1995         641,932.13      6,087,073       2,957       6,090,030
Redemption of class "A" shares           (4,402.69)       (44,825)         --         (44,825)
Organizational and offering costs          (592.11)        (5,625)         --          (5,625)
Dividends                                       --       (259,061)     (3,227)       (262,288)
Net income, four months ended
    April 30 ,1996                              --        224,376       2,267         226,643
                                        ----------    -----------     -------     -----------

BALANCE AS OF APRIL 30, 1996            636,937.33    $ 6,001,938     $ 1,997     $ 6,003,935
                                        ==========    ===========     =======     ===========

       See accompanying notes to pro-forma combined financial statements.


                                       81                                    F-6

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

                   PRO-FORMA COMBINED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                        Years Ended December 31,
                                                                -----------------------------------------
                                                                   1993          1994            1995
                                                                ---------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                  $  83,722     $   147,056     $   414,414
    Adjustments to reconcile net income to net cash provided
        by operating activities:
        Amortization                                                  560             560             560
        (Increase) decrease in restricted cash                         --         (19,542)            922
        Increase in accounts  receivable                           (5,333)         (6,753)        (57,162)
        Increase in allowance for bad debts                            --              --          12,000
        Increase (decrease) in mortgage note holdback                  --          19,555            (875)
        Increase in due to affiliates                              26,892           7,167          15,285
        Increase (decrease) in other liabilities                  (14,333)           (250)         18,269
                                                                ---------     -----------     -----------
        Net cash provided by  operating activities                 91,508         147,793         403,413
                                                                ---------     -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Increase in investments                                            --              --        (200,000)
    Investments in mortgage loans                                (434,500)     (1,569,985)     (3,740,011)
    Repayments of mortgage loans                                  338,000         301,000         827,426
                                                                ---------     -----------     -----------
        Net cash used in investing activities                     (96,500)     (1,268,985)     (3,112,585)
                                                                ---------     -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Capital contributions                                         388,576       2,202,767       2,941,488
    Organizational and offering costs                             (26,424)       (152,083)       (199,868)
    Dividends paid                                                (83,722)       (147,056)       (424,435)
                                                                ---------     -----------     -----------
        Net cash provided by financing activities                 278,430       1,903,628       2,317,185
                                                                ---------     -----------     -----------
NET INCREASE (DECREASE) IN CASH                                   273,438         782,436        (391,987)
CASH AT BEGINNING OF YEAR                                         166,091         439,529       1,221,965
                                                                ---------     -----------     -----------
CASH AT END OF YEAR                                             $ 439,529     $ 1,221,965     $   829,978
                                                                =========     ===========     ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
    Interest paid                                               $      --     $    45,304     $        --

       See accompanying notes to pro-forma combined financial statements.


                                       82                                    F-7

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

                   PRO-FORMA COMBINED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                                     Four Months Ended
                                                                          April 30,
                                                                ---------------------------
                                                                    1995            1996
                                                                -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                  $    93,761     $   226,643
    Adjustments to reconcile net income to net cash provided
    by operating activities:
        Amortization                                                     --             187
        Increase in restricted cash                                  (7,524)        (92,046)
        Increase in accounts  receivable                            (18,138)        (43,733)
        Increase in allowance for bad debts                           8,000          20,000
        Increase in mortgage note holdback                            7,525          92,045
        Increase (decrease) in due to affiliates                    (28,751)         10,476
        Decrease in other liabilities                                    --          (3,227)
                                                                -----------     -----------
        Net cash provided by operating activities                    54,873         210,345
                                                                -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
    Investments in mortgage loans                                (1,284,255)     (1,022,056)
    Repayments of mortgage loans                                    102,528       1,066,231
                                                                -----------     -----------
        Net cash provided by (used in) investing activities      (1,181,727)         44,175
                                                                -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
    Capital contributions                                           608,345         265,511
    Redemption of shares                                                 --         (44,825)
    Organizational and offering costs                               (38,389)         (5,625)
    Dividends paid                                                 (105,237)       (262,288)
                                                                -----------     -----------
        Net cash provided by (used in) financing activities         464,719         (47,227)
                                                                -----------     -----------
NET INCREASE (DECREASE) IN CASH                                    (662,135)        207,293
CASH AT BEGINNING OF YEAR                                         1,221,965         829,978
                                                                -----------     -----------
CASH AT END OF YEAR                                             $   559,830     $ 1,037,271
                                                                ===========     ===========

       See accompanying notes to pro-forma combined financial statements.


                                       83                                    F-8

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

                NOTES TO PRO-FORMA COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

                For the four months ended April 30, 1995 and 1996
               and the three-year period ended December 31, 1995




1.   Organization

     Capital Alliance Income Trust, A Real Estate Investment Trust, a Delaware corporation (the "Corporation") was formed December 12, 1995 to facilitate the consolidation of the mortgage investment operations of Capital Alliance Income Trust I, a Delaware business trust, and Capital Alliance Income Trust II, a Delaware business trust, (collectively referred to as the "Trusts", individually referred to as "Trust I" and "Trust II", respectively). Trust I and Trust II were both privately-held mortgage investment trusts which invested primarily in loans secured by deeds of trust on one-to-four unit residential properties. The Manager, Capital Alliance Advisors, Inc. (the "Manager") originates, services and sells the Corporation's loans.

     Prior to April 30, the historical results and operations of the Trusts have been combined in the accompanying pro-forma combined financial statements. The effective date of the combination (the "Combination") was April 30, 1996, pursuant to the issuance of a permit by the California Commissioner of Corporations which qualified the issuance of the preferred shares of the Corporation issued in the consolidation. Under the Agreement and Plan of Reorganization and Consolidation among the Corporation and the Trusts, each outstanding share of the Trusts' Class "A" shares was converted into one
     (1) share of the Corporation's Series A Preferred ("CAIT Preferred") and each outstanding share of the Trusts' Class "B" shares was converted into the number of shares of CAIT Preferred equal to one percent (1%) of the total number of shares of CAIT Preferred to be issued in the consolidation of the Trusts.

     At April 30, 1996, the Corporation exchanged 347,715 and 296,015 shares of CAIT Preferred to Trust I and Trust II, respectively, for all whole shares of the Trusts' outstanding Class "A" and Class "B" shares. Thereafter, all assets and liabilities of the Trusts were transferred to the Corporation.

2.   Basis of presentation

     The operations of the Trusts have been combined with the Corporation under the purchase method of accounting under Accounting Principles Board Opinion No. 16, "Business Combinations," at April 30, 1996, the date of consolidation of Trust I and Trust II. The preceding pro-forma combined financial statements reflect the historical operations of Trust I and Trust II as if the combination was effective for all periods presented.

     Since Trust II was formed in late 1994 and did not begin operations until 1995, the historical operations of Trust II are reflected in the combined financial statements beginning in 1995.


                                      84                                    F-9

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

                NOTES TO PRO-FORMA COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

                For the four months ended April 30, 1995 and 1996
               and the three-year period ended December 31, 1995




3.   Summary of significant accounting policies

     Cash and cash equivalents. Cash and cash equivalents include cash and liquid investments with an original maturity of three months or less. The Corporation deposits cash in financial institutions insured by the Federal Deposit Insurance Corporation. At times, the Corporation's account balances may exceed the insured limits.

     Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Investment. The Corporation records its investment in a related entity at cost. This entity is a wholesale mortgage firm which originates and sells residential mortgage loans secured by one-to-four unit residential properties.

     Income taxes. The Corporation intends at all times to qualify as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. Therefore, the Corporation will not be subject to federal income tax provided it distributes at least 95% of its annual real estate investment trust taxable income to its shareholders and meets other requirements to continue to qualify as a real estate investment trust. Accordingly, no provision for federal income taxes has been made in the financial statements.

     Bad debt allowance. Management reviews its provision for bad debt periodically and the Corporation maintains an allowance for losses on mortgage notes receivable at an amount that management believes is sufficient to protect against losses in the loan portfolio. Accounts receivable deemed uncollectible are written off or reserved.

     Fair value of financial instruments. For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value. For mortgage note receivables, fair value is estimated by discounting the future cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. It was determined that the difference between the carrying amount and the fair value of the mortgage notes receivable is immaterial.

     Organizational and offering costs. Organization costs are capitalized and amortized on a straight-line basis over five years. Organizational and offering costs are recorded as a reduction of class "A" corpus and are neither deductible nor amortizable.

     Earnings per share. Pro-forma earnings per preferred share is based on weighted average shares outstanding assuming the exchange had taken place at the beginning of all periods presented.


                                       85                                  F-10

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

                NOTES TO PRO-FORMA COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

                For the four months ended April 30, 1995 and 1996
               and the three-year period ended December 31, 1995




4.   Mortgage note holdback

     Pursuant to mortgage loan agreements between the Corporation and its borrowers, a portion of the loan proceeds are held by the Corporation until certain improvements on the secured property are completed by the borrower. As of December 31, 1994 and 1995 and April 30, 1996, mortgage note holdbacks from the consummation of mortgage loans made amounted to $19,555, $94,282 and $186,327, respectively.

5.   Mortgage notes receivable

     Mortgage notes receivable represent transactions with customers in which the Corporation has invested in home equity loans on residential real estate. The Corporation is subject to the risks inherent in finance lending including the risk of borrower default and bankruptcy. A summary of the Corporation's mortgage notes receivable at April 30, 1996 is provided in Appendix A.

     Mortgage notes receivable are stated at the principal outstanding. Interest on the mortgages is due monthly and principal is due as a balloon payment at loan maturity. The notes are secured by deeds of trust on residential properties located primarily in California which results in a concentration of credit risk. The value of the loan portfolio may be affected by changes in the economy or other conditions of the geographical area.

6.   Accounts receivable

     Accounts receivable consists of accrued interest on mortgage notes receivable and other amounts due from borrowers. Activity in the allowance for bad debt on accounts receivable was as follows:

                                                            December 31,                      April 30,
                                                 --------------------------------        ------------------
                                                 1993           1994         1995        1995          1996
                                                 ----           ----         ----        ----          ----
         Balance, beginning of period            $---           $---       $   ---      $  ---       $12,000
         Provision for bad debt                   ---            ---        12,000       8,000        20,000
                                                 ----           ----       -------      ------       -------
         Balance, end of period                  $---           $---       $12,000      $8,000       $32,000
                                                 ====           ====       =======      ======       =======

7.   Subscriptions receivable

     As of December 31, 1995, shareholders owed the Corporation $265,511 for capital contributions to the Corporation. Prior to the issuance of the Trusts' December 31, 1995 audited financial statements, amounts outstanding as of December 31, 1995 were collected.


                                       86                                  F-11

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

                NOTES TO PRO-FORMA COMBINED FINANCIAL STATEMENTS
                                   (Unaudited)

                  For the four months ended April 30, 1995 and
             1996 and the three-year period ended December 31, 1995




8.   Related party transactions

     The Manager, which is owned by several of the Trustees and their affiliates, has contracted with the Corporation to provide loan administration and mortgage origination services, and receives fees for these services from the Corporation and from borrowers. The Manager is also entitled to reimbursement for clerical and administrative services. The Corporation's predecessors paid loan servicing fees of $8,578, $17,676 and $43,165 during 1993, 1994 and 1995, respectively, to the Manager. During the four months ended April 30, 1995 and 1996, the Corporation's predecessors paid $10,328 and $20,107, respectively, to the Manager.

     The Corporation's predecessors also paid the Manager $0.20 per share for organizing the predecessors and marketing their securities. During 1993, 1994 and 1995, the Corporation's predecessors paid $7,758, $44,173 and $65,552, respectively, to the Manager. For the four months ended April 30, 1995 and 1996, the Corporation's predecessors paid $12,518 and $5,625, respectively, to the Manager.

     In addition, the Corporation's predecessors paid a sales commission of $0.50 per share to participating broker/dealers, one of which is an affiliate of the Manager. Total sales commissions paid to the affiliated broker/dealer was $20,369, $40,835 and $134,316 during 1993, 1994 and 1995, respectively. For the four months ended April 30, 1995 and 1996, total sales commissions paid to the affiliated broker/dealer was $25,871 and $0, respectively. Most of the sales commissions was reallowed to third party securities broker/dealers or registered representatives.

9.   Notes to pro-forma financial data

     The following pro-forma adjustments reflect the impact of the Combination as described in note 1 to the pro-forma combined financial statements.

     (1) Reflects the elimination of all assets, liabilities, and equity of Trust I and Trust II in accordance with the Agreement and Plan of Reorganization and Consolidation.

     (2) Reflects an increase in organization costs associated with the formation of the Corporation.

     (3) Reflects the issuance of 643,730 shares of preferred stock; 347,715 shares to Trust I and 296,015 shares to Trust II.


                                       87                                  F-12

                                                                      APPENDIX A

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

                            MORTGAGE NOTES RECEIVABLE


The Corporation's mortgage notes receivable all relate to conventional loans secured by deeds of trust on single family residences. The following is a summary of the Corporation's mortgage notes receivable at April 30, 1996:


                                                           Final maturity       Periodic                     Face amount of
            Description                Interest rate           date           payment terms   Prior liens      mortgages
            -----------                -------------       --------------     -------------   -----------    --------------
Individual loans greater than
$142,737 (3% of total mortgage
notes receivable of $4,757,895):           12.75%             03/01/96            $3,185          Second         $300,000
                                           14.00%             04/01/98            $3,442          Second         $295,000
                                           13.75%             01/01/98            $2,658          First          $232,000
                                           12.50%             11/01/97            $2,281          Second         $219,000
                                           13.00%             04/01/97            $1,844          First          $180,000
                                           13.00%             07/01/96            $1,820          First          $168,000
                                           12.50%             11/01/97            $1,625          Second         $150,000

Loans from $100,000-$142,737           12.5% to 13.5%      6 to 36 months           ---            ---             ---

Loans from $50,000-$99,999             12.5% to 15.0%      6 to 61 months           ---            ---             ---

Loans from $20,000-$49,999            12.75% to 16.0%     12 to 60 months           ---            ---             ---


                                                             Principal amount
                                                             of loans subject
                                                               to delinquent
                                          Carrying amount of   principal or
        Description                           mortgages         interest
                                          -----------------  ----------------
Individual loans greater than
$142,737 (3% of total mortgage
notes receivable of $4,757,895):           $    299,793          $299,793
                                           $    295,000             $0
                                           $    232,000             $0
                                           $    219,000             $0
                                           $    170,200             $0
                                           $    168,000             $0
                                           $    150,000             $0

Loans from $100,000-$142,737               $    719,600          $135,000

Loans from $50,000-$99,999                 $  2,007,949          $254,197

Loans from $20,000-$49,999                 $    496,353          $150,000
                                           ------------

Total Mortgage Notes Receivable at
   April 30, 1996                          $  4,757,895
                                           ============


                                       88                                  F-13

                                                                      APPENDIX A

                         CAPITAL ALLIANCE INCOME TRUST,
                         A REAL ESTATE INVESTMENT TRUST

                   RECONCILIATION OF MORTGAGE NOTES RECEIVABLE


                                                      December 31,                                       April 30,
                                  -------------------------------------------------         --------------------------------
                                      1993               1994              1995                   1995               1996
                                  (unaudited)        (unaudited)      (unaudited)            (unaudited)
Balance at beginning of period    $   524,000     $      620,500      $   1,889,485         $   1,889,485      $   4,802,070
Additions during period:
     New mortgage loans               434,500          1,569,985          3,740,011             1,284,255          1,022,056
Deductions during period:
     Collections of principal         338,000                ---            827,426               102,528          1,066,231
     Foreclosures                         ---            301,000                ---                   ---                ---
                                  -------------------------------------------------         --------------------------------
Balance at close of period        $   620,500     $    1,889,485      $   4,802,070         $   3,071,212      $   4,757,895
                                  =================================================         ================================


                                       89                                  F-14

                         CAPITAL ALLIANCE INCOME TRUST I
                              FINANCIAL STATEMENTS
                                      with
                          Independent Auditors' Report

          For the Four Months Ended April 30, 1995 and 1996 (Unaudited)
                               and the Years Ended
                   December 31, 1993, 1994 and 1995 (Audited)

                                       90                                   F-15

[NOVOGRADAC & COMPANY LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
    Capital Alliance Income Trust I:

We have audited the accompanying balance sheets of Capital Alliance Income Trust I as of December 31, 1995 and 1994, and the related statements of income, corpus and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Alliance Income Trust I as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

/s/ Novogradac & Company LLP

March 22, 1996


                                       91                                   F-16

                         CAPITAL ALLIANCE INCOME TRUST I

                                 BALANCE SHEETS

                                                                     December 31,
                                                               ------------------------     April 30,
                                                                  1994          1995          1996
                                                               ----------    ----------    ----------
                                                                                           (unaudited)
ASSETS

    Cash and cash equivalents                                  $1,220,965    $  152,029    $  478,037
    Restricted cash                                                19,542        18,620       113,943
    Accounts receivable (net of bad debt allowance
        of $12,000 in 1995 and $26,000 in 1996)                    16,596        40,112        51,054
    Subscriptions receivable                                           --        62,500            --
    Investments                                                        --       100,000       100,000
    Mortgage notes receivable                                   1,889,485     2,952,715     2,663,072
    Organization costs (net of accumulated amortization
        of $1,727 for 1994 and $2,287 for 1995 and                  1,073           513           326
        $2,474 for 1996)                                               --            --            --

    Total assets                                               $3,147,661    $3,326,489    $3,406,432
                                                               ==========    ==========    ==========
LIABILITIES AND CORPUS

    Liabilities
        Mortgage note holdback                                 $   19,555    $   18,680    $  114,002
        Due to affiliates                                          36,186        28,554        48,061
        Other liabilities                                              --         6,425        11,785
                                                               ----------    ----------    ----------
    Total liabilities                                              55,741        53,659       173,848
                                                               ----------    ----------    ----------
    Corpus
        Class "A" shares, $9.50 stated value, unlimited
           shares of beneficial interest authorized,
           325,392.02, 344,435.18 and 343,843.07 shares
           issued and outstanding at December 31, 1994
           and 1995 and April 30, 1996, respectively            3,090,923     3,271,833     3,231,587

        Class "B" shares, no par value, three shares of
           beneficial interest authorized, one share issued
           and outstanding at December 31, 1994 and 1995
           and April 30, 1996, respectively                           997           997           997
                                                               ----------    ----------    ----------
    Total corpus                                                3,091,920     3,272,830     3,232,584
                                                               ----------    ----------    ----------
    Total liabilities and corpus                               $3,147,661    $3,326,489    $3,406,432
                                                               ==========    ==========    ==========

                 See accompanying notes to financial statements.


                                       92                                   F-17

                         CAPITAL ALLIANCE INCOME TRUST I

                              STATEMENTS OF INCOME

                                                                       Four Months Ended
                                       Years Ended December 31,             April 30,
                                  --------------------------------    --------------------
                                    1993        1994        1995        1995        1996
                                  --------    --------    --------    --------    --------
                                                                           (unaudited)
REVENUES
    Interest income               $ 99,124    $156,210    $355,466    $111,198    $139,224
    Gain on sale of foreclosed
        assets                          --      17,990          --          --          --
    Other income                     1,458         797      21,897          69      15,318
                                  --------    --------    --------    --------    --------
        Total revenues             100,582     174,997     377,363     111,267     154,542
                                  --------    --------    --------    --------    --------
EXPENSES
    Loan servicing fees              8,578      17,676      31,095      10,328      10,866
    General and administrative       8,282      10,265      27,871      15,117      16,606
                                  --------    --------    --------    --------    --------
        Total expenses              16,860      27,941      58,966      25,445      27,472
                                  --------    --------    --------    --------    --------
NET INCOME                        $ 83,722    $147,056    $318,397    $ 85,822    $127,070
                                  ========    ========    ========    ========    ========

                 See accompanying notes to financial statements.


                                       93                                   F-18

                         CAPITAL ALLIANCE INCOME TRUST I

                              STATEMENTS OF CORPUS

                                                     Class A              Class B
                                           --------------------------     -------
                                             Shares          Amount        Amount        Total
                                           ----------     -----------     -------     -----------
BALANCE AS OF JANUARY 1, 1993               71,515.20     $   679,087     $   997     $   680,084
Corpus contributed                          40,902.74         388,576          --         388,576
Organizational and offering costs           (2,782.13)        (26,424)         --         (26,424)
Dividends                                          --         (82,885)       (837)        (83,722)
Net income, 1993                                   --          82,885         837          83,722
                                           ----------     -----------     -------     -----------
BALANCE AS OF DECEMBER 31, 1993            109,635.81       1,041,239         997       1,042,236
Corpus contributed                         231,764.95       2,201,767          --       2,201,767
Organizational and offering costs          (16,008.74)       (152,083)         --        (152,083)
Dividends                                          --        (145,585)     (1,471)       (147,056)
Net income, 1994                                   --         145,585       1,471         147,056
                                           ----------     -----------     -------     -----------
BALANCE AS OF DECEMBER 31, 1994            325,392.02       3,090,923         997       3,091,920
Corpus contributed                          20,348.84         193,314          --         193,314
Organizational and offering costs           (1,305.68)        (12,404)         --         (12,404)
Dividends                                          --        (315,213)     (3,184)       (318,397)
Net income, 1995                                   --         315,213       3,184         318,397
                                           ----------     -----------     -------     -----------
BALANCE AS OF DECEMBER 31, 1995            344,435.18       3,271,833         997       3,272,830
Organizational and offering costs             (592.11)         (5,625)         --          (5,625)
Dividends                                          --        (160,420)     (1,271)       (161,691)
Net income, four months ended April 30,
1996 (unaudited)                                   --         125,799       1,271         127,070
                                           ----------     -----------     -------     -----------
BALANCE AS OF APRIL 30, 1996
    (unaudited)                            343,843.07     $ 3,231,587     $   997     $ 3,232,584
                                           ==========     ===========     =======     ===========

                 See accompanying notes to financial statements.


                                       94                                   F-19

                         CAPITAL ALLIANCE INCOME TRUST I



                                                                               Years Ended December 31,
                                                                       -----------------------------------------
                                                                       1993              1994               1995
                                                                       ----              ----               ----

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                      $  83,722        $   147,056        $   318,397
    Adjustments to reconcile net income to net cash provided
    by operating activities:
        Amortization                                                      560                560                560
        (Increase) decrease in restricted cash                             --            (19,542)               922
        Increase in accounts  receivable                               (5,333)            (6,753)           (35,516)
        Increase in allowance for bad debts                                --                 --             12,000
        Increase (decrease) in mortgage note holdback                      --             19,555               (875)
        Increase (decrease) in due to affiliates                       26,892              7,167             (7,632)
        Increase (decrease) in other liabilities                      (14,333)              (250)             6,425
                                                                    ---------        -----------        -----------

        Net cash provided by  operating activities                     91,508            147,793            294,281
                                                                    ---------        -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Increase in investments                                                --                 --           (100,000)
    Investments in mortgage loans                                    (434,500)        (1,569,985)        (1,510,656)
    Repayments of mortgage loans                                      338,000            301,000            447,426
                                                                    ---------        -----------        -----------

        Net cash used in investing activities                         (96,500)        (1,268,985)        (1,163,230)
                                                                    ---------        -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from sale of class "A" shares                            388,576          2,201,767            193,314
    Increase in subscriptions receivable                                   --                 --            (62,500)
    Organizational and offering costs                                 (26,424)          (152,083)           (12,404)
    Dividends paid                                                    (83,722)          (147,056)          (318,397)
                                                                    ---------        -----------        -----------

        Net cash provided by (used in) financing activities           278,430          1,902,628           (199,987)
                                                                    ---------        -----------        -----------

NET INCREASE (DECREASE) IN CASH                                       273,438            781,436         (1,068,936)
CASH AT BEGINNING OF YEAR                                             166,091            439,529          1,220,965
                                                                    ---------        -----------        -----------

CASH AT END OF YEAR                                                 $ 439,529        $ 1,220,965        $   152,029
                                                                    =========        ===========        ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Interest paid                                                   $      --        $    45,304        $        --


                     See accompanying notes to financial statements.


                                       95                                   F-20

                         CAPITAL ALLIANCE INCOME TRUST I

                            STATEMENT OF CASH FLOWS

                                                                         Four Months Ended
                                                                              April 30,
                                                                        --------------------
                                                                        1995            1996
                                                                        ----            ----

                                                                             (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                                      $   85,822         $127,070
    Adjustments to reconcile net income to net cash provided
    by operating activities:
        Amortization                                                        --              187
        Increase in restricted cash                                     (7,524)         (95,323)
        Increase in accounts  receivable                               (12,562)         (24,942)
        Increase in allowance for bad debts                              8,000           14,000
        Increase in mortgage note holdback                               7,525           95,322
        Increase (decrease) in due to affiliates                       (31,766)          19,507
        Increase in other liabilities                                       --            5,360
                                                                    ----------         --------

        Net cash provided by  operating activities                      49,495          141,181
                                                                    ----------         --------

CASH FLOWS FROM INVESTING ACTIVITIES
    Investments in mortgage loans                                     (867,255)        (341,500)
    Repayments of mortgage loans                                       102,528          631,143
                                                                    ----------         --------

        Net cash provided by (used in) investing activities           (764,727)         289,643
                                                                    ----------         --------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from sale of class "A" shares                              32,153               --
    Decrease in subscriptions receivable                                    --           62,500
    Organizational and offering costs                                   (1,088)          (5,625)
    Dividends paid                                                    (101,812)        (161,691)
                                                                    ----------         --------

        Net cash used in financing activities                          (70,747)        (104,816)
                                                                    ----------         --------

NET INCREASE (DECREASE) IN CASH                                       (785,979)         326,008
CASH AT BEGINNING OF YEAR                                            1,220,965          152,029
                                                                    ----------         --------

CASH AT END OF YEAR                                                 $  434,986         $478,037
                                                                    ==========         ========


                     See accompanying notes to financial statements.


                                       96                                   F-21

                         CAPITAL ALLIANCE INCOME TRUST I

                         NOTES TO FINANCIAL STATEMENTS


         For the four months ended April 30, 1995 and 1996 (Unaudited) and the three-year period ended December 31, 1995 (Audited)

1.  Organization

    Capital Alliance Income Trust I (the "Trust") was formed February 3, 1993, as a Delaware statutory business trust, for the purpose of investing in home equity loans secured by deeds of trust on one-to-four unit residential properties.

    The manager to the Trust, Capital Alliance Advisors, Inc. (the "Manager"), originates, services and sells the Trust's loans. The Trustees of the Trust are Calliance, Inc., a Delaware corporation (owned by the Manager), Thomas
    B. Swartz, Dennis R. Konczal, and Douglas A. Thompson.

    The Trust was formed as a result of the reorganization of Capital Alliance Managed Income Fund, L. P. (the "Fund"), a California limited partnership. Under the plan of reorganization, dated March 9, 1993, and approved by a majority of the limited partners of the Fund, all assets and liabilities of the Fund were transferred to the Trust in exchange for 71,515.2 class "A" shares and one class "B" share of the Trust which were distributed in liquidation of the Fund to the limited partners and the general partner of the Fund, respectively.

    The Trust's net profits and distributable cash flow are allocated 1% to the class "B" shareholder and 99% to the class "A" shareholders until the class "A" shareholders have received a non-cumulative, non-compounded return per annum on their net capital contribution equal to the lesser of 13% of their net capital contribution or the prime rate plus 450 base points. Thereafter, net profits and distributable cash flow are allocated 50% to the class "B" shareholder and 50% to the class "A" shareholders.

    The Trust's net losses are allocated 1% to the class "B" shareholder and 99% to the class "A" shareholders.

2.  Summary of significant accounting policies

    Cash and cash equivalents. Cash and cash equivalents include cash and liquid investments with an original maturity of three months or less. The Trust deposits cash in financial institutions insured by the Federal Deposit Insurance Corporation. At times, the Trust's account balances may exceed the insured limits.

    Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    Investment. The Trust records its investment in a related entity at cost. This entity is a wholesale mortgage firm which originates and sells residential mortgage loans secured by one-to-four unit residential properties.


                                       97                                   F-22

                         CAPITAL ALLIANCE INCOME TRUST I

                         NOTES TO FINANCIAL STATEMENTS


         For the four months ended April 30, 1995 and 1996 (Unaudited) and the three-year period ended December 31, 1995 (Audited)


2.  Summary of significant accounting policies (continued)

    Income Taxes. In accordance with federal and state income tax regulations, income taxes are levied on the individual shareholders. Consequently, no provision or liability for federal or state income taxes has been reflected in the accompanying financial statements. The tax returns, the qualification of the Trust as a flow-through entity for tax purposes, and the amount of distributable income or loss are subject to examination by federal and state taxing authorities. If such examination results in changes to the Trust's qualification or in changes to distributable income or loss, the tax liability of the shareholders could change.

    Bad debt allowance. Management reviews its provision for bad debt periodically and the Trust maintains an allowance for losses on mortgage notes receivable at an amount that management believes is sufficient to protect against losses in the loan portfolio. Accounts receivable deemed uncollectible are written off or reserved.

    Fair value of financial instruments. For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value. For mortgage note receivables, fair value is estimated by discounting the future cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. It was determined that the difference between the carrying amount and the fair value of the mortgage notes receivable is immaterial.

    Organizational and offering costs. Organization costs are capitalized and amortized on a straight-line basis over five years. Organizational and offering costs are recorded as a reduction of class "A" corpus and are neither deductible nor amortizable.

    Reclassifications. Certain 1994 and 1993 amounts have been reclassified to conform with 1995 classifications.

3.  Mortgage note holdback

    Pursuant to mortgage loan agreements between the Trust and its borrowers, a portion of the loan proceeds are held by the Trust until certain improvements on the secured property are completed by the borrower. As of December 31, 1994 and 1995 and April 30, 1996, mortgage note holdbacks from the consummation of mortgage loans made amounted to $19,555, $18,680 and $114,002, respectively.

4.  Mortgage notes  receivable

    Mortgage notes receivable represent transactions with customers in which the Trust has invested in home equity loans on residential real estate. The Trust is subject to the risks inherent in finance lending including the risk of borrower default and bankruptcy. A summary of the Trust's mortgage notes receivable at April 30, 1996 is provided in Appendix A.


                                       98                                   F-23

                         CAPITAL ALLIANCE INCOME TRUST I

                         NOTES TO FINANCIAL STATEMENTS


         For the four months ended April 30, 1995 and 1996 (Unaudited) and the three-year period ended December 31, 1995 (Audited)


4.  Mortgage notes receivable (continued)

    Mortgage notes receivable are stated at the principal outstanding. Interest on the mortgages is due monthly and principal is due as a balloon payment at loan maturity. The notes are secured by deeds of trust on residential properties located primarily in California which results in a concentration of credit risk. The value of the loan portfolio may be affected by changes in the economy or other conditions of the geographical area.

5.  Accounts receivable

    Accounts receivable consists of accrued interest on mortgage notes receivable and other amounts due from borrowers. Activity in the allowance for bad debt on accounts receivable was as follows:

                                               December 31,                     April 30,
                                    -------------------------------        ------------------
                                    1993         1994          1995        1995          1996
                                    ----         ----          ----        ----          ----

Balance, beginning of period       $   --       $   --       $    --       $   --       $12,000
Provision for bad debt                 --           --        12,000        8,000        14,000
                                   ------       ------       -------       ------       -------
Balance, end of period             $   --       $   --       $12,000       $8,000       $26,000
                                   ======       ======       =======       ======       =======

6.  Subscriptions receivable

    As of December 31, 1995, shareholders owed the Trust $62,500 for capital contributions to the Trust. Prior to the issuance of the Trust's December 31, 1995 audited financial statements, amounts outstanding as of December 31, 1995 were collected.

7.  Gain on Sale of Foreclosed Assets

    During 1994, the Trust foreclosed on two mortgage loans and the properties were sold for a combined gain of $23,805. A property management fee of $5,815 was paid to the Manager for its administrative services in the foreclosure proceedings and sale of the properties.

8.  Related Party Transactions

    The Trustees and their affiliates hold class "A" and class "B" shares.

    The Manager, which is owned by several of the Trustees and their affiliates, has contracted with the Trust to provide loan administration and mortgage origination services, and receives fees for these services from the Trust and from borrowers. The Manager is also entitled to reimbursement for clerical and administrative services. The Trust paid loan servicing fees of $8,578, $17,676 and $31,095 during 1993, 1994 and 1995, respectively, to the
    Manager. During the four months ended April 30, 1995 and 1996, the Trust paid $10,328 and $10,866, respectively, to the Manager.


                                       99                                   F-24

                               CAPITAL ALLIANCE INCOME TRUST I

                                NOTES TO FINANCIAL STATEMENTS


         For the four months ended April 30, 1995 and 1996 (Unaudited) and the three-year period ended December 31, 1995 (Audited)


8.  Related Party Transactions (continued)

    The Trust also paid the Manager $0.20 per share for organizing the Trust and marketing their securities. During 1993, 1994 and 1995, the Trust paid $7,758, $44,173 and $4,773, respectively, to the Manager. For the four months ended April 30, 1995 and 1996, the Trust paid $788 and $5,625, respectively, to the Manager.

    In addition, the Trust paid a sales commission of $0.50 per share to participating broker/dealers, one of which is an affiliate of the Manager. Total sales commissions paid to the affiliated broker/dealer was $20,369, $40,835 and $7,631 during 1993, 1994 and 1995, respectively. For the four months ended April 30, 1995 and 1996, total sales commissions paid to the affiliated broker/dealer was $300 and $0, respectively. Most of the sales commissions was reallowed to third party securities broker/dealers or registered representatives.


                                       100                                  F-25

                                                                      APPENDIX A

                         CAPITAL ALLIANCE INCOME TRUST I

                            MORTGAGE NOTES RECEIVABLE

                                   (Unaudited)

The Trust's mortgage notes receivable all relate to conventional loans secured by deeds of trust on single family residences. The following is a summary of the Trust's mortgage notes receivable at April 30, 1996:

                                                                                                                  Principal amount
                                                                                                                  of loans subject
                                                 Final                                 Face          Carrying      to delinquent
                                                maturity         Periodic    Prior   amount of       amount of       principal or
         Description           Interest rate      date        payment terms  liens   mortgages       mortgages        interest
         -----------           -------------    --------      -------------  -----   ---------       ---------    ----------------
Individual loans greater than
$79,892 (3% of total mortgage
notes receivable of $2,663,072):   12.75%        03/01/96         $3,185     Second     $300,000     $  299,793      $299,793
                                   12.50%        11/01/97         $2,281     Second     $219,000     $  219,000         $0
                                   13.00%        04/01/97         $1,844     First      $180,000     $  170,200         $0
                                   13.00%        11/01/97         $1,625     Second     $150,000     $  150,000         $0
                                   13.00%        02/01/96         $1,463     First      $135,000     $  135,000         $0
                                   12.50%        04/01/98         $1,298     First      $124,600     $  124,600         $0
                                   13.50%        09/01/96         $1,271     Second     $113,000     $  113,000         $0
                                   13.50%        04/01/96         $1,091     Second     $ 97,000     $   97,000      $ 97,000
                                   14.00%        12/01/96         $1,108     First      $ 95,000     $   95,000         $0
                                   12.50%        01/01/97         $  948     First      $ 91,000     $   91,000         $0
                                   14.00%        09/29/96         $1,050     First      $ 90,000     $   90,000         $0
                                   13.50%        06/01/96         $  942     Second     $131,314     $   83,745      $ 83,745

Loans from $50,000-$79,892    12.75% to 15.0% 6 to 60 months       ---        ---          ---       $  685,837         $0

Loans from $20,000-$49,999    13.00% to 15.0% 12 to 60 months      ---        ---          ---       $  308,897      $ 78,000
                                                                                                      ---------


     Total Mortgage Notes Receivable at April 30, 1996                                               $2,663,072
                                                                                                     ==========


                                      101                                   F-26

                                                                      APPENDIX A


                         CAPITAL ALLIANCE INCOME TRUST I

                   RECONCILIATION OF MORTGAGE NOTES RECEIVABLE


                                                    December 31,                              April 30,
                                    -------------------------------------------       --------------------------
                                       1993            1994           1995               1995           1996
                                                                                            (unaudited)

Balance at beginning of period       $524,000       $  620,500       $1,889,485       $1,889,485       $2,952,715
Additions during period:
    New mortgage loans                434,500        1,569,985        1,510,656          867,255          341,500
Deductions during period:
    Collections of principal          338,000               --          447,426          102,528          631,143
    Foreclosures                           --          301,000               --               --               --
                                     --------       ----------       ----------       ----------       ----------
Balance at close of period           $620,500       $1,889,485       $2,952,175       $2,654,212       $2,663,072
                                     ========       ==========       ==========       ==========       ==========

                                      102                                   F-27

                        CAPITAL ALLIANCE INCOME TRUST II

                              FINANCIAL STATEMENTS
                                      with
                          Independent Auditors' Report

         For the Four Months Ended April 30, 1995 and 1996 (Unaudited),
                  the Period From October 18, 1994 (Inception)
                       to December 31, 1994 (Audited) and
                   the Year Ended December 31, 1995 (Audited)


                                      103                                   F-28

[NOVOGRADAC & COMPANY LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders of
   Capital Alliance Income Trust II:

We have audited the accompanying balance sheets of Capital Alliance Income Trust II as of December 31, 1995 and 1994, and the related statements of income, corpus and cash flows for the year ended December 31, 1995 and the period from October 18, 1994 (inception) to December 31, 1994. These financial statements are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Alliance Income Trust II as of December 31, 1995 and 1994, and the results of its operations and its cash flows for the year ended December 31, 1995 and the period from October 18, 1994 (inception) to December 31, 1994, in conformity with generally accepted accounting principles.


/s/ Novogradac & Company LLP

March 15, 1996


                                      104                                   F-29

                        CAPITAL ALLIANCE INCOME TRUST II

                                 BALANCE SHEETS




                                                                                  December 31,              April 30,
                                                                              -------------------
                                                                              1994           1995              1996
                                                                              ----           ----              ----
ASSETS                                                                                                     (unaudited)

        Cash and cash equivalents                                            $1,000       $  677,949       $  559,234
        Restricted cash                                                          --           75,602           72,325
        Accounts receivable (net of bad debt allowance
               of $6,000 in 1996)                                                --           21,646           34,437

        Subscriptions receivable                                                 --          203,011               --
        Investments                                                              --          100,000          100,000
        Mortgage notes receivable                                                --        1,849,355        2,094,823
                                                                             ------       ----------       ----------

        Total assets                                                         $1,000       $2,927,563       $2,860,819
                                                                             ======       ==========       ==========

LIABILITIES AND CORPUS

        Liabilities
               Mortgage note holdback                                        $   --       $   75,602       $   72,325
               Due to affiliates                                                 --           22,917           13,886
               Other liabilities                                                 --           11,844            3,257
                                                                             ------       ----------       ----------
        Total liabilities                                                        --          110,363           89,468
                                                                             ------       ----------       ----------

        Corpus
               Class  "A" shares, $9.50 stated value, unlimited
                      shares of beneficial interest authorized,
                      297,496.95 and 293,094.26 shares issued and
                      outstanding at December 31, 1995                           --        2,815,240        2,770,351
                      and April 30, 1996, respectively

               Class  "B" shares, no par value, three shares of
                      beneficial interest authorized, one share issued
                      and outstanding at December 31, 1994 and 1995
                      and April 30, 1996, respectively                        1,000            1,960            1,000
                                                                             ------       ----------       ----------
        Total corpus                                                          1,000        2,817,200        2,771,351
                                                                             ------       ----------       ----------

        Total liabilities and corpus                                         $1,000       $2,927,563       $2,860,819
                                                                             ======       ==========       ==========

                See accompanying notes to financial statements.


                                      105                                   F-30

                        CAPITAL ALLIANCE INCOME TRUST II

                              STATEMENTS OF INCOME



                                                                                     Four Months Ended
                                               Years Ended December 31,                   April 30,
                                         ---------------------------------           ------------------
                                         1993           1994          1995           1995          1996
                                         ----           ----          ----           ----          ----

                                                                                        (unaudited)
REVENUES
  Interest income                        $    --       $    --       $107,667       $10,347       $102,912
  Other income                                --            --          4,333             8         16,255
                                         -------       -------       --------       -------       --------
               Total revenues                 --            --        112,000        10,355        119,167
                                         -------       -------       --------       -------       --------

EXPENSES
  Loan servicing fees                         --            --         12,070            --          9,241
  General and administrative                  --            --          3,913         2,416         10,353
                                         -------       -------       --------       -------       --------
               Total expenses                 --            --         15,983         2,416         19,594
                                         -------       -------       --------       -------       --------

NET INCOME                               $    --       $    --       $ 96,017       $ 7,939       $ 99,573
                                         =======       =======       ========       =======       ========


                 See accompanying notes to financial statements.


                                      106                                   F-31

                        CAPITAL ALLIANCE INCOME TRUST II

                              STATEMENTS OF CORPUS




                                                    Class A                    Class B
                                              ----------------------           -------
                                              Shares          Amount            Amount           Total
                                              ------          ------            ------           -----

CORPUS CONTRIBUTED IN 1994                           --      $       --        $ 1,000        $    1,000

1995 ACTIVITY:
Corpus contributed                           317,230.00       3,013,685             --          3,013,685
Organizational and offering costs            (19,733.05)       (187,464)            --           (187,464)
Dividends                                            --        (106,038)            --           (106,038)
Net income, 1995                                     --          95,057            960             96,017
                                             ----------      ----------        -------         ----------

BALANCE AS OF DECEMBER 31, 1995              297,496.95       2,815,240          1,960          2,817,200


Redemption of class "A" shares                (4,402.69)        (44,825)            --            (44,825)
Dividends                                            --         (98,641)        (1,956)          (100,597)
Net income, four months ended
        April 30, 1996 (unaudited)                   --          98,577            996             99,573
                                             ----------      ----------        -------         ----------

BALANCE AS OF APRIL 30, 1996
        (unaudited)                          293,094.26      $2,770,351        $ 1,000         $2,771,351
                                             ==========      ==========        -======         ==========


                 See accompanying notes to financial statements.


                                      107                                   F-32

                        CAPITAL ALLIANCE INCOME TRUST II

                            STATEMENTS OF CASH FLOWS



                                                                              Years Ended December 31,
                                                                        ---------------------------------
                                                                        1993          1994           1995
                                                                        ----          ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
        Net income                                                     $    --       $   --       $    96,017
        Adjustments to reconcile net income to net cash provided
        by operating activities:
               Amortization                                                 --           --                --
               Increase in accounts receivable                              --           --           (21,646)
               Increase in due to affiliates                                --           --            22,917
               Increase in other liabilities                                --           --            11,844
                                                                       -------       ------       -----------

               Net cash provided by operating activities                    --           --           109,132
                                                                       -------       ------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES
        Increase in investments                                             --           --          (100,000)
        Investments in mortgage loans                                       --           --        (2,229,355)
        Repayments of mortgage loans                                        --           --           380,000
                                                                       -------       ------       -----------

               Net cash used in investing activities                        --           --        (1,949,355)
                                                                       -------       ------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from sale of class "A" shares                              --           --         3,013,685
        Proceeds from sale of class "B" shares                              --        1,000                --
        Increase in subscriptions receivable                                --           --          (203,011)
        Organizational and offering costs                                   --           --          (187,464)
        Dividends paid                                                      --           --          (106,038)
                                                                       -------       ------       -----------

               Net cash provided by financing activities                    --        1,000         2,517,172
                                                                       -------       ------       -----------

NET INCREASE IN CASH                                                        --        1,000           676,949
CASH AT BEGINNING OF YEAR                                                   --           --             1,000
                                                                       -------       ------       -----------

CASH AT END OF YEAR                                                    $    --       $1,000       $   677,949
                                                                       =======       ======       ===========


SUPPLEMENTAL CASH FLOW INFORMATION:
        Interest paid                                                  $    --       $   --       $        --


                 See accompanying notes to financial statements.


                                       108                                  F-33

                        CAPITAL ALLIANCE INCOME TRUST II

                            STATEMENTS OF CASH FLOWS



                                                                           Four Months Ended
                                                                               April 30,
                                                                           ------------------
                                                                           1995          1996
                                                                           ----          ----
                                                                               (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
        Net income                                                     $   7,939        $  99,573
        Adjustments to reconcile net income to net cash provided
        by operating activities:
               Decrease in restricted cash                                    --            3,277
               Increase in accounts receivable                            (5,576)         (18,791)
             Increase in allowance for bad debts                              --            6,000
               Decrease in mortgage note holdback                             --           (3,277)
               Increase (decrease) in due to affiliates                    3,015           (9,031)
               Decrease in other liabilities                                  --           (8,587)
                                                                       ---------        ---------

               Net cash provided by operating activities                   5,378           69,164
                                                                       ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES
        Investments in mortgage loans                                   (417,000)        (680,556)
        Repayments of mortgage loans                                          --          435,088
                                                                       ---------        ---------

               Net cash used in investing activities                    (417,000)        (245,468)
                                                                       ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES
        Proceeds from sale of class "A" shares                           576,192               --
        Redemption of class "A" shares                                        --          (44,825)

        Decrease in subscriptions receivable                                  --          203,011

        Organizational and offering costs                                (37,301)              --
        Dividends paid                                                    (3,425)        (100,597)
                                                                       ---------        ---------

               Net cash provided by financing activities                 535,466           57,589
                                                                       ---------        ---------

NET INCREASE (DECREASE) IN CASH                                          123,844         (118,715)
CASH AT BEGINNING OF YEAR                                                  1,000          677,949
                                                                       ---------        ---------

CASH AT END OF YEAR                                                    $ 124,844        $ 559,234
                                                                       =========        =========


                 See accompanying notes to financial statements.


                                      109                                   F-34

                        CAPITAL ALLIANCE INCOME TRUST II

                          NOTES TO FINANCIAL STATEMENTS

         For the Four Months Ended April 30, 1995 and 1996 (Unaudited), the Period From October 18, 1994 (Inception) to December 31, 1994 (Audited) and
                   the Year Ended December 31, 1995 (Audited)



1. Organization

   Capital Alliance Income Trust II (the "Trust") was formed October 18, 1994, as a Delaware statutory business trust, for the purpose of investing in home equity loans secured by deeds to trust on one-to-four unit residential properties.

   The manager to the Trust, Capital Alliance Advisors, Inc. (the "Manager"), originates, services and sells the Trust's loans. The Trustees of the Trust are Calliance, Inc., a Delaware corporation (owned by the Manager), Thomas B. Swartz, Dennis R. Konczal, and Douglas A. Thompson.

   The Trust's net profits and distributable cash flow are allocated 1% to the class "B" shareholder and 99% to the class "A" shareholders until the class "A" shareholders have received a non-cumulative, non-compounded return per annum on their net capital contribution equal to the lesser of 13% of their net capital contribution or the prime rate plus 350 base points. Thereafter, net profits and distributable cash flow are allocated 50% to the class "B" shareholder and 50% to the class "A" shareholders.

   The Trust's net losses are allocated 1% to the class "B" shareholder and 99% to the class "A" shareholders.

2. Summary of significant accounting policies

   Cash and cash equivalents. Cash and cash equivalents include cash and liquid investments with an original maturity of three months or less. The Trust deposits cash in financial institutions insured by the Federal Deposit Insurance Corporation. At times, the Trust's account balances may exceed the insured limits.

   Use of estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Investment. The Trust records its investment in a related entity at cost. This entity is a wholesale mortgage firm which originates and sells residential mortgage loans secured by one-to-four unit residential properties.

   Income Taxes. In accordance with federal and state income tax regulations, income taxes are levied on the individual shareholders. Consequently, no provision or liability for federal or state income taxes has been reflected in the accompanying financial statements. The tax returns, the qualification of the Trust as a flow-through entity for tax purposes, and the amount of distributable income or loss are subject to examination by federal and state taxing authorities. If such examination results in changes to the Trust's qualification or in changes to distributable income or loss, the tax liability of the shareholders could change.


                                       110                                  F-35

                        CAPITAL ALLIANCE INCOME TRUST II

                          NOTES TO FINANCIAL STATEMENTS

         For the Four Months Ended April 30, 1995 and 1996 (Unaudited), the Period From October 18, 1994 (Inception) to December 31, 1994 (Audited) and
                   the Year Ended December 31, 1995 (Audited)


2. Summary of significant accounting policies (continued)

   Bad debt allowance. Management reviews its provision for bad debt periodically and the Trust maintains an allowance for losses on mortgage notes receivable at an amount that management believes is sufficient to protect against losses in the loan portfolio. Accounts receivable deemed uncollectible are written off or reserved.

   Fair value of financial instruments. For cash and cash equivalents, the carrying amount is a reasonable estimate of fair value. For mortgage note receivables, fair value is estimated by discounting the future cash flows using the current interest rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. It was determined that the difference between the carrying amount and the fair value of the mortgage notes receivable is immaterial.

   Organizational and offering costs. Organizational and offering costs are recorded as a reduction of class "A" corpus and are neither deductible nor amortizable.

3. Mortgage note holdback

   Pursuant to mortgage loan agreements between the Trust and its borrowers, a portion of the loan proceeds are held by the Trust until certain improvements on the secured property are completed by the borrower. As of December 31, 1995 and April 30, 1996, mortgage note holdbacks from the consummation of mortgage loans made amounted to $75,602 and $72,325, respectively.

4. Mortgage notes  receivable

   Mortgage notes receivable represent transactions with customers in which the Trust has invested in home equity loans on residential real estate. The Trust is subject to the risks inherent in finance lending including the risk of borrower default and bankruptcy. A summary of the Trust's mortgage notes receivable at April 30, 1996 is provided in Appendix A.

   Mortgage notes receivable are stated at the principal outstanding. Interest on the mortgages is due monthly and principal is due as a balloon payment at loan maturity. The notes are secured by deeds of trust on residential properties located primarily in California which results in a concentration of credit risk. The value of the loan portfolio may be affected by changes in the economy or other conditions of the geographical area.


                                      111                                   F-36

                        CAPITAL ALLIANCE INCOME TRUST II

                          NOTES TO FINANCIAL STATEMENTS

         For the Four Months Ended April 30, 1995 and 1996 (Unaudited), the Period From October 18, 1994 (Inception) to December 31, 1994 (Audited) and
                   the Year Ended December 31, 1995 (Audited)



5. Accounts receivable

   Accounts receivable consists of accrued interest on mortgage notes receivable and other amounts due from borrowers. Activity in the allowance for bad debt on accounts receivable was as follows:

                                                    December 31,                                 April 30,
                                     ----------------------------------------            -----------------------
                                     1993              1994              1995              1995             1996
                                     ----              ----              ----              ----             ----

Balance, beginning of period       $      --         $      --         $      --         $      --         $   --
Provision for bad debt                    --                --                --                --          6,000
                                   ---------         ---------         ---------         ---------         ------
Balance, end of period             $      --         $      --         $      --         $      --         $6,000
                                   =========         =========         =========         =========         ======

6. Subscriptions receivable

   As of December 31, 1995, shareholders owed the Trust $203,011 for capital contributions to the Trust. Prior to the issuance of the Trust's December 31, 1995 audited financial statements, amounts outstanding as of December 31, 1995 were collected.

7. Related Party Transactions

   The Manager, which is owned by several of the Trustees and their affiliates, has contracted with the Trust to provide loan administration and mortgage origination services, and receives fees for these services from the Trust and from borrowers. The Manager is also entitled to reimbursement for clerical and administrative services. During 1995 and for the four months ended April 30, 1995 and 1996, the Trust paid loan servicing fees of $12,070, $0 and $9,241, respectively, to the Manager.

   The Trust also pays the Manager $0.20 per share for organizing the Trust and marketing their securities. During 1995 and for the four months ended April 30, 1995 and 1996, the Trust paid $60,779, $11,730 and $0, respectively, to the Manager.

   In addition, the Trust paid a sales commission of $0.50 per share to participating broker/dealers, one of which is an affiliate of the Manager. Total sales commissions paid to the affiliated broker/dealer was $126,685 during 1995. For the four months ended April 30, 1995 and 1996, total sales commissions paid to the affiliated broker/dealer was $25,571 and $0, respectively. Most of the sales commissions was reallowed to third party securities broker/dealers or registered representatives.



                                      112                                   F-37

                                                                      APPENDIX A

                        CAPITAL ALLIANCE INCOME TRUST II

                            MORTGAGE NOTES RECEIVABLE

                                   (Unaudited)

The Trust's mortgage notes receivable all relate to conventional loans secured by deeds of trust on single family residences. The following is a summary of the Trust's mortgage notes receivable at April 30, 1996:

                                                                                                                  Principal amount
                                                      Final         Periodic              Face         Carrying   of loans subject
                                    Interest         maturity       Payment    Prior    amount of      amount of    to delinquent
         Description                  rate             date          terms     liens    mortgages      mortgages     principal or
         -----------                --------         --------       --------   -----    ---------      ---------      interest
                                                                                                                      --------

Individual loans greater than
$62,845 (3% of total mortgage
notes receivable of $2,094,823):     14.00%           04/01/98       $3,441    Second    $295,000    $  295,000          $0
                                     13.75%           01/01/98       $2,658     First    $232,000    $  232,000          $0
                                     13.00%           07/01/96       $1,820     First    $168,000    $  168,000          $0
                                     12.50%           03/01/96       $1,406     First    $135,000    $  135,000       $135,000
                                     13.00%           01/01/98       $1,213     First    $112,000    $  112,000          $0
                                     12.75%           09/01/98       $1,063     First    $100,000    $  100,000          $0
                                     14.00%           09/20/96       $  980     First    $ 84,000    $   84,000          $0
                                     13.00%           06/01/98       $  796    Second    $ 73,500    $   73,452       $ 73,452
                                     12.50%           08/01/97       $  729    Second    $ 70,000    $   70,000          $0
                                     15.00%           04/01/97       $  875     First    $ 70,000    $   70,000          $0
                                     15.00%           04/01/97       $  875     First    $ 70,000    $   70,000          $0
                                     15.00%           08/06/96       $  849     First    $ 67,900    $   67,900          $0

Loans from $50,000-$62,845      13.25% to 15.0%    12 to 61 months     ---       ---       ---       $  380,015          $0

Loans from $20,000-$49,999      12.75% to 16.0%    12 to 60 months     ---       ---       ---       $  237,456       $ 72,000
                                                                                                     ----------


         Total Mortgage Notes Receivable at April 30, 1996                                           $2,094,823
                                                                                                     ==========

                                      113                                   F-38

                                                                      APPENDIX A


                        CAPITAL ALLIANCE INCOME TRUST II

                   RECONCILIATION OF MORTGAGE NOTES RECEIVABLE


                                                  December 31,                             April 30,
                                        ---------------------------------          ------------------------
                                        1993          1994           1995           1995              1996
                                                                                         (unaudited)

Balance at beginning of period         $   --       $    --       $       --       $     --       $1,849,355
Additions during period:
        New mortgage loans                 --            --        2,229,355        417,000          680,556
Deductions during period:
        Collections of principal           --            --          380,000             --          435,088
                                       ------       -------       ----------       --------       ----------
Balance at close of period             $   --       $    --       $1,849,355       $417,000       $2,094,823
                                       ======       =======       ==========       ========       ==========


                                       114                                  F-39

- --------------------------------------------------------------------------------
                                  HOW TO INVEST
- --------------------------------------------------------------------------------


FOR ANY ACCOUNT.

1. COMPLETE ALL ITEMS ON THE ORDER FROM. This includes the number of Shares being ordered, their total price, the manner in which the Shares are being ordered, their total price, the manner in which the Shares are to be registered, the shareholder's social security or taxpayer identification number and all selling agent information.

2. TAX IDENTIFICATION CERTIFICATION. You must provide your social security number to avoid backup withholding. Under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code, payers are required to withhold 20% from all taxable interest, dividend and certain other payments on accounts which do not reflect a certified social security number or tax identification number. This is referred to as "backup" withholding. "Backup" withholding is not an additional tax or penalty. Any amount withheld form your account may be used as a credit against your federal income tax.

       To certify that the tax identification number is correct and that you are not subject to any withholding under Section 3406(a)(1)(C), you must provide your name and address and sign and date the "Taxpayer Identification Number" section of the order form.

3. Write a check or money order for the amount of the subscription, made payable to "Golden Gate Bank, Escrow Agent" and send the Order Form and check to:

                          Capital Alliance Income Trust
                          c/o Golden Gate Bank
                          344 Pine Street
                          San Francisco, CA  94104

4. If there are any questions regarding the Order Form, please contact your representative or Brookstreet Securities Corporation's Corporate Finance Department at (800) 268-2578 Ext. 104.

CAPITAL ALLIANCE INCOME TRUST
      ORDER FORM

                                                     For Office Use Only
                                                ------------------------------

                                                     SOCIAL SECURITY NO.
                                             of investor whose name is printed
                                                    on the adjacent line
                                                   _ _ _ - _ _ - _ _ _ _


INVESTOR INFORMATION
Name(s) and addresses will be registered exactly as printed or typed below

Name(s)        ----------------------------------------------------------------
               ----------------------------------------------------------------
               ----------------------------------------------------------------
Address        ----------------------------------------------------------------
City           ----------------------------------- State -----  Zip -----------
Phone Number   -----------------------        NY Residents see other side.

         ---------------------
    or TAX IDENTIFICATION NUMBER
        _ _- _ _ _ _ _ _ _

    / / U.S. Citizen
    / / U.S. Citizen residing outside the U.S.
    / / Resident alien citizen of ____________
    / / Non-Resident alien citizen of ________


Under the penalties of perjury, I certify that the information provided in this section is true, correct and complete and that I am not subject to back-up withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.


X___________________  Date:__________  X_____________________  Date:__________
- --------------------------------------------------------------------------------
INVESTMENT: Check only one

   1.  / / INITIAL PURCHASE  / / ADDITIONAL PURCHASE

   2.  TOTAL PURCHASE PRICE:
       No. of Common Shares __________ x $10.00/ share =  $____________
                                                         (Minimum $1,000)
   3. / / Broker authorized to transfer funds directly from Undersigned's Brokerage Account.

       Please make check payable to Golden Gate Bank, Escrow Agent" and send completed order Form and check to

       Capital Alliance Income Trust
       c/o Golden Gate Bank
       344 Pine Street
       San Francisco, CA 94104
- --------------------------------------------------------------------------------
FORM OF OWNERSHIP:  Mark only one box.

/ /      Individual
/ /      Joint Tenants with Right
         of Survivorship
/ /      Community Property
/ /      Tenants in Common
/ /      Tenants by the Entirety
/ /      Other _______________
/ /      Custodian
/ /      Estate
/ /      Trust
/ /      Corporation
/ /      Custodian under UGMA, State of
         --------------------------
         or under UTMA, State of _____________


TAX EXEMPT PLANS: Orders for the following registrations
must be signed by the custodian/trustee
/ /      IRA/SEP (Not for use with
         Sierra's Prototype)
/ /      Qualified Retirement Plan (Keogh)
/ /      Pension/Profit Sharing Plan
/ /      401(K)
/ /      Other _____________________


ADDITIONAL MAILING ADDRESS: If you are investing through a Trust Company and want duplicate copies of investor mailings sent to you, please fill in below.


Name(s) ---------------------------------------------
        ---------------------------------------------
Address ---------------------------------------------
        ---------------------------------------------
City    ----------------- State ----- Zip -----------

OPTIONAL CHECK ADDRESS: If you would like your distribution check mailed to an address other than shown above, please complete this section.

Payee -----------------------------------------------
Acct. No. -------------------------------------------
Address ---------------------------------------------
- -----------------------------------------------------
City ----------------- State ----- Zip --------------
- --------------------------------------------------------------------------------
/ / DIVIDEND PAYMENT OPTION: Check this box if dividends are to be paid in cash.
    Otherwise, Dividends will be reinvested automatically in additional Shares pursuant to the Dividend Reinvestment Plan.
- --------------------------------------------------------------------------------
BROKER/DEALER INFORMATION: The Registered Representative must sign below to complete order.

Broker/Dealer Firm     -------------------------------------------------------
Registered Representative ----------------------------------------------------
Representative Address -------------------------------------------------------
City --------------------------------------------- State ----- Zip -----------
Phone Number  -----------------------



X -------------------------------------------------------------------
Representative's Signature (Order cannot be accepted without signature.)

 THE FOLLOWING TEXT APPEARS ON THE REVERSE SIDE OF ORDER FORM

- --------------------------------------------------------------------------------
                          SPECIAL NEW YORK REQUIREMENTS
- --------------------------------------------------------------------------------

         Each purchaser of Shares in New York must sign the following statement:

         I hereby certify that I have either (i) a minimum annual gross income of $35,000 and a net worth at fair market value of at least $25,000 (exclusive of equity in home, home furnishings and personal automobiles), or (ii) a net worth of $100,000 (similarly defined). I understand that the minimum investment in the State of New York will be 250 Shares ($2,500) (100 Shares ($1,000) for IRA Investments).

- ----------------------------------               ------------------------------
      Signature of Investor(s)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30. Other Expenses of Issuance and Distribution

         The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                         Amount
                                                          To Be
                                                           Paid
                                                           ----
SEC registration fee.................................$ 6,000.00
NASD filing fee ...................................... 2,240.00
NASDAQ-NMS Listing fee ...............................12,500.00
Printing and engraving expenses ......................
Legal fees and expenses ..............................60,000.00
Accounting fees and expenses .........................10,000.00
Blue Sky fees and expenses ...........................     NONE
Transfer agent and custodian fees .................... 5,000.00
Miscellaneous ........................................25,000.00

Item 31. Sales to Special Parties

         Not Applicable

Item 32. Recent Sales of Unregistered Securities

         From October 31, 1991 through December 31, 1995, Capital Alliance Income Trust I, ("CAIT I"), a Delaware business trust and a predecessor to the Trust, issued 344,435 Class "A" Shares in return for capital contributions totaling $ 3,444,350 and one Class "B" share for a capital contribution of $1,000.

         From December 1, 1994 through December 31, 1995, Capital Alliance Income Trust II, ("CAIT II"), a Delaware business trust and a predecessor to the Trust, issued 297,497 Class "A" Shares in return for capital contributions totaling $ 2,974,970 and one Class "B" share for a capital contribution of $1,000.

         The aforementioned transactions are exempt from registration under
Section 4(2) of the Securities Act of 1933 and Regulation D issued thereunder as transactions not involving a public offering.

         On April 30, 1996 the Trust issued 643,730 Series "A" Preferred Shares to the Class "A" and Class "B" shareholders of CAIT I and CAIT II in exchange for all of the unissued and outstanding Class "A" and Class "B" shares of CAIT I and CAIT II pursuant to an Agreement and Plan of Reorganization and Consolidation which was consummated pursuant to a Permit of the Commissioner of Corporations of the State of California after a hearing on the fairness of the terms of said transaction pursuant to Sections 25142 of the California Corporations Code.

         The aforesaid transaction was exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

Item 33. Indemnification of Directors and Officers and Agents

Section 145 of the Delaware General Corporation Law provides as follows:

         Section 145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE

                  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, or joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was aq director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise n defense of any action, suit or proceeding referred to in subsections
         (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

                  (e) Expenses (including attorneys' fees) incurred by an officer or directory in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

                  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  (g) A corporation shall power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by im in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

                  (h) For purposes of this section, reference to "the corporation" shall include, in addition tot eh resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                  (i) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and reference to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonable believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" as referred to in this Section.

                  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this action shall, unless otherwise provide when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw. agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 1981, Ch. 112, Laws of 1983, Ch.
         289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 261, Laws of 1994.)

Article IX of the Certificate of Incorporation of the Trust provides as follows:

                                   ARTICLE IX

                  9.1 Indemnification of Officers and Directors. Each person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "proceeding"), by reason of being or having been a director or officer of the Corporation, or of any predecessor corporation, or being or having been a director or officer serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, or other enterprise (including service with respect to corporation-sponsored employee benefit plans), whether the basis of the proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the Corporation and that person, be indemnified and held harmless by the Corporation to the fullest extent permissible under Delaware Law and this Certificate of Incorporation, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by that person in connection therewith, except that amounts shall be payable in settlement of a proceeding only if the settlement is approved in writing by the Corporation. This indemnification shall continue as to a person who has ceased to be a director or officer for acts performed while a director or officer, and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing, the Corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by that person only if the proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article IX shall include the right to be paid by the Corporation the expenses incurred in defending and proceeding in advance of final disposition to the fullest extent permitted by law, and such expenses shall be advanced by the Corporation in advance of the final disposition of a proceeding upon delivery to the Corporation of a written request for such payment and of an undertaking by, or on behalf of, the director or officer to repay all amounts so advanced if it shall be ultimately determined that the director or officer is not entitled to be indemnified.

                  Notwithstanding the foregoing or any other provisions under this Article IX, the Corporation shall not be liable under this Article IX to indemnify a director or officer against expenses, liabilities or losses incurred or suffered in connection with, or to make any advances with respect to, any proceeding against and director or officer: (a) as to which the Corporation is prohibited by applicable law from paying an indemnity; (b) with respect to expenses of defense or investigation, if the expenses were or are incurred without the Corporation's consent (which consent may not be unreasonably withheld); (c) for which final payment is actually made to the director or officer under an insurance policy maintained by the Corporation, except in respect of any excess beyond the amount of payment under the policy; (d) for which payment is actually made to the director or officer under an indemnity by the Corporation otherwise than pursuant to this Article IX, except in respect of any excess beyond the amount of payment under that indemnity; (e) based upon or attributable to the director or officer gaining in fact any personal profit or advantage to which not legally entitled; (f) for an accounting of profits made from the purchase or sale by the director or officer of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (g) based upon acts or omissions involving intentional misconduct or a knowing and culpable violation of law.

                  9.2 Indemnification of Employees and Agents. A person who was or is a party or is threatened to be made a party or is otherwise involved in any proceeding by reason of being or having been an employee or agent of the Corporation or being or having been an employee serving at the request of the Corporation as an employee or agent of another enterprise (including service with respect to corporation-sponsored employee benefit plans), whether the basis of the proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, upon appropriate action by the Corporation and subject to the terms of any agreement between the Corporation and that person, be indemnified and held harmless by the Corporation to the fullest extent permissible under Delaware Law and this Certificate of Incorporation, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by that person in connection therewith.

                  9.3 Right of Directors and Officers to Bring Suit. If a claim under Section 9.1 is not paid by the Corporation or on its behalf within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting the claim.

                  9.4 Successful Defense. Notwithstanding any other provision of this Article IX, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of a proceeding without prejudice or the settlement with the written consent of the Corporation of a proceeding without admission of liability), in defense of any proceeding referred to in Section 9.1 or in defense of any claim, issue or matter therein, that director or officer shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

                  9.5 Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permissible under applicable law and this Certificate of Incorporation.

                  9.6 Limitation of Liability. A Director of the Corporation shall not be personally liable to the Corporation or its Shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its Shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the Director derived an improper personal benefit.

                  9.7 Subrogation. In the event of payment by the Corporation of a claim under Section 9.1 or 9.2 of this Article IX, the Corporation shall be subrogated to the fullest extent of such payment to all of the rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents necessary or appropriate to enable the Corporation effectively to bring suit to enforce such rights.

                  9.8 Non-Exclusivity of Rights. The right to indemnification provided by this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

                  9.9 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify that person against such expense, liability or loss under Delaware law.

                  9.10 Expenses as a Witness. To the extent that any director, officer or employee of the Corporation is, by reason of that position, a witness in any action, suit or proceeding, he or she will be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

                  9.11 Non-Applicability to Fiduciaries of Employee Benefit Plans. This Article IX does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Corporation. The Corporation shall have the power to indemnify that trustee, investment manager, or other fiduciary to the extent permitted by Delaware Corporation Law Section 102.

                  9.12 Separability. Each and every paragraph, sentence, term and provision of this Article IX is separate and distinct, so that if any paragraph, term or provision shall be held to be invalid or unenforceable for any reason, its invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision of this Article IX. To the extent required, any paragraph, sentence, term or provision of this Article IX may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article IX and any agreement between the Corporation and the claimant, the broadest possible indemnification permitted under applicable law.

         In addition, the Registrant has entered into Indemnity Agreements (Exhibit 10.2 hereto) with its officers and Directors. The Underwriting Agreement (Exhibit 1.1) also provides for indemnification by the Underwriters of the Trust, its Directors and officers and persons who control the Trust within the meaning of Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

Item 34. Treatment of Proceeds From Stock Being Registered

         Not Applicable

Item 35. Financial Statements and Exhibits

         (a) Financial Statements included in the Prospectus are:

                  1. Pro-Forma Combined Financial Statement of Capital Alliance Income Trust, A Real Estate Investment Trust with Independent Auditor's Report as of December 31, 1994, December 31, 1995 and April 30, 1996.

         All schedules have been omitted because they are either not applicable, not required or the information required has been disclosed in the financial statements and related notes or otherwise in the Prospectus.

         (b) Exhibits

Exhibit
    No.
    ---

     1.1       Form of Managing Dealer Agreement (including form of Selected
               Dealer Agreement).
     3.1       Charter Certificate of Incorporation and Amendment No. 1.
     3.2       Bylaws of the Registrant.
    *4.1       Form of Stock Certificate of Common Shares of the Registrant.
     4.2       Form of Shareholder's Warrant Agreement
     4.3       Form of Underwriter's Warrant Agreement
    *4.4       Form of Common Warrant Certificate
    *5.1       Opinion of Wilson, Ryan & Campilongo
    *8.1       Opinion of Wilson, Ryan & Campilongo
    10.1       Form of Management Agreement between the Registrant and Capital
               Alliance Advisors, Inc.
    10.2       Form of Indemnity Agreement between the Registrant and its
               Directors and Officers.
    10.3       Form of Loan Origination and Loan Servicing Agreement between the
               Registrant and Capital Alliance Advisors, Inc.
    10.4       Form of Dividend Reinvestment Plan.
    23.1       Consent of Wilson, Ryan & Campilongo (contained in Exhibit 5.1).
    23.2       Consent of Novogradac & Company LLP.
    24.1       Power of Attorney of Thomas B. Swartz
    24.2       Power of Attorney of Dennis R. Konczal
    24.3       Power of Attorney of Douglas A. Thompson
   *24.4       Power of Attorney of Stanley C. Brooks
   *24.5       Power of Attorney of Harvey Blomberg
    24.6       Power of Attorney of Jeannette Hagey
    27.1       Financial Data Schedule -- Capital Alliance Income Trust I
    27.2       Financial Data Schedule -- Capital Alliance Income Trust II
    27.3       Financial Data Schedule -- Capital Alliance Income Trust, A Real
               Estate Investment Trust
    28.1       Impound and Escrow Agreement
   *           To be filed by amendment.

Item 36. Undertakings

         The undersigned Registrant hereby undertakes to provide to the Managing Dealer at the closing specified in the Managing Dealer Agreement certificates, if any, in such denominations and registered in such names as required by the Managing Dealer to permit prompt delivery to each purchaser.

                                                                                                            Sequentially
Exhibit                                                                                                         Numbered
    No.                                                  Description                                                Page
    ---                                                  -----------                                                ----
     1.1       Form of Underwriting Agreement........................................................................128
     3.1       Charter Certificate of Incorporation and Amendment No. 1 .............................................144
     3.2       Bylaws of the Registrant..............................................................................153
    *4.1       Form of Stock Certificate of Common Shares of the Company............................................. --
     4.2       Form of Shareholder's Warrant Agreement...............................................................174
     4.3       Form of Underwriter's Warrant Agreement...............................................................187
    *4.4       Form of Common Warrant Certificate.................................................................... --
    *5.1       Opinion of Wilson, Ryan & Campilongo.................................................................. --
    *8.1       Opinion of Wilson, Ryan & Campilongo.................................................................. --
    10.1       Form of Management Agreement between the Registrant and Capital Alliance Advisors, Inc................200
    10.2       Form of Indemnity Agreement between the Registrant and its Directors and Officers.....................210
    10.3       Form of Loan Origination and Loan Servicing Agreement between the Registrant and
               Capital Alliance Advisors, Inc........................................................................216
    10.4       Form of Dividend Reinvestment Plan....................................................................222
    23.1       Consent of Wilson, Ryan & Campilongo..................................................................223
    23.2       Consent of Novogradac & Company LLP...................................................................224
    24.1       Power of Attorney of Thomas B. Swartz.................................................................225
    24.2       Power of Attorney of Dennis R. Konczal................................................................226
    24.3       Power of Attorney of Douglas A. Thompson..............................................................227
   *24.4       Power of Attorney of Stanley C. Brooks................................................................228
   *24.5       Power of Attorney of Harvey Blomberg..................................................................229
    24.6       Power of Attorney of Jeannette Hagey..................................................................230
    27.1       Financial Data Schedule -- Capital Alliance Income Trust I............................................232
    27.2       Financial Data Schedule -- Capital Alliance Income Trust II...........................................233
    27.3       Financial Data Schedule -- Capital Alliance Income Trust, a Real Estate Investment Trust..............234
    28.1       Impound and Escrow Agreement..........................................................................235

       *       To be filed by amendment.